UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Valero Energy Corporation
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Notice of 2026 Annual Meeting of Stockholders

The 2026 annual meeting of stockholders of Valero Energy Corporation is scheduled to be held in a virtual format as follows:

MEETING DATE & TIME:	MEETING SITE:	RECORD DATE:
Thursday, May 7, 2026 11 a.m., Central Time	www.virtualshareholdermeeting.com/VLO2026	March 11, 2026 (close of business)
The purpose of the annual meeting is to consider and vote on the following:
Voting Matters	Board Recommendation	Proxy Statement Disclosure Begins on

(1)Elect directors	FOR each director nominee	p.2

(2)Advisory vote to approve 2025 executive compensation	FOR	p.77

(3)Ratify KPMG LLP as independent auditor	FOR	p.78

(4)Other matters, if any, properly brought before the meeting

Valero Energy Corporation One Valero Way San Antonio, Texas 78249 March 19, 2026	By order of the Board of Directors, Jude A. Dworaczyk Corporate Secretary and SEC Counsel

About This Proxy Statement

Policies and Procedures
This proxy statement includes statements regarding various policies, standards, approaches, methodologies, procedures, processes, strategies, programs, initiatives, assessments, technologies, practices, metrics, and similar measures related to our sustainability and climate-related data, disclosures, targets, actions, performance, and compliance systems (collectively, “Policies and Procedures”). References to Policies and Procedures in this proxy statement do not represent guarantees or promises about their efficacy or continued implementation or use, or any assurance that any such Policies and Procedures will apply in every case. While we believe that our Policies and Procedures reflect our business strategy and are reasonable at the time made or used, as our business or applicable methodologies, standards, or regulations develop and evolve, we may revise or cease reporting or using certain Policies and Procedures if we determine that they are no longer appropriate, or we are otherwise required to do so. Such Policies and Procedures are subject to risks, uncertainties, and other factors, some of which are beyond our control and are difficult to predict, and there may be circumstances, factors, or considerations that may cause different implementation thereof, revised or discontinued use thereof, or exceptions in specific instances.
Cautionary Statement Concerning Forward-Looking Statements
This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, but not limited to, statements about Policies and Procedures. You can identify forward-looking statements by words such as “should,” “strive,” “pursue,” “potential,” “committed,” “advancing,” “developing,” “evaluating,” “intend,” “anticipate,” “forecast,” “on track,” “would,” “continue,” “aimed,” “considering,” “poised,” “focused,” “opportunity,” “scheduled,” “believe,” “estimate,” “expect,” “seek,” “could,” “may,” “target,” “goal,” “aspiration,” “plan,” and other similar expressions that convey the uncertainty of future events or outcomes. Forward-looking statements in this proxy statement also include those related to our publicly disclosed target regarding greenhouse gas (“GHG”) emissions reductions/displacements, expectations related to our low-carbon fuels strategy and businesses, outcomes from compensation incentives, and our board of directors composition, leadership, and oversight structure, expected timing of completion, cost, and performance of projects and strategic actions, future market, regulatory, and industry conditions, future capital allocation decisions, future operating and financial performance, expected timing or issuance of future disclosures, future production and manufacturing ability and size, and management of risks and uncertainties, among other matters. It is important to note that actual results could differ materially from those expressed, suggested, or forecasted in any forward-looking statements based on numerous factors, including those outside of our control, such as legislative or political changes or developments, market dynamics, cyberattacks, weather events, and other matters affecting our operations, financial performance, or the demand for our products. These factors also include, but are not limited to, the uncertainties that remain with respect to current or contemplated legal, political, or regulatory developments that are adverse to or restrict refining and marketing operations, that impose taxes or penalties on profits, windfalls, or margins, or require certain disclosures, global geopolitical and other conflicts and tensions, the impact of inflation on margins and costs, economic activity levels, tariffs, duties, sanctions, and other trade restrictions, and the adverse effects the foregoing may have on our business plan, strategy, operations, and financial performance. When considering these forward-looking statements, you should also consider the risk factors and other cautionary statements contained in our annual report on Form 10-K, quarterly reports on Form 10-Q, and other reports filed with the United States (“U.S.”) Securities and Exchange Commission (the “SEC”) and available on our website noted under “Available Information” below (under Investors > Financials > SEC filings). These risks could cause actual performance, results, and Policies and Procedures to differ materially from those expressed, suggested, or forecasted in any forward-looking statement. Such forward-looking statements speak only as of the date they are made and we do not intend to update these statements unless we are required by applicable securities laws to do so.
Available Information
Our website address is www.valero.com. This proxy statement references various disclosures and documents regarding various sustainability, climate, governance, compliance, and compensation matters, as well as certain third-party conclusions, reports, and data. Many of these and other disclosures and documents, such as our 2025 Report on Guiding Principles (previously our Environmental, Social, and Governance (“ESG”) report), information regarding our GHG emissions reductions/displacements, independent assurance, verifications, and validations, compensation and benefits agreements, plans, and policies, and our political activities are published on our website (under Investors > Governance & Engagement). These and any other disclosures and documents available on our website (regardless of the location), as well as those referenced elsewhere herein, are not themselves part of this proxy statement, are not “soliciting material,” are not deemed filed with the SEC, and are not to be incorporated by reference into any of our filings with the SEC (including this proxy statement), whether made before or after the date of this proxy statement and irrespective of any general incorporation language therein, unless specifically identified in such filing as being incorporated by reference in such filing. Third-party conclusions, reports, and data discussed in this proxy statement reflect the modeling, beliefs, assumptions, and outputs of their respective authors, not us, and their use, reference to, or inclusion herein is not an endorsement by us thereof. Any reference to our support of, alignment with, work with, or collaboration with a third party within this proxy statement does not constitute or imply an endorsement by us of any or all of the positions or activities of such third party. References to website URLs are intended to be inactive textual references only. Certain disclosures herein represent our good faith effort to address an array of broadly defined topics related to sustainability, climate, governance, compliance, and compensation of interest to certain stakeholders, and the inclusion herein or reference thereto is not necessarily an indication that such information, or related statements or matters, are material to investors or are required to be disclosed in our filings or reports with the SEC.

Overview of Our Risk Management and Oversight Structure	1	Human Resources and Compensation Committee Report	51
Proposal No. 1—Election of directors	2	Compensation Consultant Disclosures	52
Summary of Each Director Nominee’s Skills, Experience, and Attributes	3	Equity Compensation Plan Information	53
Nominees	4	Executive Compensation	54
How Our Board is Structured, Governed, and Operates	9	Summary Compensation Table	54
Our Directors’ Demonstrated Commitment in 2025	9	Grants of Plan-Based Awards	57
Overview of Our Board Committees	9	Outstanding Equity Awards at December 31, 2025	60
How We Maintain an Effective Board and Strong Director Performance	14	Option Exercises and Stock Vested	62
Annual Board and Committee Evaluation Process	14	Post-Employment Compensation	63
Director Rotation, Refreshment, and Retirement	14	Nonqualified Deferred Compensation	65
Director Overboarding Policy	15	Potential Payments Upon Termination or Change of Control	66
New Director Orientation and Onboarding	16	Director Compensation	69
Director Continuing Education	16	Pay Ratio Disclosure	71
Our Board’s Leadership Structure and Strong Independent Oversight	16	SEC Pay Versus Performance	72
Recent Transition of Our Chairman of the Board	16	Proposal No. 2—Advisory vote to approve compensation of named executive officers	77
The Role of Our CEO and Chairman	17	Proposal No. 3—Ratify appointment of KPMG LLP as independent auditor	78
Our Board’s Strong Counterbalance of Independent Leadership and Oversight	17	KPMG LLP Fees	79
Recent Transition of Our Independent Lead Director	17	Report of the Audit Committee for Fiscal Year 2025	80
The Role of Our Independent Lead Director	17	Additional Information—Board Independence, Related Party Matters, and Beneficial Ownership	81
Ongoing Evaluation and Consideration by the Board	17	2026 Annual Meeting of Stockholders—Important Voting and Meeting Information	84
How Our Board is Involved in CEO and Senior Executive Succession Planning	18	Miscellaneous	89
How Our Director Nominees are Selected	18	Governance Documents and Codes of Ethics	89
Additional Details on Our Risk Management and Oversight Structure	19	Stockholder Communications, Nominations, and Proposals	89
Additional Highlights—Low-Carbon Fuels, Cybersecurity/IT, and Compliance	21	Other Business	90
Risk Assessment of Compensation Programs	23	Financial Statements	90
Compensation Discussion and Analysis (including table of contents for section)	24	Householding	90
Executive Compensation in Summary	24	Transfer Agent	90
2025 Say-on-Pay Engagement Efforts and Response	26
Elements of Executive Compensation	36

Our Board is soliciting proxies to be voted at our annual meeting of stockholders to be held on May 7, 2026 (the “Annual Meeting”). The accompanying notice describes the time, place, and purpose of the Annual Meeting. Action may be taken at the Annual Meeting or on any date to which the meeting may be adjourned. Unless otherwise indicated, the terms “Valero,” “we,” “our,” and “us” in this proxy statement may refer to Valero Energy Corporation, to one or more of our consolidated subsidiaries and/or consolidated joint ventures, or to all of them taken as a whole. “Board” means our board of directors. Holders of record of our common stock, par value $0.01 (“Common Stock” or “Valero Common Stock”), at the close of business on March 11, 2026 (the “Record Date”) are entitled to vote on the matters presented at the Annual Meeting. Our Common Stock trades on the New York Stock Exchange (the “NYSE”) under the trading symbol “VLO.” Our proxy materials are first being sent or made available on or about March 19, 2026, to stockholders entitled to vote at the Annual Meeting. See also “2026 Annual Meeting of Stockholders—Important Voting and Meeting Information.”

OVERVIEW OF OUR RISK MANAGEMENT AND OVERSIGHT STRUCTURE

Below is an overview of our risk management and oversight structure. The risk management and key functions and areas of oversight and responsibility of our Board and its committees are discussed further under “How Our Board is Structured, Governed, and Operates” and “Additional Information—Board Independence, Related Party Matters, and Beneficial Ownership” below.

Full Board

•Risk management and oversight are responsibilities of the full Board. The full Board exercises such responsibilities directly and through its committees.
•Valero’s comprehensive liquid fuels strategy is one of several key areas overseen by the full Board.

Audit Committee	Human Resources and Compensation Committee	Nominating and Corporate Governance Committee	Sustainability and Public Policy Committee

Key functions and areas of oversight and responsibility include Valero’s:
•financial statements and public financial information integrity;
•compliance with legal and regulatory requirements, with a focus on those with the potential to impact its financial statements or accounting policies;
•policies and guidelines concerning financial risk exposures and the steps management has taken to monitor and control such exposures;
•global compliance and ethics program, and annual compliance plan;
•independent auditor and internal audit function; and
•initiatives and strategies with respect to cybersecurity and information technology (“IT”) risks.

Key functions and areas of oversight and responsibility include:
•risks and other matters related to Valero’s compensation and talent management programs, policies, and strategies, including Valero’s benefit plans;
•management succession planning for Valero’s Chief Executive Officer (“CEO”) and other senior executives;
•Valero’s initiatives and strategies in the areas of human capital management and leadership development; and
•compliance with Valero’s Stock Ownership and Retention Guidelines.

Key functions and areas of oversight and responsibility include:
•ensuring that the Board and its committees have the necessary mix of knowledge, skills, experience, and other attributes;
•identifying and recommending qualified director nominees;
•developing and recommending a set of corporate governance principles applicable to Valero;
•the Board’s and its committees’ annual self-evaluation of performance;
•Valero’s new director orientation and director continuing education programs; and
•reviewing and acting on any related-party transactions.

Key functions and areas of oversight and responsibility include:
•health, safety, and environmental (“HSE”) matters;
•sustainability and climate-related risks and opportunities;
•corporate responsibility and reputation management;
•social, community, and public policy strategies and initiatives;
•political issues, including political contributions and lobbying activities; and
•compliance with legal and regulatory requirements for the operations of the company.

Valero’s Management/Employees

Ways that our management/employees engage in day-to-day risk identification and management, and promote safety, include:
•executing our risk identification and management programs, plans, and systems, such as our Commitment to Excellence Management System (CTEMS), Environmental Excellence and Risk Assessment (EERA), and Fuels Management System (FMS);
•taking an interdisciplinary approach that coordinates the views of various teams and subject matter experts (“SMEs”) across Valero, and facilitates continual communication on risk-related matters; and
•reporting to the Board and its committees, and engaging with stockholders and stakeholders throughout the year.

2026 PROXY STATEMENT	1

PROPOSAL NO. 1—Election of directors

(ITEM 1 ON THE PROXY CARD)

☑	The Board recommends that Valero’s stockholders vote “FOR” each director nominee
Annual Election/Non-Classified Board. We do not have a classified Board. Each of our continuing directors stands for election every year at the annual meeting of stockholders. If elected at the Annual Meeting, all of the nominees listed below will serve as director for a one-year term expiring at the 2027 annual meeting of stockholders.
Majority Voting, General Effect of the Vote, and Proxies. Under our bylaws, each director is to be elected at the Annual Meeting by the vote of the majority of the votes cast at the Annual Meeting. For this purpose, a “majority of the votes cast” means that the number of shares voted “for” a director’s election exceeds 50 percent of the number of votes cast with respect to that director’s election. Votes “cast” exclude abstentions. If any nominee is unavailable as a candidate at the time of the Annual Meeting, either the number of directors constituting the full Board will be reduced to eliminate the resulting vacancy, or, to the extent permissible, the persons named as proxies in the proxy card will use their best judgment in voting such proxies at the Annual Meeting for any available nominee. See “2026 Annual Meeting of Stockholders—Important Voting and Meeting Information” below for additional information, including with respect to the voting standard, the general effect of the vote, and proxies.
Information Concerning Our Director Nominees. The Board (upon recommendation from the Nominating and Corporate Governance Committee) has nominated the 10 individuals listed below in this “Proposal No. 1—Election of directors” for election as a director at the Annual Meeting. There is no family relationship between any of our executive officers, directors, or director nominees. There is no arrangement or understanding between any director or any other person pursuant to which the director was or is to be selected as a director or nominee. Proxies cannot be voted for a greater number of persons than the number of nominees named. Additional information with respect to such nominees is set forth or referenced below in this “Proposal No. 1—Election of directors.” Age and tenure data below are as of December 31, 2025.

2	2026 PROXY STATEMENT

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Summary of Each Director Nominee’s Skills, Experience, and Attributes
The table below provides a summary of certain competencies and attributes of the director nominees and the reason such competencies are important to Valero and in selecting each director nominee. The lack of an indicator for an item does not mean that the director does not possess that skill or experience. Rather, the indicator represents that the item is a key skill and experience that the director brings to the Board. The backgrounds, skills, experience, and other attributes of our director nominees are further described in the nominees’ respective biographies set forth under “Nominees” below and informed the Board in its decision to nominate such individuals as director nominees for the Annual Meeting.

	Diaz	Eberhart	Ffolkes	Greene	Majoras	Mullins	Reymond	Riggs	Weisenburger	Wilkins	TOTAL

SKILLS, EXPERIENCE, AND ATTRIBUTES
CEO/LEADERSHIP adds to the Board’s leadership ability and understanding of operations and strategy	●	●	●	●	●	●	●	●	●	●	10
ENERGY INDUSTRY is important in assessing and managing the risks and opportunities our business faces	●	●	●	●	●	●	●	●			8
Upstream		●				●		●			3
Midstream/Logistics		●	●	●		●	●	●			6
Downstream/Industrial Gas/Utilities		●	●	●	●	●	●	●			7
HSE supports oversight of HSE matters and provides valuable knowledge and perspective on providing safe and responsible operations	●	●	●	●	●	●	●	●	●	●	10
FINANCE AND ACCOUNTING is valuable in evaluating and overseeing our financial statements, capital structure and allocation, and financial risks and strategy	●	●	●	●		●		●	●	●	8
HUMAN CAPITAL MANAGEMENT supports oversight on matters such as succession planning, talent and leadership development, retention, compensation, and employee initiatives and strategies	●	●	●	●	●	●	●	●	●	●	10
CORPORATE GOVERNANCE provides insight in fostering operational excellence, disciplined capital management, and long-term value, while also facilitating strong Board performance	●	●	●	●	●	●	●	●	●	●	10
SUSTAINABILITY supports oversight of the sustainability and climate-related risks and opportunities we face, and is valuable to maintaining our license to operate	●	●	●	●	●	●	●	●	●	●	10
CYBERSECURITY/IT provides important knowledge and perspective in evaluating and overseeing the cyber and IT risks and opportunities we face		●	●	●	●				●	●	6
GLOBAL BUSINESS provides valuable business knowledge and perspective on our international operations and global markets and dynamics	●	●	●		●		●	●	●	●	8
GOVERNMENT, LEGAL, REGULATORY, AND COMPLIANCE contributes to the Board’s ability to guide us through complex legal, regulatory, and public policy matters, and supports our commitment to compliance, ethics, and integrity	●	●		●	●		●	●	●	●	8
RISK MANAGEMENT contributes to the identification, assessment, and prioritization of the risks we face	●	●	●	●	●	●	●	●	●	●	10
INDEPENDENT represents directors who are independent under SEC and NYSE standards	●	●	●	●	●	●	●		●	●	9

Men	Women	White	Black/African American	Hispanic /Latino	50s	60s	70s	< 6	7-10	11-15
					Years			Years Tenure

2026 PROXY STATEMENT	3

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Nominees

FRED M. DIAZ

Featured experience, qualifications, and attributes:
•GLOBAL BUSINESS, AUTO INDUSTRY, AND RISK MANAGEMENT – experience as President, Chief Executive Officer and Chairman of the Board of Directors of Mitsubishi Motors North America, Inc. from April 2018 to April 2020 (when he retired), and as General Manager, Performance Optimization Global Marketing and Sales of Mitsubishi Motors Corporation in Tokyo, Japan from July 2017 to April 2018. From April 2013 to July 2017, Mr. Diaz served in a number of roles for Nissan Motor Corporation, including Division Vice President & General Manager - North American Trucks and Light Commercial Vehicles, Sr. Vice President Sales & Marketing and Operations, and Division Vice President, Sales & Marketing and Parts & Service. Mr. Diaz also served in several roles for Fiat Chrysler Automobiles (FCA) from 2004 to April 2013, including President and CEO of the Ram Truck Brand, President and CEO of Chrysler Mexico, Head of National Sales, Regional Managing Director of the Denver Business Center, and Director of Dodge Brand Marketing Communications.
•SUSTAINABILITY AND HUMAN CAPITAL MANAGEMENT – experience through his leadership and management roles in the auto sector noted above, his current service on the boards of other public companies, including a company focused on designing and developing an electric taxi aircraft (Archer Aviation Inc.), and his current service as a member of sustainability, human resources, audit, and compensation committees for the public companies listed below.
•FINANCE AND ACCOUNTING – expertise through his experience noted above as CEO for several companies in the auto sector, where the understanding of and accountability for accurate financial statements and reporting was crucial, and his audit committee service noted above.
•GOVERNANCE – experience through his board and executive roles noted above, and his service as a Board Director Member of the Latino Corporate Directors Association (LCDA), and a National Association of Corporate Directors (NACD) Full Board Member and Certified Board Leadership Fellow.
Other public company boards (current): Archer Aviation Inc., SiteOne Landscape Supply, Inc. (f/k/a John Deere Landscapes LLC), and Smith & Wesson Brands, Inc.
Prior public company boards (last five years): None

Age: 60 Director Since: 2021 Committee: Audit Independent

H. PAULETT EBERHART

Featured experience, qualifications, and attributes:
•GLOBAL BUSINESS LEADERSHIP AND GOVERNANCE – experience as Board Chair and CEO of HMS Ventures (since 2014), a privately held business involved with technology services and the acquisition and management of real estate. From 2011 through March 2014, she served as President and CEO of CDI Corp., a provider of engineering and IT outsourcing and professional staffing services that was then a public company. She served as a consultant to CDI Corp. from April 2014 to December 2014, and as Board Chair and CEO of HMS Ventures from January 2009 to January 2011. Prior to that, she served as President and CEO at Invensys Process Systems, Inc. (“Invensys”), a process automation company (2007 to 2009), and had an extensive career at Electronic Data Systems Corporation (“EDS”) (1978 to 2004), an IT and business process outsourcing company, where she was President of Americas (2003 to March 2004), and President of Solutions Consulting (2002 to 2003). While at Invensys and EDS, she led businesses with clients across the globe.
•CYBERSECURITY/IT, FINANCE, AND ACCOUNTING – strong knowledge of the intersection of technology, data, and finance from over four decades of experience in various executive, financial, and operational roles in the technology services and IT sectors noted above, and her current board and audit committee service at KORE Group Holdings, Inc. (“KORE”), a public company focused on Internet of Things solutions, and LPL Financial Holdings Inc. (“LPL”), a public company focused on the financial advisor-mediated marketplace. She is also a Certified Public Accountant.
•ENERGY INDUSTRY AND SUSTAINABILITY – experience from over a decade of board service in the energy industry, including her former service on the boards of Anadarko Petroleum Corporation (“Anadarko”), Vine Energy Inc. (“Vine”), Cameron International Corporation, and Jonah Energy LLC.
•COMPLIANCE, RISK MANAGEMENT, HSE, AND HUMAN CAPITAL MANAGEMENT – expertise through her leadership experience noted above, her current and prior service on the boards of other public companies, including her current service as a member of the compensation committees of Fluor Corporation (“Fluor”) and LPL, the commercial strategies and operational risk committee of Fluor, the audit committee of KORE, and the audit and risk committee of LPL, which she chairs. She previously chaired the HSE committee of Vine, and the governance and risk committee of Anadarko (committee responsibilities included HSE oversight), and was also the lead director of Anadarko.
Other public company boards (current): Fluor, KORE, and LPL
Prior public company boards (last five years): Vine

Age: 72 Director Since: 2016 Committees: Audit (Chair); and Sustainability and Public Policy Independent Lead Director

4	2026 PROXY STATEMENT

PROPOSAL NO. 1—ELECTION OF DIRECTORS

MARIE A. FFOLKES

Featured experience, qualifications, and attributes:
•GLOBAL BUSINESS LEADERSHIP – expertise as a current managing partner at GenNx360 Capital Partners, a private equity firm (since October 2023). Previously, she served as CEO of Axxelist LLC, a technology real estate company she founded (from December 2021 to December 2023), and as CEO of TriMark USA, LLC (“TriMark”) (from January 2020 to December 2021). She was born in Jamaica and has lived and worked in Brazil, China, France, Japan, Korea, Brussels, the United Kingdom (the “U.K.”), and the U.S.
•INDUSTRIAL GAS, AUTO INDUSTRY, HSE, AND CYBERSECURITY/IT – expertise through her experience as President, Industrial Gases, Americas of Air Products & Chemicals, Inc. (“Air Products”) from May 2015 to January 2020. From 2011 to May 2015, she served in various executive and senior leadership roles at Tenneco, Inc., including in its group responsible for providing clean air and ride performance products and systems for auto original equipment markets. From 2003 to 2011, she served in various senior leadership roles at Johnson Controls International plc. While at Air Products, she implemented SAP ERP and cybersecurity, and at TriMark, she expanded and deployed enterprise risk management policies to provide oversight on financial, cybersecurity, and regulatory frameworks.
•SUSTAINABILITY – expertise through her former service as an appointed member of the Hydrogen and Fuel Cell Technical Advisory Committee, which was established to advise the U.S. Secretary of Energy on the U.S. Department of Energy's hydrogen research, development, and demonstration efforts. While at Air Products, she also attracted business-to-business customers through innovation in sustainable products and programs, such as renewable fuels, hydrogen fueling, carbon sequestration, and with respect to renewables and carbon-emissions regulations, to achieve better outcomes for environmental sustainability.
•GOVERNANCE AND HUMAN CAPITAL MANAGEMENT – expertise through her leadership experience noted above, and her current service on the board of Masco Corporation, a public global manufacturing company, where she formerly served on the compensation and talent management committee, and currently serves as chair of the corporate governance and nominating committee. She also serves on the Global Advisory Board of the Jerome A. Chazen Institute for Global Business at Columbia Business School.
Other public company boards: Masco Corporation
Prior public company boards (last five years): None

Age: 54 Director Since: 2022 Committee: Nominating and Corporate Governance Independent

KIMBERLY S. GREENE

Featured experience, qualifications, and attributes:
•ENERGY BUSINESS LEADERSHIP – experience as Board Chair, CEO, and President of Georgia Power Company (since March 31, 2023), and as Board Chair, CEO, and President of Southern Company Gas (from June 2018 to March 30, 2023). She served as Executive Vice President and Chief Operating Officer of the Southern Company from 2014 to May 2018. Prior to that, she was President and CEO of Southern Company Services, Inc. From 2007 to 2013, Ms. Greene served in executive roles with the Tennessee Valley Authority (“TVA”), including Chief Financial Officer, Chief Generation Officer, and Group President, Strategy and External Relations.
•SUSTAINABILITY, HSE, AND CYBERSECURITY/IT – expertise through her various leadership and management roles in the natural gas and utilities sector noted above, including on issues related to safety, emerging technologies, innovation, and STEM-related education, her involvement with various renewables projects and technologies at Southern Company and its affiliates, and through her former service on the boards of the American Gas Association (an organization committed to reducing GHG emissions through innovation, infrastructure, and technologies) and the Gas Technology Institute (an organization focused on advancing decarbonization solutions). Ms. Greene also previously served as an Oil & Natural Gas Liaison Co-Lead for the Electric Subsector Coordinating Council, which is the principal liaison between the U.S. federal government and the energy sector concerning national-level disasters or threats to critical infrastructure (including cybersecurity).
•FINANCE, RISK MANAGEMENT, COMPLIANCE, AND REGULATORY – experience through her leadership roles at Southern Company and its affiliates and the TVA noted above.
•GOVERNANCE AND HUMAN CAPITAL MANAGEMENT – experience through her leadership roles noted above, where she has been intimately involved in governance matters, succession planning, talent and leadership development, retention, compensation, and diversity and inclusion initiatives and strategies. She serves on the boards of the Atlanta Committee for Progress, Metro Atlanta Chamber of Commerce, Georgia Research Alliance, Nuclear Electric Insurance Limited, Children’s Healthcare of Atlanta, Georgia Historical Society, and Woodruff Arts Center, and as a member of the Rotary Club of Atlanta.
Other current or prior public company boards (last five years): None

Age: 59 Director Since: 2016 Committees: Nominating and Corporate Governance (Chair); and Sustainability and Public Policy Independent

2026 PROXY STATEMENT	5

PROPOSAL NO. 1—ELECTION OF DIRECTORS

DEBORAH P. MAJORAS

Featured experience, qualifications, and attributes:
•GLOBAL BUSINESS LEADERSHIP AND SUSTAINABILITY – experience as a board member of American Express Company (“AMEX”) (since July 2022), a public globally integrated payments company, and as a non-executive director of the Brunswick Group (since September 2023), a strategic advisory firm focused on critical issues and stakeholders at the center of business, politics, and society. From July 2022 to September 2022 (when she retired), she was President and Advisor to the CEO at The Procter & Gamble Company (“P&G”). She previously served as Chief Legal Officer and Secretary of P&G (from 2010 to July 2022), and joined P&G as Senior Vice President and General Counsel in 2008. While at P&G she served on P&G’s Global Leadership Council and its ESG Executive Council, and co-created and co-ran P&G’s “Citizenship” program, which was the precursor to ESG at P&G.
•GOVERNMENT, REGULATORY, ENERGY INDUSTRY, AND CYBERSECURITY/IT – experience through her leadership roles and experience at P&G noted above and in private practice, her experience as Chair of the U.S. Federal Trade Commission (“FTC”) from 2004 until 2008, and her service as Deputy Assistant Attorney General in the U.S. Department of Justice (“DOJ”), Antitrust Division, from 2001 to 2004. While Chair of the FTC, she gained experience in areas such as oil and gasoline markets, intellectual property, data security, and protecting consumers from cyber and IT risks, such as identity theft, spyware, and deceptive spam. While at the DOJ, she oversaw matters across a range of industries, including software, financial networks, media and entertainment, and industrial equipment. She joined the Jones Day law firm in 1991 and became a partner in 1999.
•HUMAN CAPITAL MANAGEMENT – experience through her business leadership experience at P&G noted above, where she oversaw a global legal group of over 500 people, served on P&G’s Equality & Inclusion Council, and created and led P&G’s post-COVID-19 employee well-being program. She also managed over 1,000 employees while Chair of the FTC, supervised and managed hundreds of lawyers and other individuals during her service with the DOJ noted above, and previously served on the board of the Leadership Council on Legal Diversity.
•GOVERNANCE AND RISK MANAGEMENT – experience through her leadership roles noted above, including her current role as a non-executive director of the Brunswick Group, her current board and committee service at AMEX, where she serves on the nominating, governance and public responsibility committee and the risk committee, and her current service on the boards of the Ladies Professional Golf Association, the First Tee Foundation, the University of Virginia Law School Foundation, and Westminster College.
Other public company boards (current): AMEX
Prior public company boards (last five years): None

Age: 62 Director Since: 2012 Committees: Sustainability and Public Policy (Chair); and Nominating and Corporate Governance Independent

ERIC D. MULLINS

Featured experience, qualifications, and attributes:
•ENERGY BUSINESS LEADERSHIP – experience as Chairman and CEO of Lime Rock Resources, a company that he co-founded in 2005, which acquires, operates, and improves lower-risk oil and natural gas properties. Mr. Mullins oversees all strategic, financial, and operational aspects of the Lime Rock Resources funds. From May 2011 through October 2015, he also served as the Co-Chief Executive Officer and Chairman of the Board of Directors of LRE GP, LLC, the general partner of LRR Energy, L.P., an oil and natural gas company.
•FINANCE AND ACCOUNTING – expertise as a former Managing Director in the Investment Banking Division of Goldman Sachs, where he led numerous financing, structuring, and strategic advisory transactions in the division’s Natural Resources Group. He also served as chair of the audit committee of Anadarko and on the audit committees of PG&E Corporation (“PG&E”) and ConocoPhillips.
•SUSTAINABILITY, HSE, AND RISK MANAGEMENT – experience through his role as Chairman and CEO of Lime Rock Resources, where he has responsibility for the company’s ESG efforts, with focus areas including reducing GHG emissions related to the company’s day-to-day operations, eliminating natural gas flaring and methane leaks, plugging and abandoning of non-producing wells, and reducing spills in and around operating sites. He also has experience through his leadership roles discussed above, his former service as chair of the public policy and sustainability committee of ConocoPhillips, and his former service on the safety and nuclear oversight committee of PG&E.
•GOVERNANCE – expertise through his leadership experience noted above, his former service on other public company boards, and his current service on the board of trustees of the Baylor College of Medicine and the Wheeler Avenue Baptist Church, and on the board of directors of the Greater Houston Partnership.
Other public company boards (current): None
Prior public company boards (last five years): ConocoPhillips

Age: 63 Director Since: 2020 Committees: Audit; and Human Resources and Compensation Independent

6	2026 PROXY STATEMENT

PROPOSAL NO. 1—ELECTION OF DIRECTORS

ROBERT L. REYMOND

Featured experience, qualifications, and attributes:
•GLOBAL ENERGY BUSINESS LEADERSHIP – experience through his more than 25-year career at Burns & McDonnell, Inc. (“Burns & McDonnell”), a privately held full-service engineering, architecture, construction, environmental, and consulting solutions firm with global operations. He served as Chief Operating Officer of the Energy Group of Burns & McDonnell (from January 2024 until his retirement at the end of 2024), and prior to that he served as President, Oil, Gas & Chemical (from 2015 until January 2024) and held several other leadership roles where he led some of the firm’s largest and most complex energy projects. He also previously served on the boards of Burns & McDonnell (from January 2018 until the end of 2024) and Houston Wire and Cable Company, a former publicly traded provider of industrial products targeting markets such as utilities, infrastructure, and oil and gas.
•REFINING AND MARKETING, HSE, REGULATORY, AND RISK MANAGEMENT – experience through his leadership roles at Burns & McDonnell noted above, where he oversaw the firm’s oil, gas, and chemicals businesses for nearly a decade and gained extensive experience in managing complex engineering and construction projects across multiple segments of the energy industry, including refining, low-carbon fuels, midstream and logistics, chemicals, and power.
•SUSTAINABILITY – experience from his oversight of Burns & McDonnell’s oil, gas, and chemicals businesses noted above, which also provided services for renewable diesel and low-carbon fuels projects, and areas such as carbon capture and sequestration, advanced recycling, hydrogen and ammonia, and wastewater. Mr. Reymond also founded Burns & McDonnell’s nuclear business and was previously an officer in the U.S. Navy’s nuclear power program.
•GOVERNANCE AND HUMAN CAPITAL MANAGEMENT – experience from his leadership experience discussed above, his previous service on the board of Houston Wire and Cable Company, including as a member of its audit committee and strategy and operations committee, and his current service as Chairman of the Veterans Community Project.
Other current or prior public company boards (last five years): None

Age: 60 Director Since: 2025 Committee: Nominating and Corporate Governance Independent

R. LANE RIGGS

Featured experience, qualifications, and attributes:
•GLOBAL ENERGY BUSINESS LEADERSHIP AND GOVERNANCE – experience through his service as Valero’s Chairman (since the close of business on December 31, 2024), CEO and President and a member of the Board (since the close of business on June 30, 2023), President and Chief Operating Officer (from January 23, 2020 through June 30, 2023), where his responsibilities included refining, logistics, and low-carbon fuels operations, Executive Vice President and Chief Operating Officer, his extensive experience in global commodity markets while leading Valero’s supply optimization and crude and feedstock supply groups, and the other roles he has held with Valero noted below. He also previously served on the board of the general partner of Valero Energy Partners LP, a former public midstream and logistics focused master limited partnership, and on the board of Valero’s renewable diesel joint venture. As a key member of Valero’s management team, Mr. Riggs has long played a vital role in developing and implementing the strategies that Valero has steadfastly executed for over a decade, which have been pivotal to Valero’s ability to provide peer-leading performance and stockholder returns.
•REFINING AND MARKETING, HSE, REGULATORY, AND RISK MANAGEMENT – experience through his decades of service at Valero, where he began his career as a Process Engineer at Valero’s McKee refinery, and subsequently held numerous leadership positions overseeing refining operations, supply optimization and crude and feedstock supply, and planning and economics, before becoming Valero’s CEO and President. Additionally, under Mr. Riggs’ leadership as Chief Operating Officer noted above, Valero’s refining operations dramatically improved in safety, reliability, cost management, and environmental measures.
•HUMAN CAPITAL MANAGEMENT AND SUSTAINABILITY – experience through his various leadership roles at Valero and its renewable diesel joint venture noted above. As Valero’s President and Chief Operating Officer, his responsibilities included low-carbon fuels operations and the oversight of our renewable diesel expansion project in St. Charles, Louisiana, and the construction of our renewable diesel plant in Port Arthur, Texas. He has also been intimately involved in the strategic planning and capital decisions involving Valero’s low-carbon fuels businesses.
Other current or prior public company boards (last five years): None

Age: 60 Director Since: 2023 Chairman, Chief Executive Officer and President

2026 PROXY STATEMENT	7

PROPOSAL NO. 1—ELECTION OF DIRECTORS

RANDALL J. WEISENBURGER

Featured experience, qualifications, and attributes:
•GLOBAL BUSINESS LEADERSHIP, FINANCE, AND ACCOUNTING – expertise as the managing member of Mile 26 Capital, LLC, an investment fund based in Greenwich, Connecticut (since 2014), and his service from 1998 through 2014 as Executive Vice President and CFO of Omnicom Group Inc. (“Omnicom”), a public global media, marketing, and communications company. Prior to joining Omnicom, he was a founding member of Wasserstein Perella and a former member of First Boston Corporation. At Wasserstein Perella, he specialized in private equity investing and leveraged acquisitions, and in 1993, he became President and CEO of the firm’s private equity subsidiary. He also held various roles within Wasserstein Perella’s portfolio companies including, among others, Vice Chairman of Maybelline Inc. and Chairman of American Law Media.
•SUSTAINABILITY, HSE, AND CYBERSECURITY/IT – experience through his current service and leadership positions on the board of MP Materials Corp. (“MP Materials”), a public company that produces specialty materials that are vital inputs for electrification and other advanced technologies, and states that it currently owns and operates the only rare earth mining and processing site of scale in North America. He currently serves as chair of MP Materials’ audit committee (which oversees ESG and cybersecurity), chair of Corsair Gaming, Inc.’s (“Corsair Gaming”) audit committee (which oversees cybersecurity), and as a member of the health, environmental, safety & security committee of Carnival Corporation and Carnival plc (“Carnival”) (which oversees sustainability). Additionally, during his service as CFO of Omnicom noted above, he helped oversee the company’s efforts in the areas of corporate ethics, enterprise risk management, and global corporate social responsibility.
•HUMAN CAPITAL MANAGEMENT AND COMPENSATION – experience through his role as CFO of Omnicom noted above, where he led efforts to continually develop the skills of the company’s finance and operating personnel, and implemented programs for their continuing professional development. He also currently serves as a member of MP Materials’ compensation committee, and as chair of the compensation committee of Carnival.
Other public company boards (current): Carnival, Corsair Gaming, and MP Materials
Prior public company boards (last five years): None

Age: 67 Director Since: 2011 Committee: Human Resources and Compensation Independent

RAYFORD WILKINS, JR.

Featured experience, qualifications, and attributes:
•GLOBAL BUSINESS LEADERSHIP, CYBERSECURITY/IT, AND RISK MANAGEMENT – expertise as CEO of Diversified Businesses of AT&T Inc., where he was responsible for international investments, AT&T Interactive, AT&T Advertising Solutions, customer information services, and the consumer wireless initiative in India. He retired from AT&T at the end of March 2012. Mr. Wilkins held several other leadership positions at AT&T and its predecessor companies, including Group President and CEO of SBC Enterprise Business Services and President and CEO of SBC Pacific Bell. In these roles with AT&T and its predecessor companies, his responsibilities also included oversight of sales, customer care, data solutions engineering, consulting and operations of the company’s advanced data and intellectual property networks, network services and integration, and information services.
•HUMAN CAPITAL MANAGEMENT, COMPENSATION, AND SUSTAINABILITY – expertise through his service as the chair of Valero’s Human Resources and Compensation Committee, during which time he has been integral to Valero’s progress in linking pay with HSE and sustainability performance. Mr. Wilkins also currently serves as chair of the compensation and human resources committee of Caterpillar Inc. (“Caterpillar”), and as a member of the compensation, management development and succession committee of Morgan Stanley, and chair of its governance and sustainability committee. Additionally, he currently serves on the Institute for Inclusion Advisory Board at Morgan Stanley.
•GOVERNANCE – expertise through his business leadership experience noted above, his current board service noted above, and his service as a lifetime member of the Advisory Council of the McCombs School of Business at the University of Texas at Austin.
Other public company boards (current): Caterpillar and Morgan Stanley
Prior public company boards (in last five years): None

Age: 74 Director Since: 2011 Committees: Human Resources and Compensation (Chair); and Sustainability and Public Policy Independent
For information regarding the nominees’ independence, Common Stock holdings, compensation, and other arrangements, as applicable, see “Compensation Discussion and Analysis,” “Director Compensation,” and “Additional Information—Board Independence, Related Party Matters, and Beneficial Ownership” below.

8	2026 PROXY STATEMENT

HOW OUR BOARD IS STRUCTURED, GOVERNED, AND OPERATES

Our Directors’ Demonstrated Commitment in 2025

2025 BOARD, COMMITTEE, AND ANNUAL MEETING ATTENDANCE
Annual Meeting. All Board members are expected to attend the Annual Meeting. All directors then serving on the Board attended Valero’s 2025 annual meeting of stockholders.
Board and Committee Meetings. In 2025, the Board held seven meetings and its committees held 18 total meetings. No director attended less than 75 percent of the meetings of the Board and committees of which he or she was then serving as a member.

In 2025, we had more than 97 percent aggregate average attendance at Board meetings and more than 98 percent aggregate average attendance at Board and committee meetings in total.

2025 ACCOMPLISHMENTS AND HIGHLIGHTS
In 2025, some of the key accomplishments and highlights that the Board’s oversight helped enable included:1
Financial
•earned net income attributable to Valero stockholders of $7.57 per share, assuming dilution, and the third highest adjusted earnings per share (“EPS”) in company history;
•returned $4.0 billion in cash to stockholders;
•increased Valero’s dividend to $1.13 per share in January 2025 (and again to $1.20 per share in January 2026);
Operational
•achieved Valero’s highest-ever refinery mechanical availability, refining throughput, and ethanol production;
•achieved Valero’s best-ever refinery total recordable incident rate (“TRIR”) for employees and employees and contractors on a combined basis and second best-ever Tier 1 API Process Safety performance in the refining segment;
•achieved Valero’s best-ever company-wide environmental performance and second best-ever refinery environmental performance, as measured through our Environmental Scorecard Incidents metric (on a weighted basis);
Other
•offered all employees in good standing at Valero’s Benicia refinery continued employment within Valero, many of whom accepted, demonstrating our commitment to our employees and strong company culture; and
•successfully transitioned the Chairman role to Mr. Riggs (as of the close of business on December 31, 2024), Lead Director role to Ms. Eberhart (on February 26, 2025), and Chief Financial Officer role to Homer S. Bhullar (as of January 1, 2026).

Overview of Our Board Committees

Our Board has four committees: (1) Audit Committee; (2) Human Resources and Compensation Committee; (3) Nominating and Corporate Governance Committee; and (4) Sustainability and Public Policy Committee.	The committees’ respective charters are available on our website at: www.valero.com ▶ Investors ▶ Governance & Engagement

Committee Structure/Composition Highlights

Independence. Each member of our Board committees is “independent” under applicable regulations/standards.
Oversight of Key Areas. The duties and responsibilities of our committees collectively assist the Board with oversight over key areas, such as Valero’s comprehensive liquid fuels strategy and matters related to HSE, public policy, sustainability, governance, compliance, financial reporting, cybersecurity/IT, Board effectiveness, succession planning, and human capital management.

1 TRIR is defined as the number of recordable injuries per 200,000 working hours. Adjusted EPS is not defined under U.S. generally accepted accounting principles (“GAAP”). See “Compensation Discussion and Analysis—Elements of Executive Compensation—Annual Incentive Bonus” below for more information on this metric (including a reconciliation to 2025 EPS attributable to Valero stockholders, assuming dilution), as well as the other financial and operational items noted in these bullets.

2026 PROXY STATEMENT	9

HOW OUR BOARD IS STRUCTURED, GOVERNED, AND OPERATES

AUDIT COMMITTEE
Current Audit Committee Members:

H. Paulett Eberhart (Chair)	Fred M. Diaz	Eric D. Mullins

2025 Meetings. The Audit Committee met five times in 2025.
Key Functions and Responsibilities. The committee’s key functions and areas of oversight and responsibility include: (i) financial statement integrity and legal/regulatory compliance with a focus on potential impacts to our financial statements and accounting policies; (ii) financial risk management and exposure; (iii) compliance, ethics, and corporate misconduct; (iv) Valero’s independent auditor; (v) Valero’s internal audit function; and (vi) cybersecurity and IT risks, which are further described in the committee’s charter. We make additional disclosures about the Audit Committee under “Overview of Our Risk Management and Oversight Structure” above, in connection with “Proposal No. 3—Ratify appointment of KPMG LLP as independent auditor” below, under “Additional Details on Our Risk Management and Oversight Structure” below in this section, and under “Additional Information—Board Independence, Related Party Matters, and Beneficial Ownership” below.
Audit Committee Financial Experts. The Board has determined that each member of the committee is an “audit committee financial expert” (as defined by the SEC). For more information on the skills, experience, and other attributes of the Audit Committee members see “Proposal No. 1—Election of directors” above.
2025 Accomplishments and Highlights. In 2025, some of the key accomplishments and highlights of the committee’s activities throughout the year or that its oversight helped enable included the following:
•oversaw Valero’s SAP financial systems upgrade, which was successfully completed on time and on budget;
•continued its oversight of Valero’s cybersecurity and IT practices and risks, including again receiving and discussing an annual cybersecurity/IT update report, and periodically reviewing and discussing the use of data, technology, and artificial intelligence (“AI”) by Valero and its independent auditor;
•reviewed and discussed critical accounting and financial reporting matters related to Valero’s Benicia refinery;
•continued an enhanced annual process to formally evaluate the performance of Valero’s independent auditor and held an executive session with Valero’s independent auditor at every committee meeting;
•reviewed and discussed the impacts of various regulatory and other developments on Valero’s financial statements and public disclosures;
•continued an enhanced process for reviewing Valero’s earnings release information prior to issuance;
•promoted Valero’s efforts with respect to accurate and timely financial statement reporting, including through periodic reports and discussions regarding Valero’s controls and procedures framework, Sarbanes-Oxley compliance, financial reporting, internal audit, and financial statement integrity initiatives;
•oversaw the execution of Valero’s 2025 internal audit plan, with services covering matters related to Valero’s low-carbon fuels, data privacy, cybersecurity efforts, and trading and commercial risk, among others;
•continued focus placed on enterprise risk management, including by reviewing and discussing Valero’s (i) insurance and risk management framework; (ii) implementation and completion of an internal threat assessment of hundreds of individuals with access to critical infrastructure; (iii) increased drone surveillance and mitigation efforts over refinery airspace; and (iv) continued enhancement and progression of its third-party due diligence program; and
•received quarterly updates on Valero’s ethics helpline activity, referable compliance issues, company policy updates, and other compliance initiatives and efforts.

10	2026 PROXY STATEMENT

HOW OUR BOARD IS STRUCTURED, GOVERNED, AND OPERATES

HUMAN RESOURCES AND COMPENSATION COMMITTEE
Current Human Resources and Compensation Committee Members:

Rayford Wilkins, Jr. (Chair)	Eric D. Mullins	Randall J. Weisenburger

2025 Committee Member Changes. In February 2025, Mr. Mullins also became a member of the committee. Robert A. Profusek previously served on the committee in 2025 until his retirement from the Board effective at the 2025 annual meeting of stockholders.
2025 Meetings. The Human Resources and Compensation Committee met four times in 2025.
Key Functions and Responsibilities. The committee’s key functions and areas of oversight and responsibility include: (i) Valero’s compensation programs, policies, and strategies; (ii) succession planning for Valero’s CEO and other senior executives; (iii) talent management and compensation-related risks; (iv) human capital management and leadership development; and (v) stock ownership and retention, which are further described in the committee’s charter. We make additional disclosures about the committee under “Overview of Our Risk Management and Oversight Structure” above, under “Additional Details on Our Risk Management and Oversight Structure” and “How Our Board is Involved in CEO and Senior Executive Succession Planning” below in this section, and under “Risk Assessment of Compensation Programs” and “Compensation Discussion and Analysis” below.
Human Resources and Compensation Committee Report. The Human Resources and Compensation Committee Report for fiscal year 2025 appears in this proxy statement immediately following “Compensation Discussion and Analysis” below.
Compensation Committee Interlocks and Insider Participation. There are no compensation committee interlocks. None of the members of the Human Resources and Compensation Committee has served as an officer or employee of Valero, or had any relationship requiring disclosure by Valero under Item 404 of SEC Regulation S-K (regarding related-party transactions).
Limited Delegation of Authority. For administrative convenience, our bylaws authorize the Human Resources and Compensation Committee to delegate authority to our CEO or other executive officer to make certain non-material amendments to Valero’s benefit plans. As permitted by our bylaws, the Human Resources and Compensation Committee has also delegated authority to our CEO to make limited grants of equity awards to key employees who are not executive officers.
2025 Accomplishments and Highlights. In 2025, some of the key accomplishments and highlights of the committee’s activities throughout the year or that its oversight helped enable included the following:2
•Valero received more than 75 percent “say-on-pay” approval (74.78 percent including abstentions) on its 2024 executive compensation, despite the negative recommendation of one of the leading U.S. proxy advisory firms;
•actively engaged with stockholders and proxy advisory firms on committee-relevant matters;
•all committee members received more than 93 percent approval for their re-election to the Board in 2025, despite Valero receiving lower than typical say-on-pay approval, as noted above;
•helped lead a formal review and discussion with the full Board on Valero’s comprehensive succession planning for key positions and critical talent across the company, and oversaw various compensation matters related to several officer retirements and transitions; and
•continued focused placed on aligning pay for performance within Valero’s executive compensation program, including by reviewing and discussing the advisability and rigor of various compensation metrics, and responding as appropriate.
2 See “Compensation Discussion and Analysis” below, including “Executive Compensation in Summary—2025 Say-on-Pay Engagement Efforts and Response” under such section, for more information on many of the items noted in these bullets.

2026 PROXY STATEMENT	11

HOW OUR BOARD IS STRUCTURED, GOVERNED, AND OPERATES

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Current Nominating and Corporate Governance Committee Members:

Kimberly S. Greene (Chair)	Marie A. Ffolkes	Deborah P. Majoras	Robert L. Reymond

2025 Committee Member Changes. Mr. Reymond became a member of the committee in September 2025 in connection with his election to the Board.
2025 Meetings. The Nominating and Corporate Governance Committee met four times in 2025.
Key Functions and Responsibilities. The committee’s key functions and areas of oversight and responsibility include: (i) Board skills and director refreshment; (ii) Valero’s corporate governance principles; (iii) Valero’s annual Board/committee evaluation; (iv) new director orientation and director continuing education; and (v) related-party transactions, which are further described in the committee’s charter. We make additional disclosures about the Nominating and Corporate Governance Committee under “Overview of our Risk Management and Oversight Structure” above, under “Additional Information—Board Independence, Related Party Matters, and Beneficial Ownership” below, and throughout this “How Our Board is Structured, Governed, and Operates” section.
Committee’s Recommendations Regarding our Board. The committee recommended to the Board the persons listed in this proxy statement in Proposal No. 1 as nominees for election as directors at the Annual Meeting and recommended assignments for the Board’s committees, including committee chairs. The Board approved such recommendations, including the slate of director nominees to stand for election at the Annual Meeting. The committee also considered and recommended the election of Valero’s Chairman of the Board and its Lead Director, each of which was approved by the Board’s independent directors. See “Our Board’s Leadership Structure and Strong Independent Oversight” below in this section for additional information.
2025 Accomplishments and Highlights. In 2025, some of the key accomplishments and highlights of the committee’s activities throughout the year or that its oversight helped enable included the following:
•oversaw and helped guide an evaluation of Valero’s Board leadership structure and related transitional changes, including the election by the Board’s independent directors (following the committee’s recommendation) of Ms. Eberhart as Lead Director, succeeding Mr. Profusek, who retired from the Board effective at the 2025 annual meeting of stockholders;
•added to the depth of the Board’s refining and energy industry experience through the election of Mr. Reymond in September 2025, and helped lead a thorough evaluation process whereby each member of the Board met with Mr. Reymond either in person or by video/teleconference prior to his election;
•facilitated an enhanced focus on Valero’s Board succession planning processes, considerations, and evaluations;
•promoted the continued importance of maintaining robust director independence evaluation processes and practices;
•continued to assess each director’s commitments and capacities, both on an annual basis and periodically throughout the year in connection with potential changes in director obligations;
•continued focus placed on maintaining a comprehensive and effective Board and committee evaluation process, which included several enhancements in 2025 with input from the committee’s chair;
•formally evaluated and discussed Valero’s new director orientation program and provided several recommendations for enhancement that were implemented beginning with Mr. Reymond’s orientation in October 2025; and
•oversaw Valero’s corporate governance principles, practices, and policies, as well as the committee’s activities and oversight throughout the year in relation to the committee’s responsibilities under its committee charter and Valero’s Corporate Governance Guidelines and other applicable governance documents.

12	2026 PROXY STATEMENT

HOW OUR BOARD IS STRUCTURED, GOVERNED, AND OPERATES

SUSTAINABILITY AND PUBLIC POLICY COMMITTEE
Current Sustainability and Public Policy Committee Members:

Deborah P. Majoras (Chair)	H. Paulett Eberhart	Kimberly S. Greene	Rayford Wilkins, Jr.

2025 Committee Member Changes. In February 2025, Ms. Eberhart was elected by the Board’s independent directors to serve as Lead Director, succeeding Mr. Profusek, who previously served in such role and as a member of the committee in 2025 until such date. Since such time, the committee has consisted of four members instead of five (Ms. Eberhart was already a member of the committee at such time given her role as chair of the Audit Committee, which she also retained). See “Our Board’s Leadership Structure and Strong Independent Oversight—Recent Transition of Our Independent Lead Director” below in this section for additional information.
2025 Meetings and Attendance. The Sustainability and Public Policy Committee met five times in 2025. All directors are encouraged, but not required, to attend meetings of the committee.
Key Functions and Responsibilities. The committee’s key functions and areas of oversight and responsibility are codified in its committee charter and specifically encompass: (i) HSE matters; (ii) sustainability and climate-related risks and opportunities; (iii) corporate responsibility and reputation management; (iv) social, community, and public policy strategies and initiatives; (v) political issues, including political contributions and lobbying activities; and (vi) compliance with legal and regulatory requirements for the operations of the company, which are further described in such charter. We also make additional disclosures about the committee under “Overview of Our Risk Management and Oversight Structure” above and under “Additional Details on Our Risk Management and Oversight Structure” below in this section.
2025 Accomplishments and Highlights. In 2025, some of the key accomplishments and highlights of the committee’s activities throughout the year or that its oversight helped enable included the following:3
•assessed the impact of recent U.S. tariffs and foreign duties on Valero’s business, and oversaw Valero’s efforts with respect thereto;
•helped guide Valero’s efforts on a variety of HSE, public policy, sustainability, and climate-related matters, including with respect to low-carbon fuels, GHG emissions, human rights, and related regulatory developments, and again received annual reports on, and discussed, Valero’s HSE efforts and political activities;
•reviewed and discussed Valero’s 2025 Report on Guiding Principles, which included new or enhanced disclosures in a number of areas within the committee’s area of oversight;
•evaluated the implications of emerging sustainability-related disclosure regulations and frameworks, proxy advisory firm and scoring agency developments, and customer requests for certain written declarations and representations, and oversaw Valero’s efforts with respect thereto;
•fostered a continued focus on providing transparent, accurate, and reliable GHG emissions disclosures, including Valero’s efforts in continuing to (i) obtain independent third-party limited assurance; (ii) provide robust disclosures on its calculation methodologies; and (iii) maintain appropriate reviews and evaluations;
•helped guide Valero’s proactive engagements on committee-relevant matters, several of which included committee member participation; and
•oversaw Valero’s corporate responsibility and reputation management efforts.
3 See “Additional Highlights—Low-Carbon Fuels, Cybersecurity/IT, and Compliance” below, including the footnotes and cross-references therein, for more information on many of the items noted in these bullets.

2026 PROXY STATEMENT	13

HOW OUR BOARD IS STRUCTURED, GOVERNED, AND OPERATES

How We Maintain an Effective Board and Strong Director Performance

ANNUAL BOARD AND COMMITTEE EVALUATION PROCESS
Our Corporate Governance Guidelines require the Board and its committees to conduct an annual performance evaluation, and this requirement is also set forth as required in our Board committee charters. Board and committee performance evaluations play an important role in ensuring effective functioning and oversight of our Board and its committees. The Nominating and Corporate Governance Committee oversees this evaluation process, which is summarized below, and reports to the Board on its assessment of the performance of the Board, its committees, and directors (as appropriate).

MULTI-STEP AND CONTINUAL EVALUATION PROCESS

Annual Surveys		Summary Reports		Executive Session Review		Ongoing Feedback
Detailed surveys tailored for the Board and each committee are reviewed and updated annually, in consultation with the chair of the Nominating and Corporate Governance Committee, as necessary, prior to distribution at the end of each year.	è	Summary reports of the evaluation results are compiled and provided to each director, with results shown on a confidential basis to encourage candid feedback.	è	These summary reports are discussed at Board and/or committee meetings in executive session, led by the chair of the Nominating and Corporate Governance Committee, the Lead Director, and/or the Chairman, who ensure that the Board or management, as appropriate, follow up on any identified matters.	è	The chair of the Nominating and Corporate Governance Committee, the Lead Director, and/or the Chairman will meet from time to time with directors individually in order to obtain feedback on the performance of the Board, a committee, or another director.

Evaluation and Feedback Topics	Effectiveness of Evaluation Process

The topics covered in this process include, among others:
•Board and committee roles, effectiveness, and structure;
•corporate strategy and risk management oversight;
•Board and committee composition, size, and leadership, and committee rotation;
•the frequency, length, and content of Board and committee meetings, including topics covered;
•the quality of meeting materials and management’s presentations at Board and committee meetings;
•the adequacy of Valero’s governance principles, practices, and policies; and
•the performance of the Board, its committees, and directors relative to their respective duties and responsibilities.

The Board has concluded that these evaluation tools and process provide effective measures and forums for discussing the effectiveness of the Board, its committees, and our directors, as well as potential areas for enhancement.

DIRECTOR ROTATION, REFRESHMENT, AND RETIREMENT
Annual Board and Committee Determinations. Our committee members, committee chairs, Chairman, and Lead Director (when the Chairman is not independent) are elected annually by the Board (or its independent directors, as appropriate), and this annual process helps facilitate ongoing consideration and evaluation of our Board and committee leadership structure and composition.
Director Tenure and Refreshment. We do not set term limits for our directors. As stated in our Corporate Governance Guidelines, the Board has determined that directors who have served on the Board for an extended period of time are able to provide valuable insight into the operations and future of Valero based on their experience with and understanding of Valero’s history, policies, and objectives. As an alternative to term limits, the Board has concluded that its evaluation, nomination, election, and refreshment processes appropriately support the continued effectiveness of the Board, its committees, and each of our directors.
Retirement Policy. Our directors are subject to a retirement policy (set forth in our Corporate Governance Guidelines), under which a director who turns 75 may serve the remainder of his or her term, but may not stand for re-election at the next annual meeting.

14	2026 PROXY STATEMENT

HOW OUR BOARD IS STRUCTURED, GOVERNED, AND OPERATES

Recent Refreshment and Rotation. The tables below demonstrate our meaningful Board and committee refreshment and rotation over the past six years.

New Independent Directors Since 2020

Eric D. Mullins (2020)	Fred M. Diaz (2021)	Marie A. Ffolkes (2022)	Robert L. Reymond (2025)

Board and Committee Refreshment and Rotation Since 2022
Committee Chairs	Committee Members		Chairman/Lead Director
50 percent of our current Board committee chairs are new to such roles	66.67 percent of the current members of the Audit Committee and the Human Resources and Compensation Committee are new to such committees	50 percent of the current members of the Nominating and Corporate Governance Committee are new to such committee	Our Chairman and Lead Director roles were transitioned (each within the last two years)

DIRECTOR OVERBOARDING POLICY
Overboarding Policy. It is critical that each of our directors is able to devote sufficient time and effort to their duties as a director. As a result, we have an overboarding policy included in our Corporate Governance Guidelines that sets forth certain numerical guidelines and notification/review procedures with respect to our directors’ commitments and capacities, which are periodically (but at a minimum annually) assessed for compliance and appropriateness.
Numerical Guidelines. All of our directors currently meet the following guidelines under our overboarding policy:
•non-employee directors should not serve on more than four public company boards (including Valero’s Board);
•a director who is the CEO or other executive officer of a public company should not serve on more than two public company boards (including Valero’s Board); and
•members of Valero’s Audit Committee should not serve on more than three public company audit committees (including Valero’s Audit Committee).
Periodic/Annual Assessment of Director Commitments and Capacities. The Nominating and Corporate Governance Committee periodically (but at a minimum annually) assesses the ability of our directors’ to fulfill their ongoing responsibilities to Valero, taking into consideration applicable information, including the relevant director’s principal occupation and duties, public board service and leadership positions (such as chairman, lead director, and committee chair), service on private company and non-profit boards, other time commitments, leadership positions, and roles, input from other directors, and information provided by the relevant director. Each of our directors is currently in compliance with our overboarding policy and the Board has concluded that their continued service on the Board is appropriate thereunder.

This overboarding assessment occurs periodically for each director, but at a minimum annually.
Notification/Review of Potential Changes. Under our overboarding policy, a director who is considering certain changes to their principal occupation or public company board/committee service that could materially increase his or her responsibilities should consider, and provide the Board the opportunity to consider, whether such director will be able to continue to devote sufficient time to the affairs of the Board, remain independent, have an interlocking directorship, have a potential conflict under applicable laws or regulations, or have a potential conflict with Valero’s interests. Directors should also provide notice as soon as practicable after becoming aware of any situations or transactions that could impair the director’s independence, create inter-locking directorships, create a potential conflict under applicable laws or regulations, or would otherwise potentially conflict with Valero’s interests.

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HOW OUR BOARD IS STRUCTURED, GOVERNED, AND OPERATES

NEW DIRECTOR ORIENTATION AND ONBOARDING
Valero’s Corporate Governance Guidelines state that all new directors must participate in an orientation program as soon as reasonably practicable after joining the Board. We typically hold a full day of new director orientation in person at our headquarters in San Antonio, and Valero’s senior management team typically presents on topics such as (i) corporate governance and Board practices and function; (ii) compliance, HSE, internal and external audits, risk management, and key corporate policies; (iii) investor relations and financial items; (iv) an overview and history of Valero; (v) Valero’s refining and low-carbon fuels operations and businesses; (vi) sustainability-related matters; and (vii) Valero’s human capital management efforts. Holding new director orientation at our headquarters allows for new directors to interact with employees and experience our culture first hand.
In 2025, our Nominating and Corporate Governance Committee formally evaluated and discussed our new director orientation program and determined that it is an effective and efficient onboarding tool and process. However, the committee provided several recommendations for further enhancement of the program that were implemented beginning with Mr. Reymond’s orientation in October 2025. This determination is supported by the positive feedback provided by newly onboarded directors in recent years. The effectiveness of the program is also reassessed annually through the Board and committee evaluation process discussed above.

DIRECTOR CONTINUING EDUCATION
We encourage our directors to attend education programs as appropriate to stay abreast of developments in governance, key areas of oversight, and board best practices. Under our Corporate Governance Guidelines, we will pay for a director’s participation in certain continuing education programs pertinent to his or her Board responsibilities, including a director’s membership in an organization such as the National Association of Corporate Directors, in order to provide ongoing access to information and resources that foster board development and oversight. Director continuing education is also provided as follows:*
•Board/Committee Presentations. During Board and committee meetings, Valero’s senior management, SMEs, and independent auditor, and the independent compensation consultant often present on areas of new or emerging importance.
•Committee Reports. At Board meetings, committee chairs report on key developments covered at committee meetings.
•Site Visits. Directors make periodic site visits to Valero’s facilities, and we paired the Board’s meeting in September 2025 with a visit to our McKee refinery in Sunray, Texas.
•Guest Speakers. External guest speakers typically present at our Board’s annual three-day strategic planning meeting, and in recent years this has included presentations from third-party experts on topics such as the future of energy, low-carbon projects and innovation, sustainability, liquid fuels, global geopolitics, and public policy.
•Periodic Updates. We keep the Board apprised of updates and key information through regular communication, which in addition to periodic telephonic and electronic communications, typically includes (i) a weekly written update report prepared by our investor relations team that features key market and peer data, analyst commentary, and industry updates; and (ii) a monthly written report from our CEO on performance updates and other developments between Board meetings.
*    See also “Additional Details on Our Risk Management and Oversight Structure” below in this section.

The Nominating and Corporate Governance Committee periodically discusses Valero’s director continuing education in the context of the knowledge, skills, and experience represented and/or needed on the Board.

Our Board’s Leadership Structure and Strong Independent Oversight

RECENT TRANSITION OF OUR CHAIRMAN OF THE BOARD
Recent Chairman Transition. As part of a robust succession development plan that had been in place, the Board’s independent directors (upon recommendation from the Nominating and Corporate Governance Committee) elected Mr. Riggs to the additional position of Chairman effective as of the close of business on December 31, 2024, succeeding our former Executive Chairman (Joseph W. Gorder) who retired from such role and as a director effective as of such date. The Board has determined and continues to believe that Mr. Riggs’ qualifications and proven leadership make him well suited to serve as Chairman and that his service as both CEO and Chairman helps drive and enhance Valero’s performance and the Board’s effectiveness. See “Proposal No. 1—Election of directors” above for more information on Mr. Riggs’ skills, experience, and other attributes.
Effectiveness of Combined CEO and Chairman Roles. Valero has a proven track record of nearly a decade of financial and operational success under a combined CEO and Chairman leadership structure. This has continued under Mr. Riggs’ tenure as CEO and Chairman, as reflected by Valero’s strong financial and operational performance in 2025.

16	2026 PROXY STATEMENT

HOW OUR BOARD IS STRUCTURED, GOVERNED, AND OPERATES

THE ROLE OF OUR CEO AND CHAIRMAN
In his role as CEO, Mr. Riggs is appointed by the Board to manage Valero’s daily affairs and operations, and will preside at all meetings of stockholders. In his role as Chairman, Mr. Riggs is appointed by the Board to:
•lead the Board in productive, strategic planning and preside at all Board meetings;
•determine necessary or appropriate agenda items for meetings of the Board, with input from the Lead Director; and
•determine and manage the amount of time and information devoted to discussion of meeting agenda items.

OUR BOARD’S STRONG COUNTERBALANCE OF INDEPENDENT LEADERSHIP AND OVERSIGHT
Independent Lead Director. To counterbalance our combined CEO and Chairman roles, the Board has a strong independent Lead Director, whose duties are detailed under “The Role of Our Independent Lead Director” below. While our governance documents do not require the CEO and Chairman roles be split or combined, when the Chairman is not independent under our Corporate Governance Guidelines (e.g., because they are a Valero employee), such guidelines require the independent directors to annually select an independent Lead Director. See also “Recent Transition of Our Independent Lead Director” below.
Empowered Independent Directors and Committee Chairs. To further counterbalance the combined CEO and Chairman roles, each of the Board’s committees is fully independent and is chaired by an independent director with significant power and responsibilities. Our Corporate Governance Guidelines also explicitly grant each member of the Board (i) the ability to suggest the inclusion of items on meeting agendas; (ii) the right to raise at any Board meeting subjects that are not on the meeting agenda; and (iii) free access to management and employees, including in executive session. The Board has determined that this approach provides a strong and appropriate counterbalance of independent leadership and oversight on the Board that appropriately and effectively complements our current structure of combined CEO and Chairman roles.

RECENT TRANSITION OF OUR INDEPENDENT LEAD DIRECTOR
Recent Lead Director Transition. Following the successful transition of Mr. Riggs to the additional position of Chairman, on February 26, 2025, the Board’s independent directors (upon recommendation from the Nominating and Corporate Governance Committee) elected Ms. Eberhart as Lead Director, succeeding Mr. Profusek, who served in such role in 2025 until such date.
Ms. Eberhart’s Qualifications and Proven Leadership. The Board has determined and continues to believe that Ms. Eberhart’s additional service as our Lead Director is appropriate and supports the Board’s continued effectiveness and strong counterbalance of independent leadership and oversight. See “Proposal No. 1—Election of directors” above for more information on Ms. Eberhart’s skills, experience, and other attributes.

THE ROLE OF OUR INDEPENDENT LEAD DIRECTOR
The independent Lead Director’s duties and responsibilities are codified in our Corporate Governance Guidelines and include:
•serving as a liaison between the Chairman and the non-management directors;
•consulting with the Chairman on Board meeting agendas and authority to call meetings of the non-management directors;
•reviewing and approving information sent to the Board as and when appropriate;
•setting agendas and leading the discussion of regular executive session meetings of the Board outside the presence of management and providing feedback regarding these meetings to the Chairman; and
•receiving, reviewing, and acting upon communications from stockholders or other interested parties when those interests should be addressed by a person independent of management.
The Lead Director periodically communicates with our Chairman and other directors (as appropriate) between meetings and provides input on a variety matters, and has also participated in stockholder and stakeholder engagement with senior management.

ONGOING EVALUATION AND CONSIDERATION BY THE BOARD
The Board expects to continue periodically evaluating the appropriateness of its leadership structure, including as part of the annual Board and committee evaluation process and election of our Chairman and Lead Director (if applicable), and that any changes would be promptly communicated to stockholders as required. While the Board has determined that combining the CEO and Chairman roles is appropriate under current circumstances, our governance documents do not establish this approach as a policy, and such roles were split during Mr. Gorder’s service as Executive Chairman (from the close of business on June 30, 2023 to the close of business on December 31, 2024), and Valero has also had an independent Chairman at times in the past.

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HOW OUR BOARD IS STRUCTURED, GOVERNED, AND OPERATES

Such determination is made in light of the facts and circumstances applicable at such time, including the Board’s composition and risk management and oversight structure, officer and director retirements or transition periods, the risks and opportunities facing Valero, and the best interests of Valero and its stockholders as determined by the business judgment of the Board. Such determination may also take into consideration stockholder and stakeholder feedback. The Board’s leadership, risk management, and oversight structure, including how the Board administers its risk oversight function, and the effects of this administration on the Board’s leadership structure are discussed further under “Overview of Our Risk Management and Oversight Structure” above, and under “Additional Details on Our Risk Management and Oversight Structure” below.

How Our Board is Involved in CEO and Senior Executive Succession Planning
The Board periodically works with the Human Resources and Compensation Committee to evaluate potential CEO successors and in overseeing succession planning for other senior executives. Such matters are periodically discussed in executive sessions led by our Lead Director, both in the presence of our CEO and with only the independent directors. Our CEO also makes his recommendations and evaluations of potential successors available to the Board as appropriate. The Board’s deliberations also consider cases of unforeseen emergencies or the temporary disability of our CEO and other senior executives.

How Our Director Nominees are Selected
The Nominating and Corporate Governance Committee solicits recommendations for Board candidates from a number of sources including our directors, our officers, third-party research, and retained third-party search and advisory firms. Mr. Reymond was identified as a potential director nominee through prior business and professional interactions with our CEO and several members of our senior management team and thereafter a retained third-party search firm also assisted in providing relevant information with respect to the Board’s evaluation. The committee will also consider candidates that are submitted by stockholders in accordance with the procedures described under “Miscellaneous—Stockholder Communications, Nominations, and Proposals” below. The committee will consider all candidates properly identified through such processes and will evaluate each of them on the same basis, with the level of consideration extended thereto being commensurate with the quality and quantity of information the stockholder provides. We also have proxy access provisions in our bylaws that permit a stockholder, or a group of up to 20 stockholders, that has owned at least three percent of our outstanding Common Stock for at least three years to nominate and include in our proxy statement candidates for our Board, subject to certain requirements set forth therein. Each stockholder, or group of stockholders, may nominate candidates for our Board up to a limit of the greater of two or 20 percent of the number of directors on our Board. Any such nominee must meet the qualification standards referred to in our bylaws. The procedures for nominating a candidate under our proxy access provisions are described under “Miscellaneous—Stockholder Communications, Nominations, and Proposals” below.
Our Corporate Governance Guidelines vest the Nominating and Corporate Governance Committee with responsibility for reviewing the composition of the Board, as well as the qualifications of the individual members of the Board and its various committees. This review includes consideration of relevant factors, including the committee’s assessment of applicable independence standards and other considerations, potential conflicts with applicable laws or regulations, or with Valero’s interests, and the individual’s character, judgment, integrity, age, skills (including financial literacy, among others), unique experience, and other attributes in the context of the Board’s needs at such time. Each candidate must meet certain minimum qualifications, including: strong ethical principles and integrity, the ability to dedicate sufficient time, energy, and attention to their duties as a director, taking into consideration our overboarding policy discussed above, and skills, experience, and attributes relative to the Board’s needs at such time. Directors from different backgrounds with a variety of talents, experience, education, and perspectives can help bring value. To promote the Nominating and Corporate Governance Committee’s ability to effectively cast a wide net when searching for director candidates, the committee amended its charter in 2021 to require that the initial list of candidates (which is not limited in number) from which a director is nominated include, but need not be limited to, diverse qualified candidates. This requirement is communicated, as necessary, to any third parties assisting with director searches and is also implemented through the execution by the Nominating and Corporate Governance Committee of its oversight responsibilities concerning Valero’s director search process.
The Nominating and Corporate Governance Committee annually reviews and recommends a slate of director candidates for Board consideration and nomination for election at the next annual meeting of stockholders. For new director candidates, if deemed warranted following initial reviews and discussions of the candidate among the Nominating and Corporate Governance Committee, the full Board, and appropriate senior executives at Valero, formal outreach and/or interview efforts with the candidate are then initiated. After further evaluation and discussion, the Nominating and Corporate Governance Committee determines whether to recommend such candidate for election or nomination by the Board. The effectiveness of these practices and other Valero governance principles and documents in facilitating effective director search efforts are also assessed annually as part of the Board and committee evaluation process discussed above.

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HOW OUR BOARD IS STRUCTURED, GOVERNED, AND OPERATES

Additional Details on Our Risk Management and Oversight Structure

FULL BOARD OVERSIGHT
Risk Management and Oversight is a Responsibility of the Full Board. The Board exercises its risk management and oversight responsibilities directly and through its committees. The Board considers risks over a variety of time frames based on the Board’s business judgment regarding the scope, magnitude, and immediacy of the risks in light of the facts and circumstances applicable at such time, which is informed by the following processes and items, among others.
Oversight of Key Areas. The Board regularly evaluates and discusses emerging risks and opportunities in key areas for Valero, including Valero’s comprehensive liquid fuels strategy, HSE, public policy, sustainability, governance, compliance, financial reporting, cybersecurity/IT, Board effectiveness, succession planning, and human capital management. The Board has also periodically requested additional reports and materials to help stay informed and educated in areas pertinent to its oversight.
Annual Three-Day Strategic Planning Meeting. The Board’s annual three-day strategic planning meeting with management allows for an in-depth annual assessment and discussion of the (i) key risks and opportunities facing Valero; (ii) adequacy of Valero’s strategy and practices in light thereof; and (iii) strategic priorities of Valero and the risks to the successful execution of its strategy. In addition to receiving and discussing reports from management in strategic planning sessions during such meeting, Valero invites, and the Board is able to interact with and ask questions of, third-party experts and Valero SMEs, who deliver reports on the risks and opportunities facing Valero over a variety of time frames, including those related to the future of energy, low-carbon projects and innovation, sustainability, liquid fuels, global geopolitics, and public policy.
Committee Reports. After a report is presented and discussed at the committee level, the chair of that committee then reports on key matters presented and discussed to the full Board, which often results in additional review and discussion thereof. Committee chairs also periodically deliver reports at meetings of the Sustainability and Public Policy Committee on topics relevant to such committee, and this is a standing meeting agenda item for the Sustainability and Public Policy Committee. This helps facilitate the ability of the full Board and its committees to efficiently and effectively assess and coordinate Valero’s risk identification, management, and oversight processes and strategies over a wide array of topics.
Engagement, Education, and Skills and Experience. Valero’s risk management and oversight is also informed and enhanced by (i) the continual feedback we receive from our stockholder and stakeholder engagements; (ii) our robust continuing director education efforts; (iii) the effective mix of knowledge, skills, and experience, and other attributes brought by our directors; and (iv) the other matters discussed throughout this “How Our Board is Structured, Governed, and Operates” section.

BOARD OVERSIGHT—HSE, PUBLIC POLICY, SUSTAINABILITY, AND CLIMATE
Integrated and Multidisciplinary Approach to Oversight. The challenges and opportunities presented by sustainability and climate-related matters are broad-ranging, complex, and interrelated, and can overlap across multiple areas of respective responsibility of our Board committees. In order to manage and oversee such matters, each of the Board’s committees assists the full Board with oversight of certain sustainability and climate-related matters within its area of respective responsibility and expertise. Public policy, sustainability, and climate-related matters, including regulatory developments, are a particular focus of the Sustainability and Public Policy Committee, and such matters are routine topics at the committee’s meetings.
Tailored Structure and Duties. The structure and composition of the Sustainability and Public Policy Committee was specifically tailored to enhance the Board’s oversight of HSE, public policy, sustainability, and climate-related matters, and its committee charter codifies its oversight and responsibilities regarding such matters. The Sustainability Committee also receives and discusses, at least annually, reports on Valero’s HSE efforts and political activities. To provide knowledge and insight from each of the Board’s committees and independent Board leadership, and facilitate collaboration and coordination with the full Board and among its committees, the Sustainability and Public Policy Committee is comprised of four independent members, currently consisting of Ms. Majoras (as the committee’s chair), the chairs of the Board’s other committees, and our Lead Director (who is currently also a committee chair). All directors are also encouraged, but not required, to attend meetings of the Sustainability and Public Policy Committee. This structure allows the matters discussed at Sustainability and Public Policy Committee meetings to permeate all of the meetings and discussions of the Board and its committees and facilitates effective oversight thereof.

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HOW OUR BOARD IS STRUCTURED, GOVERNED, AND OPERATES

BOARD OVERSIGHT—CYBERSECURITY/IT AND AI
Cybersecurity/IT. At least once annually, the heads of our information services and internal audit teams provide a report to the Audit Committee on (i) cybersecurity and IT risks, as well as Valero’s information security operations, structure, and framework; (ii) various cybersecurity and IT metrics; (iii) Valero’s cybersecurity and information security management and improvement efforts; (iv) future projects; and (v) Valero’s governance and assessments related to cybersecurity and IT. The chair of the Audit Committee reports to the Board a summary of the information presented by the heads of our information services and internal audit teams during their cybersecurity update. Periodically, the Board also receives reports on such matters directly. We also have a cybersecurity incident response plan that contains notification procedures to the Board.4
AI. In 2024, we established a company-wide cross-functional team to assess the risks and opportunities from conventional and generative AI and provided a formal report to the Board thereon. We continued these assessments in 2025 and again delivered a formal report to the Board thereon. We expect to continue these assessment efforts going forward. The Audit Committee also periodically discusses the use of data, technology, and AI by Valero and its independent auditor.4

In 2025, the risks and opportunities presented by conventional and generative AI, and Valero’s assessments with respect thereto, was one of several key agenda items that was reviewed and discussed in depth with the Board at its annual three-day strategic planning meeting with management.

BOARD OVERSIGHT—COMPLIANCE, ETHICS, AND CORPORATE CONDUCT
Regular Board and Committee Updates and Reports. Generally, at most regularly scheduled meetings of the Audit Committee, Valero’s Chief Compliance Officer (who reports directly to our General Counsel) provides an update on Valero’s global compliance and ethics program, including updates with respect to Valero’s compliance and ethics-related policies, initiatives, and trainings. The chair of the Audit Committee then provides a committee report to the full Board on the key matters presented and discussed during this compliance and ethics update. Under the Audit Committee’s charter, the Chief Compliance Officer has the authority to communicate directly to the Audit Committee.5
Monitoring of Global Compliance and Ethics Program. The Audit Committee monitors Valero’s global compliance and ethics program and its effectiveness in detecting and preventing violations of Valero’s Code of Business Conduct and Ethics and other company policies, applicable law, and other misconduct. Valero has processes in place to vet its business partners, including expanded compliance checks, third-party due diligence, and sanctions screening.5
Anonymous Internal and External Ethics Helpline. The Audit Committee has also established procedures for the receipt, retention, and treatment of complaints regarding accounting and auditing matters, and other suspected or known unethical behavior or violations of Valero’s company policies (such as its Code of Business Conduct and Ethics), including a method for anonymous submission through a third-party operated “Ethics Helpline” that is available in English, French, and Spanish. Valero provides employees, directors, business partners, and others in its supply chain access to this external helpline and strives to ensure that reports into the Ethics Helpline are followed up on and can be made anonymously and without fear of retaliation.5
4 See our annual report on Form 10-K for the year ended December 31, 2025, for more information on cybersecurity/IT and AI. See also “How Our Board is Structured, Governed and Operates—Overview of Our Board Committees—Audit Committee” above for more information on the Audit Committee’s activities related to cybersecurity/IT and AI in 2025.
5 See “How Our Board is Structured, Governed and Operates—Overview of Our Board Committees—Audit Committee” above for more information on the Audit Committee’s activities related to compliance, ethics, and corporate conduct in 2025.

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ADDITIONAL HIGHLIGHTS—LOW-CARBON FUELS, CYBERSECURITY/IT, AND COMPLIANCE

Low-Carbon Projects, Investments, and Innovation
Low-Carbon Fuels Investments. As of December 31, 2025, we have invested $6.0 billion in our low-carbon fuels businesses.6 In evaluating low-carbon projects, we have held them to the same minimum after-tax internal rate of return requirement as our refining projects. Our low-carbon fuels businesses have made us the leading producer of low-carbon transportation fuels.
Low-Carbon Projects. The following are examples of low-carbon projects that we are evaluating, developing, and/or advancing:7
•Carbon Sequestration and Carbon Capture and Storage. In 2025, we entered into a stand-alone agreement with respect to our ethanol plant in Linden, Indiana to capture, transport, and store carbon dioxide that results from the ethanol manufacturing process, and we continue to evaluate additional carbon sequestration and carbon capture and storage projects.
•Fiber Cellulosic Ethanol. In addition to starch ethanol, we use an enzymatic process to convert waste fibers into cellulosic ethanol, a second-generation fuel that offers a lower carbon intensity than traditional ethanol.
•Sustainable Aviation Fuel (“SAF”).8 Our large-scale SAF production project at our renewable diesel plant in Texas was successfully completed in the fourth quarter of 2024.
•Renewable Naphtha. We produce renewable naphtha, which can be used as a gasoline blendstock to produce renewable gasoline or as a feedstock for producing low-carbon petrochemicals that then can be used to produce renewable plastics.
•Renewable Propane. We produce renewable propane, which is a byproduct of the renewable diesel production process, and can be used in the production of low-carbon hydrogen, as a petrochemical feedstock, or as a low-carbon fuel.
•Renewable Arctic Diesel. We produce renewable arctic diesel, a niche grade product, for use in Arctic climates.

GHG Emissions Strategy
Achievement of 2025 GHG Target. In 2020, we established a 2025 target with respect to our global refinery Scope 1 and 2 GHG emissions reductions/displacements in line with our overall strategy and capital allocation framework. Beginning in 2021, and continuing through 2024, our performance share grants also included an “energy transition modifier” to tie long-term incentive (“LTI”) pay to our progress in advancing our low-carbon fuels strategy and growth. This feature helped catalyze our completion of several profitable growth projects from 2021-2024 that significantly increased our production of low-carbon fuels and enabled us to achieve our 2025 GHG emissions reductions/displacements target early.9
2035 GHG Target. We have disclosed our 2035 target with respect to our global refinery Scope 1 and 2 GHG emissions reductions/displacements, and we are on track to achieve this target.9
Use of Product GHG Emissions Intensity. We have disclosed the company-wide GHG emissions from the use of our products (“Use of Product GHG Emissions Intensity”) on an intensity basis (per barrel and per unit of energy) for years 2021-2024.9
Scope 1 Intensity Relative to Peers. We have disclosed our global refinery Scope 1 GHG emissions on an intensity basis (per barrel) for years 2019-2024, which demonstrates lower global refinery Scope 1 GHG emissions relative to peers.9
Independent Third-Party Assurance. Since 2021, we have engaged one or more independent third parties to evaluate, validate, and/or verify our GHG emissions disclosures, and we intend to continue this annually. In 2025, this included limited assurance on/of:
•our company-wide 2024 GHG emissions (Scope 1 and 2)10, including refining, renewable diesel, and ethanol segments;
•our company-wide 2024 life cycle GHG emissions displacements from our renewable diesel, SAF, and ethanol production, as well as the blending of and credits from low-carbon fuels;
•our company-wide 2024 Use of Product GHG Emissions Intensity;9
•our 2024 global refinery Scope 1 Intensity (per barrel);9 and
•the validation of our 2035 GHG emissions reductions/displacements target.
6 Our investment in our low-carbon fuels businesses consists of $4.1 billion in capital investments to build our renewable diesel business (including neat SAF), and $1.9 billion to build our ethanol business. Capital investments in our renewable diesel business represent 100% of the capital investments made by Diamond Green Diesel Holdings LLC, a consolidated joint venture.
7 See our annual report on Form 10-K for the year ended December 31, 2025, for more information on our low-carbon projects.
8 Our renewable diesel joint venture produces synthetic paraffinic kerosene (“SPK”), a renewable blending component, using the Hydrotreated Esters and Fatty Acids (HEFA) process. SPK is also commonly referred to as “neat SAF.” Current aviation regulations allow SPK to be blended up to 50% with conventional jet fuel for use in an aircraft. This blend is commonly referred to as “blended SAF” or “SAF.”
9 Pages 16-19 and 70-73 of our 2025 Report on Guiding Principles contain more information on our GHG emissions methodologies and disclosures, including for these targets, and our Use of Product GHG Emissions Intensity and global refinery Scope 1 intensity and peers.
10 Location-based and market-based calculations.

2026 PROXY STATEMENT	21

ADDITIONAL HIGHLIGHTS—LOW-CARBON FUELS, CYBERSECURITY/IT, AND COMPLIANCE

Overview of Our Engagement Efforts
Overview of Recent Engagement. We understand the value in continually seeking, listening to, and acting upon the input of our stockholders and stakeholders. Therefore, we continually engage with our stockholders and stakeholders, both large and small. Leading up to our 2025 annual meeting of stockholders, and through the remainder of 2025 and into 2026, our robust engagement efforts on compensation, sustainability, and governance included:
•offering dialogue to our 100 largest stockholders;*
•engaging with stockholders that collectively held approximately 48 percent of our Common Stock;* and
•holding at least 58 different meetings with stockholders and proxy advisory firms, several of which included participation from members of the Human Resources and Compensation Committee, including the committee’s chair, and/or members of our senior management team.
*    Measurements reflect our reasonable determinations based on available data and information.
See “2025 Say-on-Pay Engagement Efforts and Response” under “Compensation Discussion and Analysis” below for more details.
Stockholder Proposal. We received one stockholder proposal for the Annual Meeting (the “2026 ARO Proposal”), which requested that we disclose the estimated magnitude of our off-balance sheet asset retirement obligations (“AROs”). The 2026 ARO Proposal is substantively similar to a stockholder proposal we previously received in connection with our 2023 annual meeting of stockholders, which requested that we disclose the undiscounted expected value to settle obligations for AROs with indeterminate settlement dates (the “2023 ARO Proposal”). In each case, the requested ARO disclosures are incongruous with our accounting conclusions under GAAP, as well as those of our independent auditor, as reflected in our audited financial statements, and would be inappropriate and misleading. In 2023, we sent a no-action letter to the Staff of the Division of Corporation Finance of the SEC (the “SEC Staff”) to describe these issues and ask that they agree with our analysis for excluding the 2023 ARO Proposal from our proxy statement, and the SEC Staff, which at the time was under the prior SEC administration, agreed and granted no-action relief. While we engaged with the proponent of the 2026 ARO Proposal several times and explained these points, the proponent ultimately refused to withdraw the 2026 ARO Proposal. As a result, we submitted a no-action letter to the SEC Staff to explain our rationale for excluding the 2026 ARO Proposal based on our reasonable belief that it is excludable under the applicable SEC rules and guidance, and based solely on our unqualified representation in this regard, the SEC Staff provided no-action relief. Each of these no-action letters are publicly available on the SEC’s website.11

Cybersecurity, IT, and AI Highlights
Cybersecurity Training and Incident Response Exercises. Our employees are typically required to complete at least annual cybersecurity training. We also typically perform periodic tabletop exercises with a company-wide cross-functional team that are facilitated by a third-party expert and are intended to simulate a real-life security incident.
Cybersecurity Testing and Third-Party Expert Review/Audit. Typically, we conduct penetration testing as needed and annually conduct Payment Card Industry Data Security Standard testing and firewall reviews, and have periodically engaged a third-party expert to help therewith. Typically, we also periodically engage a third-party expert to conduct a review of our information security framework, which is designed to help identify existing and emerging risks, and mitigate against such risks.
AI. In 2024, we established a company-wide cross-functional team to assess the risks and opportunities from conventional and generative AI and provided a formal report to the Board thereon. We continued these assessments in 2025 and again delivered a formal report to the Board thereon. We expect to continue these assessment efforts going forward. The Audit Committee also periodically discusses the use of data, technology, and AI by Valero and its independent auditor.

Compliance, Business Conduct, and Ethics Highlights
Robust Compliance Training. We typically require all employees to periodically complete training on our Code of Business Conduct and Ethics and periodically require training on other compliance and corporate matters, including conduct and ethics, helpline reporting, and data privacy, among others. We track and monitor completion of such compliance training.
Promoting Business Ethics Awareness. We publish our Code of Business Conduct and Ethics and Conduct Guidelines for Business Partners on our website in multiple languages. Additionally, we typically hold an annual company-wide corporate compliance and ethics week to shine a spotlight on the importance of compliance, business conduct, and ethics.
11 Our no-action letter with respect to the 2026 ARO Proposal and the SEC Staff’s response can be accessed at: https://www.sec.gov/files/corpfin/no-action/14a-8/vipcvalero1226.pdf. Our no-action letter with respect to the 2023 ARO Proposal and the SEC Staff’s response can be accessed at: https://www.sec.gov/divisions/corpfin/cf-noaction/14a-8/2023/njcpfvalero032023-14a8.pdf.

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RISK ASSESSMENT OF COMPENSATION PROGRAMS

Our incentive compensation programs are designed to effectively balance risk and reward. When assessing risk, we consider both cash compensation payable under our annual incentive bonus plan/program as well as long-term incentives that are awarded under our equity compensation plan. We also consider the mix of award opportunities (i.e., short versus long term), performance targets and metrics, the target-setting process, and the administration and governance associated with our plans. We do not believe that our compensation policies and practices are reasonably likely to have an adverse effect on Valero. Features of our compensation programs (occasionally referred to collectively in this proxy statement as our “executive compensation program”) that we believe mitigate excessive risk-taking include:*
•the mix between fixed and variable, annual and long-term, and cash and equity compensation, which is designed to encourage strategies and actions that are in the long-term best interests of Valero and its stockholders;
•determination of incentive awards based on a variety of indicators of performance, thus diversifying the risk associated with a single indicator of performance;
•incorporation of relative total shareholder return (“TSR”) into our long-term incentive program, calibrating pay and performance relationships to companies that include those facing the same or similar market forces as Valero;
•multi-year vesting periods for equity incentive awards, which encourage focus on sustained growth and earnings;
•maximum payout ceilings under our annual bonus program and performance share awards;
•restricted stock awards that help contain volatility of incentive awards and further align executives’ interests with long-term stockholder value creation;
•our Executive Compensation Clawback Policy, which requires the return of bonuses and other incentive and equity compensation in certain restatement situations beyond those covered by minimum SEC and NYSE requirements;
•our Stock Ownership and Retention Guidelines, which support the alignment of our officers’ equity compensation with the long-term interests of stockholders and require more ownership for our CEO and President (as a percent of salary) than median practices among our peers, and more broadly, among S&P 500 companies;
•our policies that cover hedging and pledging by our officers and prohibit them from speculating in Valero Common Stock and from taking risky investment positions with respect thereto; and
•our other compensation governance practices discussed under “Compensation Discussion and Analysis—Adoption of Compensation Governance Best Practices” below.
*    See “Compensation Discussion and Analysis” below for more information on many of the items noted in these bullets.

2026 PROXY STATEMENT	23

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation in Summary	24	Process and Timing of Compensation Decisions	35
2025 Compensation-Related Performance Highlights	24	Elements of Executive Compensation	36
Key Changes to Our 2025 Executive Compensation Program	24	Benchmarking Competitive Pay Levels	36
2025 Say-on-Pay Engagement Efforts and Response	26	Role of Individual Performance and Personal Objectives	36
Recent Chief Financial Officer Transition	27	Relative Size of Major Compensation Elements	37
Valero’s Compensation Philosophy	28	Base Salaries	37
Elements of Executive Compensation—Summary	28	Annual Incentive Bonus	37
Pay for Performance Alignment Relative to Peers	29	Long-Term Incentive Awards	43
Executive Compensation Design Elements—Variable Pay	31	Perquisites and Other Benefits	47
Adoption of Compensation Governance Best Practices	32	Post-Employment Benefits	47
Administration of Executive Compensation Program	34	Accounting and Tax Treatment	48
Peer Group and Benchmarking Data	34	Compensation-Related Policies	49

Compensation Discussion and Analysis—Overview & Summary
Executive Compensation in Summary
This summary highlights certain information contained elsewhere in this proxy statement and does not contain all of the information you should consider. Please carefully read the entire proxy statement before voting. More information on our 2025 performance is included in our annual report on Form 10-K for the year ended December 31, 2025. The term “Committee” in this Compensation Discussion and Analysis refers to the Human Resources and Compensation Committee. Certain defined terms used in this Compensation Discussion and Analysis are defined elsewhere in this proxy statement. Our “NEOs” or “named executive officers” for 2025 are: (i) R. Lane Riggs, Chairman, CEO and President; (ii) Jason W. Fraser, Retired Executive Vice President (“EVP”) and Chief Financial Officer (“CFO”); (iii) Gary K. Simmons, EVP and Chief Operating Officer (“COO”); (iv) Richard J. Walsh, EVP and General Counsel; and (v) Eric A. Fisher, Senior Vice President (“SVP”) Product Supply, Trading and Wholesale. References in this Compensation Discussion and Analysis to “we believe” or “our belief” are consistent with the Committee’s actions/views.

2025 COMPENSATION-RELATED PERFORMANCE HIGHLIGHTS
•Earned the third highest adjusted EPS in company history (as discussed and reconciled below).
•Returned $4.0 billion in cash to stockholders.
•Increased Valero’s dividend to $1.13 per share in January 2025 (and again to $1.20 per share in January 2026).
•Achieved Valero’s highest-ever refinery mechanical availability, refining throughput, and ethanol production.
•Achieved Valero’s second best-ever Tier 1 API Process Safety performance in the refining segment.
•Achieved Valero’s best-ever company-wide environmental performance and second best-ever refinery environmental performance, as measured through our Environmental Scorecards Incidents metric (on a weighted basis).
See “Annual Incentive Bonus” and “Long-Term Incentive Awards” under “Elements of Executive Compensation” below.

KEY CHANGES TO OUR 2025 EXECUTIVE COMPENSATION PROGRAM
Overview. In February 2025, the Committee approved certain prospective changes to the performance share component of our LTI program that applied beginning with our 2025 performance share grants. These changes, as well as the Committee’s rationale and beliefs with respect thereto, are detailed below under this caption. The input we received from stockholders during engagement and our response are discussed in this section under “2025 Say-on-Pay Engagement Efforts and Response” below.
(1)EXPIRATION OF THE “ENERGY TRANSITION MODIFIER” OR “ETM.”
•Intent and Operation. Our 2021-2024 performance share grants contained an ETM that tied LTI pay to our progress in advancing our low-carbon fuels strategy and growth consistent with our capital allocation framework and the achievement of our 2025 GHG emissions reductions/displacements target. The ETM could modify preliminary sub-total vesting results by up to 25 percent (positively or negatively) based on our annual achievement of targets for (i) GHG emissions reductions/displacements in line with our publicly disclosed targets; and (ii) capital deployed for economic low-carbon initiatives.

24	2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

•Developments Leading to Expiration of the ETM.
–ETM’s Purpose Was Fulfilled. Our 2021-2024 performance share grants were made at times when we were seeking to maximize economic low-carbon fuels growth investments in order to solidify our leadership position in this space. The ETM helped catalyze the significant investments we made during this period under our capital allocation framework to expand our renewable diesel production capacity and begin SAF production. These projects were completed prior to the end of 2024 and helped us to become the leading producer of low-carbon transportation fuels and achieve our 2025 GHG emissions reductions/displacements target early. As a result, the key operational and strategic objectives of the ETM were fulfilled by the end of 2024 and it was not renewed.
–Adverse Conditions for Low-Carbon Fuels Investments. Under our disciplined capital allocation framework, which has been a constant and key aspect of our strategy for over a decade, all growth capital projects (whether related to refining or low-carbon fuels) compete for capital and have been held to the same minimum after-tax internal rate of return requirement. Recently, adverse conditions and uncertainties with respect to the expected returns on many low-carbon fuels growth investments have reduced the anticipated competitiveness thereof relative to certain refining or other growth investments and, in turn, weakened the strength of alignment between investment decisions in line with our overall strategy and capital allocation framework and those that would have been incentivized by the renewal of the ETM.
–Summary. The Committee allowed the ETM to expire after (i) its purpose was fulfilled and we achieved our 2025 GHG emissions reductions/displacements target early; and (ii) the landscape for low-carbon fuels growth projects changed.
(2) REMOVAL OF NEGATIVE TSR CAP.
•Background on Adoption. Our performance shares granted in 2023 and 2024 included a cap on overall payouts at target when our absolute TSR was negative over the performance period. Notably, however, in 2023 we also (i) began targeting relative TSR performance above the peer median for performance share grants; and (ii) raised the value of Valero Common Stock our senior executives must own by 50 percent, each of which remain in place and support a strong alignment between the incentives of our executive compensation program and stockholder outcomes.
•Developments Leading to Removal. Since originally adopting the negative TSR cap, the Committee has been able to observe the actual versus intended effects thereof across several years of performance share grants and in the context of the recent increased volatility to the already cyclical nature of our commodity-based industry. With this added context and feedback from ongoing engagements, the Committee determined that a negative TSR cap is inappropriate for our particular business and strategy and actually weakens the overall link between our pay and performance.
•Context of Our Business and Strategy. Our strategy of being one of the industry’s most reliable, efficient, and low-cost operators, while maintaining a strong balance sheet, depends on the continued focus by our NEOs on outperforming our peers during both the highs and lows of our volatile commodity-based industry. Consistent with such long-term focus, we consider capital allocated to sustaining the operating capabilities and safety of our assets to be nondiscretionary under our capital allocation framework. The volatility of our industry exposes us to short-term stock price swings that can skew TSR measurements in ways that are not indicative of NEO performance and, with a negative TSR cap, can result in situations where achieving target TSR performance (i.e., above the median of the 12-member peer group discussed below) is rewarded the same as being the top-performer within the group. This can reduce the incentive to outperform peers in a down cycle and harm our ability to attract/retain talent, and is misaligned with our long-term strategy.
Focus on Relative TSR. The Committee concluded that looking solely to relative TSR performance within our performance shares is consistent with our strategy and business outcomes and promotes our NEOs’ continued focus on achieving peer-leading stockholder returns not only in an above mid-cycle margin environment, but also when uncontrollable external events result in down or below mid-cycle margins and returns (rendering a cap related to absolute negative TSR performance less effective in properly incentivizing NEO performance). Consistent with stockholder feedback, the Committee believes that relative TSR performance represents stockholder endorsement, or lack thereof, of our strategy and results. Regarding the ETM’s expiration, the Committee believes that relative TSR assesses our overall performance across not only our refining segment, but also our low-carbon fuels segments, and therefore incentivizes our NEOs’ focus on driving stockholder returns through company-wide performance. Based on feedback we received, our stockholders were supportive of our focus on relative TSR (without the negative TSR cap and without the ETM) and did not request any changes in this regard. As a result, and with the increased volatility to the already cyclical nature of our commodity-based industry from ongoing economic, geopolitical, and regulatory disruptions, the Committee concluded that focusing solely on relative TSR performance targeted above the peer median, but without the negative TSR cap and without the ETM, is currently the most appropriate way to incentivize our NEOs in alignment with stockholder outcomes and drive peer-leading performance in line with our particular business and strategy.

2026 PROXY STATEMENT	25

COMPENSATION DISCUSSION AND ANALYSIS

2025 SAY-ON-PAY ENGAGEMENT EFFORTS AND RESPONSE
Overview. At our 2025 annual meeting of stockholders, our say-on-pay proposal (for 2024 executive compensation) received over 75 percent approval (74.78 percent when including abstentions). While this represents strong overall support, the Committee was disappointed by the outcome, as it was a deviation from the high-level of approval received in recent years (94.90 percent in 2024 and 94.16 percent in 2023 (each including abstentions)). As discussed in further detail below, based on feedback received during our robust engagement efforts, the Committee believes that Valero’s overall executive compensation program is well-supported by our stockholders and that the deviation in support for our 2025 say-on-pay proposal was primarily driven by the negative voting recommendation of one of the two leading U.S. proxy advisory firms.
Engagement in 2025 and Into 2026. As noted above, we engage in stockholder, stakeholder, and proxy advisor outreach to solicit input on our executive compensation program, which has included senior leadership on our Board and/or members of our senior management team, as appropriate. Leading up to our 2025 annual meeting of stockholders, and through the remainder of 2025 and into 2026, our robust engagement efforts on compensation, sustainability, and governance included:
•offering dialogue to our 100 largest stockholders;*
•engaging with stockholders that collectively held approximately 48 percent of our Common Stock;* and
•holding at least 58 different meetings with stockholders and proxy advisory firms, several of which included participation from members of the Committee, including the Committee’s chair, and/or members of our senior management team.
*    Measurements reflect our reasonable determinations based on available data and information.
Engagement on U.S. Proxy Advisory Firm's Negative Recommendation.
•Efforts Leading Up To Recommendation. As part of these efforts, members of our management team engaged with the proxy advisory firm referenced above that recommended against our 2025 say-on-pay proposal prior to the firm’s issuance of its voting recommendation. The Committee itself also requested engagement with this proxy advisory firm prior to the issuance of its voting recommendation, but these efforts for additional engagement were declined. Ultimately, this proxy advisory firm recommended against our 2025 say-on-pay proposal just 15 days prior to our 2025 annual meeting of stockholders based primarily on the fact that it deemed the prospective removal of the negative TSR cap to be problematic, despite (i) the fact that such change did not impact our 2024 executive compensation (the subject of our 2025 say-on-pay proposal); and (ii) our decision to voluntarily file additional proxy solicitation materials with the SEC in order to provide more information with respect to such change (as well as the prospective expiration of the ETM) prior to such recommendation.
•Efforts Following Recommendation. Following this negative voting recommendation, the Committee and our management team focused their efforts on engaging with a wide range of stockholders in order to communicate the rationale for the Committee’s decisions and to explain that (i) the referenced proxy advisory firm’s own quantitative analysis indicated a low-level of concern with our pay for performance alignment; and (ii) the removal of the negative TSR cap and decision not to renew the ETM did not impact our 2024 executive compensation, which was the subject of our 2025 say-on-pay proposal.
What We Learned and Our Response. From these efforts, we learned that most of our institutional investors that have in-house compensation analysis teams were supportive of our executive compensation program, and that the stockholders who voted against our 2025 say-on-pay proposal consisted primarily of institutional investors who voted in line with such proxy advisory firm’s negative voting recommendation without robust independent assessment or engagement with respect to our particular facts and circumstances in this context, or were strongly influenced by such recommendation. The proxy advisory firm that recommended against our 2025 say-on-pay proposal has significant influence over a portion of our institutional stockholder base that engages them and, in turn, our stockholder votes. This type of influence is concerning, especially when changes in the compensation program do not affect the compensation for the analysis year and were made as part of a strategy to (i) align management’s incentives with stockholders’ interests and returns; and (ii) attract, retain and reward management, not only during years when the entire industry is performing well, but also when management outperforms the industry when external events outside of its control result in a down cycle for the industry.
Based on the widespread support we heard during stockholder engagements, our overall strong 2025 say-on-pay results, and the increased volatility to the already cyclical nature of our commodity-based industry noted above, the Committee determined that, for our performance shares, focusing solely on relative TSR performance targeted above the peer median, but without the negative TSR cap and without the ETM, continues to be the most appropriate design for our particular business and strategy. Notably, the overwhelming majority of stockholders we engaged did not suggest that any changes made to our executive compensation program design were necessary to retain and, considering this input, the Committee made no changes with respect thereto for 2026 compensation. Ongoing stockholder, stakeholder, and proxy advisory firm engagement on such changes and/or our overall compensation program design will continue and be considered in future decisions.

26	2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Supplemental Compensation-Related Disclosures. While the Committee did not make any changes to our 2026 executive compensation program design as noted above, from engagement we learned that it might be helpful to more clearly convey the extent of the volatility of our particular industry. As such, the following graph (which ties to disclosures in our quarterly earnings releases) includes information with respect to the ongoing margin volatility we face from feedstock and product price fluctuations that are outside of our NEO’s control. This uncontrollable volatility must be considered when setting and assessing our executive compensation, and helps demonstrate the advisability of the 2025 performance share design changes discussed above.

USGC Refining Product Margin (RVO Adjusted)*
Dollars Per Barrel ($)
30
25
20
15
10
5
0
30.27
14.64
30.87
24.47
24.61
14.12
11.89
12.41
16.69
14.79
21.05
23.86
10.03
12.98
14.70
(2.41)
8.13
7.95
6.28
1.86
3.58
8.99
7.78
4.10
1Q23
2Q23
3Q23
4Q23
1Q24
2Q24
3Q24
4Q24
1Q25
2Q25
3Q25
4Q25
Three Month Period
ULS Diesel Less Brent Crude
CBOB Gasoline Less Brent Crude

*As used in the graph above, “USGC” refers to the U.S. Gulf Coast, “RVO” refers to the renewable volume obligation under the U.S. Renewable Fuel Standard program, “CBOB” gasoline refers to Conventional Blendstock for Oxygenate Blending gasoline, and “ULS” diesel refers to ultra-low-sulfur diesel. More details on these figures, as well as other market reference prices and differentials with respect to our Refining, Renewable Diesel, and Ethanol segments, can be found in the average market reference prices and differentials tables and the corresponding notes thereto within our earnings release for the corresponding quarterly period referenced above.

RECENT CHIEF FINANCIAL OFFICER TRANSITION
As part of our well-established succession planning process, effective January 1, 2026, the Board elected Homer S. Bhullar to the role of SVP and CFO. Mr. Bhullar previously served as Vice President-Investor Relations and Finance and succeeded Mr. Fraser as CFO following his decision to retire as EVP and CFO effective as of the close of business on December 31, 2025, and as an employee in early February 2026. Mr. Bhullar did not serve as CFO at any point in 2025 and, as such, is not an NEO for such year. However, as previously disclosed, in connection with Mr. Bhullar’s promotion to SVP and CFO, his target total pay was increased to align more closely with peer-median CFO levels and to be positioned consistent with the internal pay parity among top Valero executives. Specifically, Mr. Bhullar’s annual base salary was increased from $500,000 to $770,000, his annual bonus target percentage was increased from 75 percent to 85 percent of base salary, and his long-term incentive target percentage was increased from 220 percent to 350 percent of base salary, in each case effective as of January 1, 2026.

2026 PROXY STATEMENT	27

COMPENSATION DISCUSSION AND ANALYSIS

VALERO’S COMPENSATION PHILOSOPHY

☑	Tightly link company performance and executive pay	☑	Balance compensation over the short and long term
☑	Align the interests of executives and stockholders	☑	Facilitate retention of top executive talent
☑	Manage risk and adopt best practices in executive pay	☑	Reward HSE performance and advance other strategic goals through executive incentives

ELEMENTS OF EXECUTIVE COMPENSATION—SUMMARY
The primary elements of our 2025 executive compensation program, are summarized in the table below. We use the term “Target Total Pay” in this Compensation Discussion and Analysis to refer to the sum of an executive’s base salary, targeted annual incentive bonus, and the target values of long-term incentive awards. The variable elements of our 2025 executive compensation program are summarized in further detail under “Executive Compensation Design Elements—Variable Pay” below.

Element*	Form	Key Characteristics
Base Salary	Cash
•Takes into consideration scope and complexity of the role, peer market data, experience of the incumbent, and individual performance and circumstances
•Aligned with competitive practices in order to support recruitment and retention of top talent

Annual Incentive Bonus Program	Performance-Based Cash
•Variable component of annual pay focused on achievement of short-term annual financial, operational, and strategic objectives that are critical drivers for safe, reliable, and efficient operations, returns to stockholders, the disciplined use of capital, and other strategic goals
•Range of payout: 0-200 percent of target, with payouts capped at 200 percent regardless of outperformance vs. goals

Long-Term Incentive Program	Performance Shares (50%)
•Earned based on relative TSR against the twelve-member Performance Peer Group discussed below across a three-year period
•Range of payout: 0-200 percent of target, with payouts capped at 200 percent regardless of outperformance vs. Performance Peer Group
•Targets above peer-median relative TSR performance

Restricted Stock (50%)
•Value delivered is driven by absolute performance of Valero Common Stock and returns to stockholders through dividends
•Aids in the retention of critical talent (as it is an important feature in competitive pay packages among peers)
•Vests 1/3 per year over three years

Fixed	Variable
*Each of these elements and the key characteristics with respect thereto are discussed in further detail under “Elements of Executive Compensation” below. See also “Key Adjustments and Changes to Our 2025 Executive Compensation Program” and “2025 Say-on-Pay Engagement Efforts and Response” under “Executive Compensation in Summary” above.

28	2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

PAY FOR PERFORMANCE ALIGNMENT RELATIVE TO PEERS
Valero’s executive pay program is designed to reward executives for superior company performance. The program design emphasizes variable incentive pay (delivered through annual and long-term incentives) such that an executive’s pay ultimately realized is significantly dependent upon the achievement of both absolute and relative performance measures.
The table below shows relative performance and pay versus companies within our Compensation Comparator Peer Group over the three-year period ending in 2024 (results through 2025 cannot be determined until 2025 executive pay for all comparator companies is disclosed in 2026 proxy statements). We assess this relative performance and pay by (i) comparing our TSR relative to our peers; and (ii) by comparing “realizable” pay for our executives relative to “realizable” pay for the executives of our peers (for measuring relative pay) as set forth below. Because relative performance and pay versus peer companies is measured over the three-year period ending in 2024, the “realizable” pay within both the CEO comparison and the Top-5 Executives comparison includes pay levels for Joseph W. Gorder as our CEO in 2022, and for Mr. Riggs as our CEO in 2023 and 2024, and the Top-5 Executives comparison includes pay levels for Mr. Gorder as Executive Chairman for 2023. The Committee also reviews additional third-party pay and performance alignment analyses to assess the pay and performance relationship and to ensure our executive compensation program is producing the desired pay and performance alignment outcomes.

After assessing the following and other relevant data with the Committee’s independent compensation consultant, we believe our performance aligned at a higher percentile relative to the peers below than did our executive compensation relative to the peers, demonstrating alignment between our executive compensation program design outcomes and stockholder interests.

Valero’s Percentile Ranking vs. Peers(1)
Timeframe	Role	Relative TSR Performance vs. Peers	Relative Pay(2) vs. Peers

3 Years (ending in 2024)	CEO	86th percentile	64th percentile
	Top-5 Executives(3) (including CEO)	86th percentile	64th percentile
Footnotes:
(1)Reflects the 2025 Compensation Comparator Peer Group of 14 peers as described under “Administration of Executive Compensation Program—Peer Group and Benchmarking Data” below.
(2)Represents “realizable” pay as reported in company annual proxy statements and includes: salaries, annual bonuses earned, long-term incentive awards that have vested or been exercised, the increase/decrease in value of long-term incentive awards that were still outstanding as of December 31, 2024, and one-off payments like severance to outgoing executives and sign-on awards for incoming executives.
(3)Pay comparisons are drawn against the “Top-5” group of executives at Valero and the peers, inclusive of the CEO, the CFO, and the three highest-paid other named executive officers as disclosed in the respective proxy statements for each year within the three-year measurement period. The calculations are conducted on the cumulative pay of each company’s five most highly compensated named executive officers. In cases in which a company included more than five named executive officers in their pay disclosures, only the five most highly paid executives were included in order to maintain consistency across all companies.

2026 PROXY STATEMENT	29

COMPENSATION DISCUSSION AND ANALYSIS

The following graph illustrates the CEO three-year relationship between relative pay and relative performance versus the peers through 2024 (referenced in footnote (1) above) and shows that Valero’s performance versus the peers aligned at a higher percentile than did Valero’s CEO pay versus that of the peers’ CEOs during this time period:

CEO - 3-Year Cumulative Real Compensation Percentile vs.
Cumulative Total Shareholder Return Percentile
(1/1/22–12/31/24)
Real Compensation Percentile
Total Shareholder Return Percentile
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
0%
10%
20%
30%
40%
50%
60%
70%
80%
90%
100%
Compensation Delivery Exceeds Shareholder Returns
Pay for Performance Aligned
Shareholder Returns Exceed Compensation Delivery
Peer 1
Peer 2
Peer 3
Peer 4
Peer 5
Peer 6
Peer 7
Peer 8
Peer 9
Peer 10
Peer 11
Peer 12
Peer 13
Peer 14
Valero Energy Corporation

Three-year pay history reflects Mr. Gorder’s cumulative “realizable” pay during this period as our CEO in 2022 plus Mr. Riggs’ “realizable” pay as CEO for 2023 and 2024.

30	2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

The following graph illustrates the top-5 NEOs’ three-year relationship between relative pay and relative performance versus the peers through 2024 (referenced in footnote (1) above) and also shows that Valero’s performance versus the peers aligned at a higher percentile than did Valero’s top-5 NEOs’ pay versus that of the peers’ top-5 NEOs during this time period:

Top 5 NEOs - 3-Year Cumulative Real Compensation Percentile vs. Cumulative Total Shareholder Return Percentile (1/1/22–12/31/24)

Real Compensation Percentile
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
Total Shareholder Return Percentile
0%
10%
20%
30%
40%
50%
60%
70%
80%
90%
100%
Compensation Delivery Exceeds Shareholder Returns
Pay for Performance Aligned
Shareholder Returns Exceed Compensation Delivery
Valero Energy Corporation
Peer 1
Peer 2
Peer 3
Peer 4
Peer 5
Peer 6
Peer 7
Peer 8
Peer 9
Peer 10
Peer 11
Peer 12
Peer 13
Peer 14

Three-year pay history reflects the cumulative pay of top-5 NEOs’ (including Mr. Gorder as Executive Chairman in 2023) “realizable” pay during this period.

EXECUTIVE COMPENSATION DESIGN ELEMENTS—VARIABLE PAY
Annual Incentive Bonus Program*

Component	Metric(s)	Weight	Outcome Range
Financial	Adjusted EPS**	40%	0% - 200%
Operational	a) Health, Safety, and Environment (HSE) b) Mechanical Availability c) Refining Cash Operating Expense Management	40%	0% - 200%
Strategic	Array of Initiatives, including financial, operational, and other strategic goals	20%	0% - 200%
COMBINED:		100%	0% - 200%
*Our annual incentive bonus plan and matters related thereto are often referred to herein as our annual incentive bonus program.
**This metric reflects EPS attributable to Valero stockholders, assuming dilution, as adjusted to exclude certain special items, and is discussed in further detail and reconciled under “Elements of Executive Compensation—Annual Incentive Bonus” below.

2026 PROXY STATEMENT	31

COMPENSATION DISCUSSION AND ANALYSIS

Target Pay Mix - CEO

Variable Pay
10%
16%
74%
Salary
Annual Incentive Bonus
Long-term Incentives

2025 Long-Term Incentive Program
50%	50%
Performance Shares*	Restricted Stock

•Performance outcomes determined by Valero’s relative TSR vs. Performance Peer Group (discussed below)
•Range of payout: 0-200 percent of target, with payouts capped at 200 percent regardless of outperformance vs. Performance Peer Group
•3-yr ratable vesting, with no re-testing
•Targets above peer-median relative TSR performance
•Value ultimately realized increases/decreases with Valero Common Stock price movement and dividends paid •3-yr ratable vesting
90 percent of CEO Target Total Pay for 2025 is at risk (variable)
*See “Elements of Executive Compensation—Long-Term Incentive Awards—Performance Shares” below.

Compensation Discussion and Analysis—Detail
Adoption of Compensation Governance Best Practices
Our executive compensation program includes many features that are recognized as best practices, including those set forth below.

PAY FOR PERFORMANCE
•Incentive compensation (annual incentive bonus and long-term incentives) represents the majority (ranging from 80 percent to 90 percent) of the 2025 Target Total Pay of our named executive officers.
•We target 50 percent of the LTI face value and share count granted to our NEOs to be awarded in the form of performance shares tied to our relative TSR performance.

STOCKHOLDER ALIGNMENT
•We use multiple performance metrics to motivate achievements that complement one another and that contribute to the long-term creation of stockholder value.
•Our officers and directors are subject to rigorous Stock Ownership and Retention Guidelines, as discussed under “Compensation-Related Policies” below, which require (i) more ownership for our CEO and President (as a percent of salary) than the median practices among our peers, and more broadly, among S&P 500 companies; and (ii) pre-approval from the Committee (for our CEO) and our CEO (for other officers) for sales exceeding 20 percent of the officer’s holdings of Valero Common Stock, which promotes our NEOs’ ongoing retention of Valero Common Stock following vesting beyond that of the minimum ownership requirements.
•We engage in stockholder, stakeholder, and proxy advisor outreach to solicit input on our executive compensation program, which has included senior leadership on our Board and/or members of our senior management team.
•100 percent of our long-term incentive opportunity is denominated in shares of Valero Common Stock.
•Earned values under the performance share component of our LTI program are tied not only to increases to Valero’s stock price, but also to the extent to which Valero’s TSR surpasses our peers’ (as described above) respective TSR.

32	2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

PROGRAM DESIGN
•Incentives are balanced between absolute performance goals (rewarding the achievement of pre-established goals) and relative measures (namely, relative TSR, which links incentives under performance shares to surpassing the TSR performance of our peers, as described above).
•We have maximum payout ceilings at 200 percent of target for both our annual incentive bonus program and our performance shares.
•Achievement of target performance for the relative TSR performance component of our performance shares requires performance above the peer-median TSR.
•Our executive pay program includes design features that mitigate against the risk of inappropriate behaviors.
•Our executive pay design aligns overall with practices among Valero’s peers and in comparable industries.

PAY BENCHMARKING
•Our revenues and market capitalization are within a reasonable range of the median revenues and market capitalization of the peer group of companies against which we benchmark our executives’ pay, as discussed further under the caption “Peer Group and Benchmarking Data” below, reflecting that we make pay comparisons in a size-appropriate fashion.
•We benchmark against the median pay levels of the Compensation Comparator Peer Group (as described below) for each of base pay, annual incentive bonus, long-term incentives, and Target Total Pay.

AVOID PROBLEMATIC PAY PRACTICES
•We have eliminated all change of control gross-ups for potential parachute excise taxes and maintain a policy against the implementation of change of control arrangements that contain gross-ups.
•We have a policy (i) stipulating that grants of performance shares contain “double trigger” terms and conditions for vesting in a change of control context such that performance shares will not automatically vest upon a change of control of Valero; and (ii) that states that the Committee may provide in the award agreement that if a participant’s employment with Valero is terminated following a change of control, any unvested performance shares will vest on a partial, pro-rata basis (depending on length of service during the performance period) upon such termination (rather than vesting automatically in full upon the change of control), with such qualifications for an award as the Committee may determine.
•Our long-term incentive program mandates that any stock options cannot be re-priced without stockholder approval.
•Our named executive officers and directors are prohibited from pledging shares of our Common Stock as collateral or security for indebtedness, and may not purchase, sell, or write calls, puts, or other options or derivative instruments, including those that are designed to hedge or offset any decrease in the market value of our Common Stock.
•Our Executive Compensation Clawback Policy requires the return of bonuses and other incentive and equity compensation in certain restatement situations beyond those covered by minimum SEC and NYSE requirements.
See “Compensation-Related Policies” below and “Risk Assessment of Compensation Programs” above for additional information.

OTHER STRONG GOVERNANCE FEATURES
•The Committee is composed entirely of directors who meet the applicable independence standards of the SEC and NYSE.
•The Committee retains the services of an independent executive compensation consultant that provides services directly to the Committee.
•We conduct an annual say-on-pay vote as recommended by our stockholders.
•We have a declassified Board and all of our continuing directors stand for re-election each year.
•Our Board has approved a limit on the annual amount of equity compensation that may be paid to non-employee directors.
•We currently have nine independent directors who serve on four fully independent committees.
•We have an independent Lead Director.
•Our bylaws grant proxy access to our stockholders.
•Our bylaws permit stockholders to call special meetings of stockholders.

2026 PROXY STATEMENT	33

COMPENSATION DISCUSSION AND ANALYSIS

Administration of Executive Compensation Program
Our executive compensation program is administered by the Committee, which is composed of three independent directors. Policies adopted and/or overseen by the Committee are implemented by our compensation and benefits staff. In 2025, the Committee continued to retain Exequity LLP (“Exequity”) as an independent compensation consultant for executive and director compensation matters. The nature and scope of the consultant’s services are described under “Compensation Consultant Disclosures” below.

PEER GROUP AND BENCHMARKING DATA
The Human Resources and Compensation Committee uses peer group compensation data to assess benchmarks of base salary, annual incentive compensation, and long-term incentive compensation. The Committee uses the Compensation Comparator Peer Group (as described below) to benchmark compensation for our named executive officers. This reference is sometimes referred to in this proxy statement as “compensation survey data” or “competitive survey data.”
Our compensation and benefits staff, under supervision of the Committee, develops initial recommendations for base salary, bonuses, and other compensation arrangements using the compensation survey data with assistance from Exequity. Our use of the data is consistent with our philosophy of providing executive compensation and benefits that are competitive with companies that we compete with for executive talent. In addition, the compensation survey data and analyses assist the Committee in assessing our pay levels and targets relative to companies in the Compensation Comparator Peer Group. See also “Elements of Executive Compensation—Benchmarking Competitive Pay Levels” below.
Compensation Comparator Peer Group
The Compensation Comparator Peer Group (applicable to 2025 salary, long-term incentive, and annual incentive bonus decisions) is composed of companies that either engage in U.S. domestic oil and gas operations or are large, complex companies from comparable industries that are representative of the scale and complexity of Valero’s operations. The Compensation Comparator Peer Group is relevant to our business because we compete with the member companies for talent at every level from entry-level employees to senior executives. We believe that our pay comparisons are size-appropriate because the median revenues and market capitalization of the peer group are within a reasonable range of our revenues and market capitalization for the period covered in the competitive survey data (as discussed further below). Our understanding of this group’s compensation programs/levels is vitally important in order to remain competitive in the market for employee and executive talent.

Compensation Comparator Peer Group
Chevron Corporation	HF Sinclair Corporation*
ConocoPhillips*	Lockheed Martin Corporation
Dow Inc.	LyondellBasell Industries N.V.*
EOG Resources, Inc.*	Marathon Petroleum Corporation*
Exxon Mobil Corporation	Occidental Petroleum Corporation*
General Motors Company	Phillips 66*
Halliburton Company	RTX Corporation
* Also a member of the Performance Peer Group as described below.
Given Valero’s size and complexity, our employees at all levels would be qualified candidates for similar jobs at any of the companies included in this group. The Compensation Comparator Peer Group was approved by the Committee in October 2024 when executive pay levels were initially considered and established according to the annual pay review process and was also utilized in establishing 2025 LTI targets and awards, as discussed in further detail under “Process and Timing of Compensation Decisions” below under this caption and “Elements of Executive Compensation—Long-Term Incentive Awards” below.
The Committee established the group after considering: (i) direct competitor companies with whom Valero would either seek out executive talent or must defend our own (includes independent refining and marketing and integrated oil and gas companies with large-scale refining operations, with some consideration for oil and gas exploration and production companies and oil field services companies if similar in scale and complexity); (ii) similarly complex organizations in comparable industries within an appropriate and comparable size based on revenues and market capitalization (generally within the range of 50% to 250% of Valero’s); and (iii) companies generally employing typical U.S.-based approaches to executive pay and within a reasonable geographic proximity. In establishing the Compensation Comparator Peer Group, the Committee looked to position Valero within a reasonable range of the peer group median revenues and market capitalization.

34	2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Performance Peer Group
We use a different peer group for purposes of determining the relative performance of Valero’s TSR. We use this relative TSR metric in the performance share component of our LTI program. The 2025 Performance Peer Group was selected based on the members’ engagement in U.S. domestic refining and marketing operations or comparable industries. In addition, we confirm the correlation of these companies’ stock price over time with Valero’s in order to ensure that we are making TSR comparisons against companies whose stock price can generally be expected to perform in consistent ways in relation to Valero’s. This testing helps confirm that Valero’s outperformance versus peers is attributable to the stewardship of our executives, as opposed to extraneous market conditions.
Our use of different peer groups for compensation and performance is based on the Committee’s belief that when measuring business performance, companies with a similar business model (or with similar operations within such business model) should be included. But the Committee also recognizes that comparing the performance of Valero’s operations with those of upstream and integrated oil and gas companies, and similarly complex organizations in comparable industries, can result in anomalies due to the mismatch in how similar industry-specific events can impact companies with these varying business models. Broader events arising from legal, regulatory, and political uncertainties, as well as global geopolitical and other conflicts and tensions, also affect companies differently, adding to the difficulty in formulating a peer group without anomalies in results. In addition, there are relatively few companies in our business against which clear comparisons can be drawn, rendering a peer group composition more challenging than in most industries.
In February 2025, the Committee approved/established a peer group for TSR measurement applicable to performance share grants with performance periods ending in 2025 as set forth below. Included in the peer group is the Energy Select Sector SPDR Fund (XLE) index, which serves as a proxy for stock price performance of the energy sector and includes companies with which we compete for capital. The change in the XLE index price across the designated performance periods is measured as TSR. Valero is included in this peer group when results are calculated.
In addition to Valero, such peer group for each of the 2025, 2024, and 2023 performance share awards is composed of the following ten companies and the XLE index, which helps incentivize our NEOs’ focus on outperforming our peers throughout the highs and the lows of our industry.

Performance Peer Group (for Relative TSR Comparison)
ConocoPhillips*	Marathon Petroleum Corporation*
CVR Energy, Inc.	Occidental Petroleum Corporation*
Delek US Holdings, Inc.	PBF Energy Inc.
EOG Resources, Inc.*	Phillips 66*
HF Sinclair Corporation*	Energy Select Sector SPDR Fund (XLE)
LyondellBasell Industries N.V.*
*Also a member of the Compensation Comparator Peer Group as described previously.

PROCESS AND TIMING OF COMPENSATION DECISIONS
The Committee reviews and approves all compensation targets for the NEOs each year in conjunction with Valero’s annual strategic planning meeting (October or November) and reviews and determines annual incentive compensation payouts (annual incentive bonus and LTI awards) in the first quarter after the conclusion of previously approved performance periods. Our CEO evaluates the performance of the other NEOs and develops individual recommendations based upon the competitive survey data. Our CEO and the Committee may make adjustments to the recommended compensation based upon an assessment of an individual’s performance and contributions, or for retention or other reasons. The compensation for our CEO is reviewed by the Committee and recommended to the Board’s independent directors for approval. This assessment is based on the competitive survey data and, as applicable, other factors described in this Compensation Discussion and Analysis, and adjustments may be made based upon the independent directors’ evaluation of our CEO’s performance and contributions, as well as individual circumstances.
The total compensation opportunity offered to each NEO is reviewed at least once annually. The Committee assesses the target levels of annual incentive bonus and LTI compensation for the current year, and new salary rates to become effective the next fiscal year, each based upon its review of the competitive survey data (and, as applicable, other factors described in this Compensation Discussion and Analysis), and recommendations from Valero’s CEO for other NEOs. The Committee may, however, review or change such compensation opportunities and levels or grant LTI awards at other times during the year because of new appointments or promotions, or for retention or other strategic reasons.

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COMPENSATION DISCUSSION AND ANALYSIS

The Committee does not time the grants of LTI awards around Valero’s release of new material information or time the release of new material information for purposes of affecting the value of executive compensation. Valero had no outstanding stock option awards (vested or unvested) as of December 31, 2025.
Elements of Executive Compensation
We believe that (i) variable pay (i.e., annual incentive bonus and long-term equity-based incentives that do not become a permanent part of base salary)—when delivered through appropriate incentives—is ultimately the best way to drive total compensation among our NEOs; and (ii) a significant portion of our NEOs’ compensation should be incentive-based and determined by both company and individual performance. Our executive compensation program is designed to accomplish the following long-term objectives:
•to provide compensation incentives and payouts that are tied to the performance of internal and external metrics both on a relative and absolute basis and that are tied to our particular business and strategy;
•to align executives’ pay opportunities with stockholder value creation, by incentivizing the continued focus on outperforming peers during both the highs and lows of a volatile commodity-based industry like ours; and
•to attract and retain the best executive talent in our industry.
We believe that superior performance is motivated when an executive’s achievement of his or her full compensation opportunities is contingent on achieving performance results that exceed pre-established goals and/or outperforming peers.
Our annual incentive bonus program rewards are tied to:
•maintaining safe, reliable, and efficient operations;
•maximizing earnings and returns to stockholders;
•achievement of HSE goals; and
•attainment of other key financial, operational, and strategic performance measures.
We believe that incentives that drive stockholder value should also drive named executive officer pay. Our long-term equity incentive awards are designed to tie executives’ financial reward opportunities with increased stockholder value creation, including through stock price performance (both absolute and relative to the peer group) and the payment of dividends. The LTI awards in our executive compensation program include performance shares and restricted stock. Performance share grants do not assure a payout to the NEO unless and until stockholder value is created through company performance as noted above. We also believe that NEOs should hold a significant equity stake in the company to further motivate the creation of stockholder value, and that retention of our industry-leading group of top executives is critical to our ongoing success, which is why we include awards of restricted stock in our long-term incentive program coupled with rigorous Stock Ownership and Retention Guidelines, as discussed under “Compensation-Related Policies” below.
Base salary is designed to provide a fixed level of competitive pay that reflects the NEO’s primary duties and responsibilities, and to provide a base upon which incentive opportunities and certain other benefit levels are established. As discussed below, we also provide certain health, welfare, retirement, and other benefits generally in line with peer practices or market competitive conditions.

BENCHMARKING COMPETITIVE PAY LEVELS
The Committee benchmarks base salaries for our named executive officers against the 50th percentile (median) of compensation survey data, and may make decisions to pay above or below this level based on individual circumstances (including performance of the executive, internal parity, retention, and management succession planning). We also benchmark annual bonus targets (expressed as a percentage of base salary), long-term incentive targets (expressed as a percentage of base salary), and Target Total Pay for each executive position by reference to the 50th percentile (median) benchmark of the Compensation Comparator Peer Group, and may make decisions to award above or below these targets based on individual circumstances (including performance of the executive, internal parity, retention, and management succession planning).

ROLE OF INDIVIDUAL PERFORMANCE AND PERSONAL OBJECTIVES
The Committee evaluates the individual performance of, and performance objectives for, our NEOs. Performance and compensation for our CEO are reviewed and approved by the Board’s independent directors with recommendation from the Committee. For NEOs other than our CEO, individual performance and compensation are evaluated by the Committee with recommendations from our CEO. Individual performance and objectives are specific to each NEO position.

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COMPENSATION DISCUSSION AND ANALYSIS

RELATIVE SIZE OF MAJOR COMPENSATION ELEMENTS
An NEO’s Target Total Pay is structured so that realizing the targeted amount is highly contingent on Valero’s performance due to the NEO’s level of at-risk pay. The following graph summarizes the relative Target Total Pay mix of 2025 base salary and target incentive compensation for our NEOs.
* Numbers may not foot to 100 percent due solely to rounding.
When setting executive compensation, the Committee considers the amount and form of compensation payable to an executive and seeks to achieve an appropriate balance between cash rewards for the achievement of company and personal objectives and LTI awards that align the long-term interests of our NEOs and our stockholders. The size of each element is based on the assessment of competitive survey data and market practices, as well as company and individual performance. The Committee analyzes Target Total Pay from a market competitive perspective, and then evaluates each component relative to its market reference. The Committee believes that making a significant portion of our NEOs’ incentive compensation contingent on long-term stock price performance and other stockholder returns more closely aligns our NEOs’ interests with those of our stockholders.
Given that we place a large amount of Target Total Pay at risk in the form of variable pay (annual incentive bonus and long-term incentives), the Committee generally does not adjust current compensation based on realized gains or losses from prior incentive awards or current stock holdings. For example, the Committee does not change the size of a target LTI grant in a particular year solely because of Valero’s stock price performance over the preceding years.
The Committee recognizes that the refining and marketing industry is volatile and subject to factors beyond our NEOs’ control, and therefore strives to maintain a measure of predictability consistent with a substantial reliance on variable compensation structures in furtherance of a fundamental pay for performance philosophy. See “Supplemental Compensation-Related Disclosures” under “Executive Compensation in Summary—2025 Say-on-Pay Engagement Efforts and Response” above for more details on the extent and impact of such volatility.

BASE SALARIES
Base salaries for our NEOs are approved by the Committee after taking into consideration median practices for comparable roles among the Compensation Comparator Peer Group companies (and, as applicable, other factors described in this Compensation Discussion and Analysis). The Committee also considers the recommendations of our CEO for NEOs other than our CEO. The base salary and all other compensation of our CEO are reviewed and approved by the independent directors of the Board with recommendation from the Committee.
Base salaries are reviewed annually and may be adjusted to reflect promotions, the assignment of additional responsibilities, individual performance or circumstances, Valero’s performance, or other strategic reasons. Salary changes resulting from the annual review are typically made effective on January 1. Salaries are also periodically adjusted to remain competitive with companies within the compensation survey data and to reflect changes in the NEO’s responsibilities. For 2025, base salaries were increased by 4.2 percent for our CEO and in a range of 3.3 percent to 6.2 percent for the remaining NEOs, each versus the prior year.

ANNUAL INCENTIVE BONUS
The Committee believes that the achievement of short-term financial, operational, and strategic performance objectives is critical to creating long-term stockholder value. The annual incentive bonus is designed to incentivize the achievement of peer-leading results as reflected through business-critical financial, operational, and strategic performance measures.

2026 PROXY STATEMENT	37

COMPENSATION DISCUSSION AND ANALYSIS

We continue as one of the premier operators in our competitive and volatile industry through disciplined execution of our strategic plan and daily focus on operational excellence. The annual incentive bonus design guides and incentivizes this focus with particular emphasis on (i) ensuring the safety of our employees, contractors, and communities; and (ii) striving to operate our facilities reliably and at the lowest cost, which facilitate our ability to maximize earnings and profitability across all margin environments.
The Committee considers the following to determine annual incentive bonuses for each executive:
•the individual’s position and responsibilities, which are used (along with the competitive survey data and other factors described in this Compensation Discussion and Analysis) to help determine a targeted percentage of base salary that may be awarded as an incentive bonus;
•pre-established performance objectives that include a quantitative financial performance goal (“Financial Performance Goal”), quantitative operational performance goals (“Operational Performance Goals”), and qualitative objectives related to Valero’s long-term strategy (“Strategic Execution Goals”) for the performance year, which are categorized under specific strategic areas including stockholder returns, disciplined capital use, operational excellence, and other strategic objectives; and
•a qualitative evaluation of the individual’s performance.
As a result, the amount of the bonus ultimately paid to a named executive officer takes into consideration the Committee’s assessment of Valero’s and each executive’s performance in relation to the pre-established performance goals, including overall company performance and stockholder outcomes, as more fully described below.
Financial Performance Goal
Weighted at 40 percent of the annual incentive bonus program, the Financial Performance Goal considered for our annual incentive bonus is EPS attributable to Valero stockholders – assuming dilution, adjusted for special items that are non-recurring and/or not indicative of our core performance. These adjustments have been consistently applied in recent years.
The Committee establishes minimum, target, and maximum levels for such adjusted EPS performance in the first quarter of the performance year based on Valero’s budget approved by the Board and our assessment of anticipated market conditions for the full year based on the information available at such time. However, the volatile nature of our commodity-based industry can result in significant swings in short-term product margins and our earnings that are beyond our control and must be taken into consideration when setting minimum, target, and maximum levels for the present year compared to such levels and actual performance for the prior year. The Committee believes that this measure appropriately reflects our business planning process and corporate philosophy regarding financial performance measurement. See “Supplemental Compensation-Related Disclosures” under “Executive Compensation in Summary—2025 Say-on-Pay Engagement Efforts and Response” above for more information.
Valero’s adjusted EPS performance in 2025 was $10.61 per share (versus a target of $6.83 per share), resulting in a 200 percent performance score for the Financial Performance Goal component (and an overall performance outcome of 80 percent versus an overall target of 40 percent for this component).
The following table describes the adjustments to Valero’s 2025 EPS for purposes of the 2025 Financial Performance Goal:

EPS attributable to Valero stockholders – assuming dilution	$7.57
Exclude:
Asset impairment loss related to U.S. West Coast assets	$2.83
Employee retention and separation costs related to facility idling/closure	$0.12
Last-in, first-out (“LIFO”) liquidation adjustment related to U.S. West Coast region	$0.09
Adjusted EPS for Financial Performance Goal	$10.61
The adjusted EPS target of $6.83 was established in the first quarter of 2025 based on Valero’s budget approved by the Board and our assessment of anticipated market conditions for the full year based on the information available at such time. Valero’s $10.61 adjusted EPS performance achieved in 2025 reflects very strong earnings results in a volatile geopolitical and margin environment.

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COMPENSATION DISCUSSION AND ANALYSIS

Operational Performance Goals
Operating safely and reliably is one of Valero’s highest priorities and is critically important to maximizing profitability as well as protecting our employees, contractors, and communities. Maintaining our position as one of the industry’s lowest-cost providers of essential liquid fuels supports our objective of delivering distinctive financial results and peer-leading returns to stockholders across all margin environments.
With a combined weighting of 40 percent of our annual incentive bonus program, the Operational Performance Goals considered for our annual incentive bonus, as established and approved by the Committee in the first quarter of the performance year, are measured against the following equally weighted sub-components:
•Health, Safety, and Environment – Measures Valero’s achievements in the areas of health, safety, and environmental stewardship through an array of metrics, including environmental scorecard incidents (including reportable spills), process safety incidents, and progress against certain inspection and audit tasks;
•Mechanical Availability – Measures Valero’s achievements in improving refining competitiveness by successfully executing refinery maintenance and by reducing unplanned outages and environmental events through improved mechanical availability within our refineries; and
•Refining Cash Operating Expense Management – Measures Valero’s achievements in managing refinery operating costs, with a performance scale which generally reflects industry-wide performance comparisons.
These Operational Performance Goals are set at levels deemed to be challenging to achieve and reflective of industry-competitive performance, yet are reasonably attainable with strong performance. The Committee believes that these measures appropriately reflect our core business and strategic objectives as noted above. After completion of the fiscal year, each of the Operational Performance Goals is measured against Valero’s actual performance in these areas and the minimum, target, and maximum levels established by the Committee in the first quarter of the performance year. The three sub-components are described in further detail below.
Health, Safety, and Environment – HSE
Weighted at 13.33 percent of the annual incentive bonus program, the Health, Safety, and Environment sub-component is comprised of seven unique and separately-weighted metrics as shown in the following table:

Metric	Description	Performance Indicator Type

Vessel/PSV Inspections	Number of past-due vessel and pressure safety valve (“PSV”) inspections	Leading
PHA Action Items > 2 Years (Non-Turnaround for Refining)	Number of corrective refining or logistics Process Hazard Analysis (“PHA”) action items identified through regulatory safety procedures reviews that are greater than two years old and are not yet completed	Leading
HSE Audit Past-due Items	Number of past-due items identified through comprehensive internal audits to ensure compliance with regulations, permits, and Valero standards	Leading
Management Audits Percent	Percentage of ethanol plant audit items completed as identified through monthly safety and environmental program audits covering both work and confined space permitting, as well as ethanol loading	Leading
Environmental Scorecard Incidents	Number of incidents reportable to regulatory agencies (includes application of a severity/volume enhancer to increase the number of incidents recorded for more significant environmental events)	Lagging
Tier 1 API Process Safety Incidents/Rate	Number or rate of recordable safety incidents occurring in conjunction with a loss of process containment	Lagging
Reliability Events	Number of events causing an ethanol plant outage of greater than one-half day	Lagging

The design of the Health, Safety, and Environment sub-component includes both leading and lagging indicator metrics, which not only rewards our performance in objective measures of health, safety, and environmental performance (as measured through the lagging indicator metrics), but also incentivizes disciplined adherence to the inspection, audit, and maintenance programs that are reflected in our leading indicator metrics.

2026 PROXY STATEMENT	39

COMPENSATION DISCUSSION AND ANALYSIS

The ongoing performance improvement across many of our health, safety, and environmental metrics (including refinery Environmental Scorecard Incidents for our 15 refineries and refinery Tier 1 API Process Safety Incidents/Rate metrics as demonstrated in the following graphs), as well as our operational reliability, results from the implementation of and ongoing focus on our robust inspection, audit, and maintenance programs.
The Committee believes that investment in and rigorous management of the operational programs reflected by the leading indicator metrics differentiates our performance within the liquid fuels manufacturing and marketing industry and directly contributed to the company-record health, safety, and environmental performances achieved in recent years.
Valero’s performance in 2025 includes the company’s best-ever company-wide environmental performance, second best-ever refinery environmental performance, and second best-ever performance in Tier 1 API Process Safety in the refining segment. The Committee establishes minimum, target, and maximum levels for Health, Safety, and Environment performance in the first quarter of the performance year. Our overall performance score in 2025 for this sub-component was 199 percent versus the target of 100 percent, and represents excellent performance.
Mechanical Availability
Weighted at 13.33 percent of the annual incentive bonus program, the Mechanical Availability sub-component incentivizes reliable operations to avoid unplanned operational outages, minimize environmental events, and ensure the efficient use of resources. The performance target and scale take into consideration our history of operational excellence as well as aggregated industry performance. The Committee believes that operational reliability, as measured through Mechanical Availability, is critically important to achieving our core business objectives as noted above. Excellent performance in this metric reflects our ability to avoid unplanned downtime, minimize environmental events, and successfully execute planned and unplanned refinery maintenance. The Committee establishes minimum, target, and maximum levels for Mechanical Availability in the first quarter of the performance year. Our performance for this sub-component in 2025 was 97.5 percent mechanical availability in the refining segment, representing Valero’s best-ever annual performance, and resulting in a 195.2 percent performance score versus the target of 96.2 percent Mechanical Availability. The following graph reflects our ongoing improvement and sustained highly-reliable operations of our 15 refineries:

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COMPENSATION DISCUSSION AND ANALYSIS

Refining Cash Operating Expense Management
Weighted at 13.34 percent of the annual incentive bonus program, the Refining Cash Operating Expense Management sub-component incentivizes the management of non-energy expenses within the refining operations group. The performance scale for this metric is reflected in dollars per Equivalent Distillation Capacity (“$/EDC”) in order to normalize results among refineries of different size and complexity, and is established based on the scoring methodology from the industry-standard Solomon Associates survey, which allows for comparison to aggregated industry performance. Valero seeks to maintain its position as one of the industry’s lowest-cost providers through disciplined cost-management practices across all margin environments and the Committee believes that strong performance in this metric facilitates that goal.
The Human Resources and Compensation Committee establishes minimum, target, and maximum levels for Refining Cash Operating Expense Management in the first quarter of the performance year. Valero’s performance in 2025 was $136/EDC, resulting in a 200 percent performance score versus the target of $164/EDC.
Valero’s overall performance score for 2025 for the Operational Performance Goals component was 198.08 percent (and an overall performance outcome of 79.23 percent versus the overall target of 40 percent for this component). Achievement at this level reflects excellent operational performance. For additional details on Valero’s 2025 performance versus targeted amounts for our Operational Performance Goals, see the “Annual Incentive Bonus Performance Goals and Achievements” table that follows under this caption.
Strategic Execution Goals
This component, with a weighting of 20 percent of the annual incentive bonus program, includes evaluation by the Committee of accomplishments related to a comprehensive array of strategic initiatives, which contribute to the overall success of Valero during the year and support Valero’s long-term strategy. The strategic areas and objectives related to this component were established by the Committee in the first quarter of the performance year (along with minimum, target, and maximum levels) and are listed in the following table, along with progress and a selection of key accomplishments in 2025.

Strategic Area	Initiative/Project/Objective	Progress & Key Accomplishments
Returns to Stockholders	•Return cash to stockholders through dividends and stock buybacks	•Returned $4.0 billion to stockholders in 2025 through stock purchases ($2.6 billion) and dividends ($1.4 billion)
•Increased the regular quarterly cash dividend on Valero Common Stock from $1.07 per share to $1.13 per share
Disciplined Use of Capital	•Balanced utilization of sustaining and growth capital vs. budget	•Continued disciplined deployment of capital under our capital allocation framework, with all growth projects being held to the same minimum after-tax internal rate of return requirement
Operational Excellence	•Execution of capital projects and turnarounds	•Executed a heavy turnaround workload with successful completion and start-up of FCC units at five refineries
	•Margin improvement and market expansion	•Achieved record commercial volumes in the U.K. and Mexico, and additionally achieved record margin in Mexico
	•Environmental stewardship	•Implemented a full-scale demonstration pilot of a leak detection sensor network at two process units to identify potential benefits and cost reductions of replacing the manual leak detection program
	•Cost management and expense control	•Achieved millions in cost savings and avoidance across the organization

2026 PROXY STATEMENT	41

COMPENSATION DISCUSSION AND ANALYSIS

Strategic Area	Initiative/Project/Objective	Progress & Key Accomplishments
	•Strategic communications	•Named by Extel (previously Institutional Investor) as among its “Most Honored Companies,” based on results across several categories of its 2025 All-America Executive Team rankings
Organizational Excellence & Sustainability	•Talent optimization and succession planning
•Through ongoing succession planning efforts, successfully executed the transition to a new CFO through the promotion of Mr. Bhullar to succeed Mr. Fraser (effective January 1, 2026) following his decision to retire from such role effective as of the close of business on December 31, 2025

	•Public policy	•Pursued collaboration that lessens the detrimental impact and/or increases the benefit of public policy decisions on our business
	•Sustainability*	•Published our 2025 Report on Guiding Principles
•Published a number of GHG emissions disclosures, including global refinery Scope 1 GHG emissions intensity (per barrel) relative to peers and Use of Product GHG Emissions Intensity (on a per barrel and unit of energy basis), among others

•Disclosed and obtained independent limited assurance on a number of our GHG emissions disclosures, as well as the validation of our 2035 GHG emissions target
•Compliance
•Enhanced our third-party risk management program by conducting expanded, comprehensive due diligence on numerous partners, strengthening compliance and mitigating potential operational and reputational risks

•Updated numerous key corporate policies to ensure integration of compliance best practices
	•Corporate citizenship and community	•Record fundraising of $25 million in net proceeds for charities through the Valero Texas Open and associated events including the Valero Benefit for Children
•Raised a record $22 million through employee and company donations for the United Way

*See “How Our Board is Structured, Governed, and Operates” and “Additional Highlights—Low-Carbon Fuels, Cybersecurity/IT, and Compliance” above, including the footnotes and cross-references therein, for more details.

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COMPENSATION DISCUSSION AND ANALYSIS

Valero’s Achievement of Performance Goals for 2025
The following table details the performance targets and final results of Valero’s achievements in 2025 for each of the components/sub-components of the annual bonus program’s Financial Performance Goal, Operational Performance Goals, and Strategic Execution Goals discussed above. The Bonus Percent Earned column represents bonus percent earned in 2025 based on the performance score for each component/sub-component percent weighting and in total, compared to target.
Annual Incentive Bonus Performance Goals and Achievements

Component	Weighting	Minimum	Target	Maximum	Achieved in 2025	Bonus Percent Earned
Financial Performance Goal
I.Adjusted EPS ($/share)	40.00%	$1.71	$6.83	$10.24	$10.61	80.00%
Operational Performance Goals
II.Health, Safety, and Environment	13.33%	0.00%	100.00%	200.00%	199.00%	26.53%
III.Mechanical Availability	13.33%	95.6%	96.2%	97.6%	97.5%	26.02%
IV.Refining Cash Operating Expense Management ($/EDC)	13.34%	$192.00	$164.00	$145.00	$136.00	26.68%
Subtotal	40.00%				Subtotal	79.23%
Strategic Execution Goals
V.Strategic Execution	20.00%	0.00%	100.00%	200.00%	200.00%	40.00%
Total	100.00%	Final Bonus Achieved and Total Payout:				199.23%

Our above-target annual incentive bonus achievement reflects high-level operational execution, significant earnings and stockholder returns, and excellent execution in key areas of our strategy.
The final 2025 bonus amounts paid to our named executive officers are summarized in the table below and were determined primarily as a function of: (i) our performance as measured against the annual incentive bonus objectives noted above; and (ii) the Committee’s assessment of each NEO’s individual performance, company performance, and stockholder outcomes in 2025.

	Riggs	Fraser	Simmons	Walsh	Fisher
Base Salary (1)	$1,720,000	$988,490	$988,490	$816,200	$740,540
Bonus Target Percentage of Base Salary	160%	100%	110%	100%	85%
Bonus Target Amount (2)	$2,752,000	$988,490	$1,087,339	$816,200	$629,459
Bonus Percentage Achieved (3)	199.23%	199.23%	199.23%	199.23%	199.23%
Earned Target Incentive Bonus (4)	$5,482,810	$1,969,369	$2,166,306	$1,626,116	$1,254,072
Bonus Amount Paid (4)	$5,482,810	$1,969,369	$2,166,306	$1,626,116	$1,254,072
Footnotes:
(1)Represents the NEO’s base salary as of December 31, 2025.
(2)Represents “Bonus Target Percentage of Base Salary” times “Base Salary.”
(3)Valero’s performance score for “Bonus Percentage Achieved” was 199.23 percent as detailed in the previous table.
(4)This amount is determined by multiplying “Bonus Target Amount” times “Bonus Percentage Achieved” and represents the bonus amount disclosed in the Summary Compensation Table for each NEO in 2025.

LONG-TERM INCENTIVE AWARDS
Long-term incentive awards were granted to our NEOs in the form of performance share awards and restricted stock awards in February 2025 under our stockholder-approved equity compensation plan, our 2020 Omnibus Stock Incentive Plan (as amended, our “2020 OSIP"). For 2025, the mix of long-term incentives targeted to be awarded to our named executive officers was split evenly, on a share face value and count basis, between grants of restricted stock and performance share awards.

2026 PROXY STATEMENT	43

COMPENSATION DISCUSSION AND ANALYSIS

We believe that these awards create a powerful link between the creation of stockholder value and executive pay delivered. In addition, we believe that the balance between absolute performance alignment through the annual incentive bonus program and restricted shares, and the relative performance objectives underscored by the relative TSR component of performance shares, is appropriate. In order for executives to fully realize their targeted opportunities, Valero must perform well and outperform the respective TSR performance of other members of the Performance Peer Group (discussed under “Administration of Executive Compensation Program—Peer Group and Benchmarking Data” above).
For each NEO, a target value of long-term incentives is established and is expressed as a percentage of base salary. In establishing award sizes, the Committee makes primary reference to median peer company grant levels within the competitive survey data and makes individualized determinations of award sizes based on additional factors such as: each executive’s experience and contribution to company success, internal parity, retention, and management succession. In addition, an executive’s targeted award may be adjusted based upon the Human Resources and Compensation Committee’s determination of the NEO’s individual performance, which (for individuals other than our CEO) takes into consideration the recommendation of our CEO.
When administering long-term incentive awards, the number of shares awarded to our NEOs for each of restricted stock and performance shares is determined based on an average historical stock price that is used to determine the number of shares needed to achieve the target value for the NEO. The values disclosed in the Summary Compensation Table and Grants of Plan-Based Awards Table below for long-term incentives are calculated in accordance with SEC disclosure requirements (and relevant accounting standards) and can differ significantly from the values calculated for Target Total Pay, which, consistent with typical market practices, are used for administering compensation decisions, including long-term incentives. See the Summary Compensation Table and the Grants of Plan-Based Awards Table below, and related footnotes, for more information. The following table summarizes the target 2025 LTI amounts awarded to our NEOs in February 2025:

	Riggs	Fraser	Simmons	Walsh	Fisher
Base Salary (1)	$1,720,000	$988,490	$988,490	$816,200	$740,540
LTI Target Percentage of Base Salary	750%	450%	500%	350%	300%
LTI Target Value (2)	$12,900,000	$4,448,205	$4,942,450	$2,856,700	$2,221,620
Restricted Stock Value Granted (3)	$6,450,000	$2,224,102	$2,471,225	$1,428,350	$1,110,810
Performance Shares Value Granted (3)	$6,450,000	$2,224,103	$2,471,225	$1,428,350	$1,110,810
Total LTI Value Granted (4)	$12,900,000	$4,448,205	$4,942,450	$2,856,700	$2,221,620
Footnotes:
(1)“Base Salary” is the NEO’s base salary as of the annual award grant date of February 26, 2025.
(2)Amounts are determined by multiplying “LTI Target Percentage of Base Salary” times “Base Salary.”
(3)Represents 50 percent of the “Total LTI Value Granted.”
(4)Represents the total face value of 2025 annual LTI awards granted to our NEOs when administering 2025 LTI targets.

44	2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Performance Shares
Performance Shares Design. Performance shares are payable in shares of Common Stock on their vesting dates. In 2025, shares of Common Stock were earned with respect to vesting performance shares only upon Valero’s achievement of TSR objectives versus a peer group, as described below under “TSR Metric.” Shares not earned in a given performance period expire and are forfeited. Performance shares are also subject to potential forfeiture or proration if an NEO’s employment is terminated prior to vesting. The performance shares awarded in 2025 are subject to vesting in three increments. Overall final performance vesting for 2025 grants is capped at 200 percent of target. See also “Key Adjustments and Changes to Our Executive Compensation Program in 2025” and “2025 Say-on-Pay Engagement Efforts and Response” under “Executive Compensation in Summary” above.
TSR Metric. Our relative TSR performance is compared to the TSR of the members of our Performance Peer Group throughout the overall three-year performance period. Performance periods measure TSR based on the average historical closing stock prices just prior to the beginning and the end of the performance periods, including dividends (except for the XLE index, for which the change in the index price across the designated performance periods is measured as TSR). We apply a multi-day historical average stock price in calculating TSR, as the occurrence of anomalous events, often outside of a company’s control, towards the end of any year can create short-term stock price swings that are not reflective of actual performance over the course of the performance period. To reduce the disproportionate impact of such events and better align pay with actual performance over the performance period, in January 2025, the Committee determined that when measuring TSR for our performance share awards it was advisable to assess the average closing stock price over a greater number of days (consistent with many of our peers referenced herein), and this methodology was applied to the outstanding tranches of the 2024 performance share awards, including the first tranche that vested in January 2025, and prospectively beginning with 2025 awards. See also the Summary Compensation Table and Grants of Plan-Based Awards Table below, and footnotes (3) and (6) thereto, respectively. At the end of each performance period, our TSR for the period is compared to the respective TSR of the members of our Performance Peer Group (for such tranche).
The following graphic details the performance outcomes based on our relative rank position as applied to performance share grants that had performance periods ending in 2025 and that vested in January 2026 as noted under “Vesting of Performance Shares With Performance Periods Ending in 2025” below. See also the Grants of Plan-Based Awards Table below and related footnotes.
Relative TSR Performance Scale (Percent of Target Shares Earned)

	200%	200%	175%	150%	125%	100%	85%	65%	45%	25%	0%	0%
Relative Rank	1	2	3	4	5	6	7	8	9	10	11	12
NOTE: Shown as applied to the 12-company “Performance Peer Group” referenced above under “Administration of Executive Compensation Program—Peer Group and Benchmarking Data,” inclusive of Valero.
As shown in the graphic above, the number of shares of Common Stock earned is calculated based on Valero’s TSR performance versus the peers’ respective TSR. If Valero’s relative TSR ranking equals the first position above the median (6th of 12), 100 percent of the target shares are earned. As such, Valero’s TSR must exceed the peer median in order to achieve target performance. If Valero ranks in the first or second overall position among the peers, 200 percent of the target shares are earned; if Valero ranks in the last or second-to-last overall position among the peers, no shares are earned.

Our 2025 performance share design requires relative TSR performance above the peer median in order to achieve target performance and caps overall payouts at 200 percent of target.
Ratable Vesting. We utilize a three-year ratable vesting schedule for performance shares in order to align our NEOs’ realized pay as delivered through performance shares with the most appropriate representation of company performance over the entire three-year performance period when compared to members in the Performance Peer Group (and as measured through relative TSR). The volatile nature of commodity pricing that characterizes our primary feedstocks, as well as the resulting products that are sold to customers, can result in significant swings in short-term product margins and our earnings that are beyond our control. Valero’s ratable vesting schedule helps reduce the risk of a payout that is disproportionately influenced (either positively or negatively) by short-term stock price swings caused by these uncontrollable events at either the front-end, back-end, or both, which can occur in a single segment three-year cliff vesting model. See “Supplemental Compensation-Related Disclosures” under “Executive Compensation in Summary—2025 Say-on-Pay Engagement Efforts and Response” above. Additionally, our rigorous Stock Ownership and Retention Guidelines, including the pre-sale approval requirements thereunder, and strong track record of NEO retention of Valero Common Stock following LTI award vesting, support the effective alignment of our NEOs’ and stockholders’ interests over the three-year vesting schedule and reduce the need for any further post-vesting hold period.

2026 PROXY STATEMENT	45

COMPENSATION DISCUSSION AND ANALYSIS

Other Performance Share Design Details. Additional shares of Common Stock may be earned based on the accumulated value of dividends paid on Valero’s Common Stock during the pertinent performance period. The amount of accumulated dividends is multiplied by the aggregate shares of Common Stock earned (if any) for the performance shares, and the product is divided by the fair market value of the Common Stock on the performance shares’ vesting date. The resulting amount is paid in a whole number of shares of Common Stock. The value of the dividends credited to the outstanding performance shares is paid to participants only to the extent that the underlying performance shares earn shares of Common Stock, based on Valero’s performance under the terms of the award. In order to facilitate executives’ payment of taxes due upon the vesting of performance shares without selling shares earned, executives can designate up to 50 percent of the value of the after-tax vested shares of Common Stock to be delivered in cash. If a cash payment is elected, the total number of after-tax shares to be delivered is multiplied by the fair market value of the Common Stock on the performance shares’ vesting date, and the product is multiplied by the cash payment election percentage designated by the award recipient. The resulting amount is paid in cash, with the remainder paid in shares of Common Stock. Valero utilizes a three-year ratable vesting schedule for performance shares in order to align executives’ realized pay as delivered through performance shares with the most appropriate representation of company performance over the duration of the three-year performance period when compared to members in the Performance Peer Group (and as measured through relative TSR). See also “Potential Payments Upon Termination or Change of Control” below.
Vesting of Performance Shares With Performance Periods Ending in 2025. The final vesting percentages for the segments of the 2023, 2024, and 2025 grants with performance periods ending December 31, 2025 are set forth as follows:
2025 Grants of Performance Shares - Tranche 1 of 3 Final Vesting Results

	200%	200%	175%	150%	125%	100%	85%	65%	45%	25%	0%	0%
Relative Rank	1	2	3	4	5	6	7	8	9	10	11	12
Valero’s TSR for the performance period of the first of three tranches of the 2025 grants of performance shares resulted in a final ranking of 4 of 12 and a payout of 150% of target.
2024 Grants of Performance Shares - Tranche 2 of 3 Final Vesting Results

	200%	200%	175%	150%	125%	100%	85%	65%	45%	25%	0%	0%
Relative Rank	1	2	3	4	5	6	7	8	9	10	11	12
Valero’s TSR for the performance period of the second of three tranches of the 2024 grants of performance shares resulted in a final ranking of 1 of 12 and a payout of 200% of target.
2023 Grants of Performance Shares - Tranche 3 of 3 Final Vesting Results

	200%	200%	175%	150%	125%	100%	85%	65%	45%	25%	0%	0%
Relative Rank	1	2	3	4	5	6	7	8	9	10	11	12
Valero’s TSR for the performance period of the third and final tranche of the 2023 grants of performance shares resulted in a final ranking of 3 of 12 and a payout of 175% of target.

The vesting outcomes set forth above for our previously granted and outstanding performance shares which had performance periods ending December 31, 2025, demonstrate the strong alignment of the performance share component of our LTI program and our stockholders’ interests. Given our strong absolute and relative TSR performance over these periods, the previous negative TSR cap would not have had any effect.

46	2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Restricted Stock
Restricted stock targets represent the remaining 50 percent of each executive’s long-term incentive target on a share face value and count basis. Restricted stock vests over a period (at least three years) as determined by the Committee, and is subject to forfeiture if an executive or Valero terminates his or her employment prior to vesting (other than upon eligible retirement, death, or a qualified termination following a change of control). Dividends are paid on shares of restricted stock as and when dividends are declared and paid on our outstanding Common Stock. Our LTI mix provides an appropriate balance between the pay for performance attributes of performance shares and the equity alignment with stockholders and retentive qualities of restricted shares. This mix also generally aligns with peer and market practices, and thus supports recruitment and retention of top-quality executive talent.

PERQUISITES AND OTHER BENEFITS
Consistent with our goal of providing compensation and benefits that are generally aligned with practices among our peers and in comparable industries, our NEOs are eligible to receive reimbursement for club dues, federal income tax preparation, home security protection, medical concierge services, an annual health examination, personal liability insurance coverage, excess individual long-term disability insurance coverage, the accompaniment of Valero security personnel at certain events, and an annual allowance for the purchase of specified health and welfare benefits. We also occasionally permit certain limited non-business or other use of Valero’s corporate facilities and corporate aircraft that is not integrally and directly related to an NEO’s duties, including, for example, for a spouse to accompany an executive on certain travel.
Use of corporate aircraft is subject to our corporate aircraft policy and is reviewed annually by our Chief Compliance Officer. For security and efficiency reasons, Mr. Riggs is required to use the corporate aircraft for all business and personal travel whenever it is feasible. The conclusions of an independent third-party expert that we engaged to conduct a security assessment study also provide support for such determination. Mr. Riggs has entered into an Aircraft Time Sharing Agreement pursuant to which he reimburses Valero for certain personal travel within amounts permitted under U.S. Federal Aviation Administration (“FAA”) regulations. The Aircraft Time Sharing Agreement was approved by the Audit Committee, following discussion with the full Board, such transactions and this relationship are reviewed at least annually as described under “Additional Information—Board Independence, Related Party Matters, and Beneficial Ownership” below. A copy of the form of such agreement is filed as an exhibit to our annual report on Form 10-K for the year ended December 31, 2025. In connection with certain corporate meetings and functions, we also often provide certain items such as small gifts (e.g., travel bags and attire). We do not provide NEOs automobiles, automobile allowances, or other supplemental executive medical coverage. In assessing the total compensation payable to our NEOs, the Committee considers perquisites in the context of the total compensation which our NEOs are eligible to receive and the cost and benefits provided by such items. The Committee has determined that, currently, the benefit Valero receives from providing these items significantly outweighs the cost of providing them. However, the Committee periodically reviews these arrangements as needed to ensure they remain appropriate based on business needs, market practices, and costs. For more information about these and any other perquisites or personal benefits, including their reportable values and the valuation methodology, see the “All Other Compensation” column of the Summary Compensation Table below and related footnotes. We provide other benefits, including medical, life, dental, and disability insurance in line with competitive market conditions.
Our NEOs are eligible for the same or similar benefit plans as our other employees, including the Valero Energy Corporation Thrift Plan (“Thrift Plan”) and insurance and certain supplemental benefit plans chosen and paid for by employees who desire additional coverage. Consistent with peer and market practices, our NEOs and other employees whose compensation exceeds certain limits are eligible to participate in certain nonqualified excess benefit programs, as discussed under “Post-Employment Benefits” directly below, which allows for receipt of correspondingly higher benefits than under the qualified plan rules.

POST-EMPLOYMENT BENEFITS
Pension Plans
We have a noncontributory defined benefit Pension Plan in which most of our employees (including our NEOs) are eligible to participate and under which contributions by individual participants are neither required nor permitted. We also have a noncontributory, nonqualified Excess Pension Plan and a noncontributory, nonqualified Supplemental Executive Retirement Plan (the “SERP”), which provide supplemental pension benefits to certain highly compensated employees. The SERP and Excess Pension Plan are each filed as an exhibit to our annual report on Form 10-K for the year ended December 31, 2025. The SERP is offered to support recruitment and retention of critical executive talent. The Excess Pension Plan and the SERP provide eligible employees (including our NEOs) with additional retirement savings opportunities that cannot be achieved with tax-qualified plans due to Internal Revenue Code (the “Code”) limits on (i) annual compensation that can be taken into account under qualified plans; and/or (ii) annual benefits that can be provided under qualified plans. These plans are described in further detail under “Post-Employment Compensation” below. See also footnotes (5) and (7) to the Summary Compensation Table below.

2026 PROXY STATEMENT	47

COMPENSATION DISCUSSION AND ANALYSIS

Nonqualified Deferred Compensation Plans
Our NEOs are eligible to participate in our Deferred Compensation Plan (“DC Plan”). The DC Plan is offered to align with competitive practices among our peers, and thereby support recruitment and retention of executive talent. The DC Plan permits eligible employees to defer a portion of their salary and/or bonus to a specified date, at least three years after the year of the deferral election. Under the DC Plan, each year eligible employees are permitted to elect to defer up to 30 percent of their salary and/or 50 percent of their cash bonus to be earned for services performed during the following year. We have not made discretionary contributions to participants’ accounts, and currently we have no plans to do so. All amounts credited under the DC Plan (other than discretionary credits) are immediately 100 percent vested. Any discretionary credits, if ever granted, will vest in accordance with the vesting schedule determined at the time of the grant of discretionary credits. Participant accounts are credited with earnings (or losses) based on investment fund choices made by the respective participant among available funds selected by the Valero Benefit Plans Administrative Committee (“BPAC”).
Our Excess Thrift Plan provides benefits to participants in our Thrift Plan whose annual additions to our Thrift Plan are subject to the limitations on annual additions as provided under Section 415 of the Code, and/or who are constrained from making maximum contributions under the Thrift Plan by Section 401(a)(17) of the Code, which limits the amount of an employee’s annual compensation which may be taken into account under that plan. The Excess Thrift Plan is: (i) an “excess benefit plan” as defined under Section 3(36) of the Employee Retirement Income Security Act of 1974 (“ERISA”); and (ii) a plan that is unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees (including our NEOs). Additional information about these plans (including any contributions made under nonqualified defined contribution and other deferred compensation plans) is presented under “Nonqualified Deferred Compensation” below.
Change of Control Severance Arrangements
We have change of control severance agreements with each of our NEOs that are generally aligned with market practices and are intended to assure the continued availability, focus, and productivity of our NEOs in the event of any change of control of Valero, which would bring about a period of uncertainty and likely threaten the job security of many top executives. If a change of control occurs during the term of such agreements, they become operative for a fixed three-year period and generally provide that the NEO’s terms and conditions of employment will not be adversely changed during such period. See “Potential Payments Upon Termination or Change of Control” below for more information, including on payments that may be made under these agreements.
Accounting and Tax Treatment

ACCOUNTING TREATMENT
Compensation expense for our share-based compensation plans is based on the fair value of the awards granted and is recognized on a straight-line basis over the shorter of (i) the requisite service period of each award; or (ii) the period from the grant date to the date retirement eligibility is achieved if that date is expected to occur during the vesting period established in the award. See also Note 14 of Notes to Consolidated Financial Statements in our annual report on Form 10-K for the year ended December 31, 2025.

TAX TREATMENT
Section 162(m) of the Code generally limits the deductibility of compensation paid to certain top executives to $1 million. In previous years, there was an exemption from this $1 million deduction limit for compensation payments that qualified as “performance-based” under applicable regulations. However, the enactment of the Tax Cuts and Jobs Act of 2017 eliminated the performance-based compensation exemption, except with respect to certain grandfathered arrangements. Prospectively, for pay vehicles granted and earned in 2020 and beyond, the Tax Cuts and Jobs Acts of 2017 eliminated the deductibility of most components of pay to certain top executives to the extent that such pay exceeds $1 million in a year.
Consistent with Valero’s historic approach to deductibility under former Section 162(m), the Committee may, as appropriate, continue to exercise flexibility and discretion in determining whether any given form of pay should be designed and administered to qualify for full deductibility. See also Note 15 of Notes to Consolidated Financial Statements in Valero’s annual report on Form 10-K for the year ended December 31, 2025.

48	2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Compensation-Related Policies

POLICY ON VESTING OF PERFORMANCE SHARES UPON CHANGE OF CONTROL OF VALERO
Our Board has adopted a policy regarding the vesting of performance shares upon a change of control of Valero. The policy provides that performance shares granted to participants under Valero’s equity incentive plans will not vest automatically upon the date of a change of control (as defined in the applicable plan) of Valero. The policy further provides that in making awards of performance shares to participants, the Human Resources and Compensation Committee may provide in the award agreement with the participant that if a participant’s employment with Valero is terminated following a change of control, any unvested performance shares held by the participant will vest on a partial, pro-rata basis (depending on length of service during the performance period) on the date of the participant’s termination of employment, with such qualifications for an award as the Committee may determine.

EXECUTIVE COMPENSATION CLAWBACK POLICY
Under our Executive Compensation Clawback Policy, in addition to the restatement events under the SEC’s and NYSE’s executive compensation clawback requirements, in the event of a material restatement of our financial results, the Board (or appropriate committee), will review all bonuses and other incentive and equity compensation awarded to our executive officers. The policy goes beyond the minimum requirements of the SEC and the NYSE and in addition to, but not in lieu of, those requirements, also provides that if such bonuses and other incentive and equity compensation would have been lower had they been calculated based on such restated results, the Board (or appropriate committee) will, to the extent permitted by governing law and as appropriate under the circumstances, seek to recover for the benefit of Valero all or a portion of the specified compensation awarded to executive officers whose fraud or misconduct caused or partially caused such restatement, as determined by the Board (or appropriate committee). In all cases, however, under this policy we must always comply with the minimum SEC and NYSE clawback requirements to the extent a recovery of erroneously awarded compensation would be required thereunder.

COMPENSATION CONSULTANT DISCLOSURE POLICY
Per the terms of our Compensation Consultant Disclosure Policy, Valero will make certain disclosures pertaining to compensation consultants in our proxy statements for annual meetings of stockholders. For any compensation consultant retained by the Committee to provide compensation advice with respect to the compensation disclosed in the Summary Compensation Table in the proxy statement, we will disclose (i) the total fees paid annually to the consultant for compensation-related services and non-compensation-related services; (ii) a description of any non-compensation-related services provided by the consultant; and (iii) any services that the consultant has provided to senior executives of Valero and the nature of those services.

INSIDER TRADING POLICY
We have insider trading policies and procedures that govern the purchase, sale, and other dispositions of our securities by directors, officers, and employees. We believe these policies and procedures are reasonably designed to promote compliance with insider trading laws, rules, and regulations and applicable listing standards. A copy of our Securities Trading Policy is filed as an exhibit to our annual report on Form 10-K for the year ended December 31, 2025. This policy also applies to Valero itself.

PROHIBITION AGAINST HEDGING AND PLEDGING
Our policies prohibit our directors, officers, and employees from speculating in our stock, which includes short selling (profiting if the market price of our stock decreases), purchasing, selling, or writing calls (including covered calls), puts, or other options (including publicly traded third-party options), hedging, or any other type of derivative arrangement that has a similar economic effect. In addition, under our Stock Ownership and Retention Guidelines, our directors and officers are prohibited from pledging shares of Common Stock as collateral or security for indebtedness. Compliance with the guidelines is monitored by the Committee.

STOCK OWNERSHIP AND RETENTION GUIDELINES
Non-Employee Directors Guidelines. Our Stock Ownership and Retention Guidelines require that our non-employee directors acquire and hold during their service shares of Common Stock equal in value to at least five times their annual cash retainer. For non-employees directors, vested shares of Common Stock, restricted stock units, and any shares of Common Stock, the receipt of which has been deferred, count towards meeting such requirement. Non-employee directors have five years after becoming subject to the guidelines to meet the requisite ownership threshold and, once attained, are expected to continuously own sufficient shares to meet that threshold. Each of our non-employee directors was in compliance with such guidelines of December 31, 2025.

2026 PROXY STATEMENT	49

COMPENSATION DISCUSSION AND ANALYSIS

Officer Ownership Guidelines. As of December 31, 2025, our officers were subject to the guidelines set forth below, which require more ownership for our CEO and President (as a percent of salary) than median practices among our peers, and more broadly, among S&P 500 companies.

Officer Position	Value of Shares Owned
Chief Executive Officer	7.5x Base Salary
President (if other than CEO)	4.5x Base Salary
Executive Vice Presidents	3.0x Base Salary
Senior Vice Presidents	1.5x Base Salary
Vice Presidents	1.0x Base Salary
Officers have five years after becoming subject to the guidelines to meet the requisite ownership threshold and, once attained, are expected to continuously own sufficient shares to meet that threshold. For officers, in addition to vested shares of Common Stock, restricted shares of Common Stock, and any shares of Common Stock, the receipt of which has been deferred, count towards meeting the stock ownership requirements. Any unearned performance shares do not count towards meeting the stock ownership requirements. Valero had no outstanding stock option awards (vested or unvested) as of December 31, 2025.

In February 2023, in the interest of ensuring our guidelines and policies support the appropriate alignment of our officers’ equity compensation with the long-term interests of stockholders, the Committee (along with the Nominating and Corporate Governance Committee) recommended and the Board approved a 50 percent increase to our Stock Ownership and Retention Guidelines for senior executives from prior levels.

Pre-Sale Approval Requirements. Our Stock Ownership and Retention Guidelines also require pre-approval from the Committee (for our CEO) and our CEO (for other officers) for sales exceeding 20 percent of the officer’s holdings of Valero Common Stock, which promotes our NEOs’ ongoing retention of Valero Common Stock following vesting beyond that of the minimum ownership requirements.
Strong Track Record of Retention. Our NEOs have a strong track record of retaining Valero Common Stock following LTI award vesting. For instance, as of December 31, 2025, the value of our CEO’s holdings of Valero Common Stock under the guideline above was 32.58x that of his base salary (using the closing market price of our Common Stock on such date).

Our rigorous Stock Ownership and Retention Guidelines, including the pre-sale approval requirements thereunder, and strong track record of NEO retention of Valero Common Stock following LTI award vesting support the effective alignment of our NEOs’ and stockholders’ interests over the three-year vesting schedule of our LTI awards and reduce the need for any further post-vesting hold period.

50	2026 PROXY STATEMENT

HUMAN RESOURCES AND COMPENSATION COMMITTEE REPORT

The following Human Resources and Compensation Committee Report is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference into any of Valero’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language therein, unless specifically identified in such filing as being incorporated by reference in such filing.
The Human Resources and Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included under “Compensation Discussion and Analysis” above. Based on that review and discussion, the Human Resources and Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and also be incorporated by reference into our annual report on Form 10-K for the period ended December 31, 2025.
Members of the Human Resources and Compensation Committee:
Rayford Wilkins, Jr., Chair
Eric D. Mullins
Randall J. Weisenburger

2026 PROXY STATEMENT	51

COMPENSATION CONSULTANT DISCLOSURES

Our Human Resources and Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel, or other adviser, and is directly responsible for the appointment, compensation, and oversight of the work of any compensation consultant, independent legal counsel, or other adviser retained by the committee. Valero is obligated to provide appropriate funding for the committee’s retention of any such consultant, counsel, or adviser.
In 2025, the Human Resources and Compensation Committee retained Exequity LLP as an independent compensation consultant. The Human Resources and Compensation Committee directed Exequity to provide to the committee objective expert analysis and independent advice regarding executive and director compensation, and related disclosures and engagement efforts. For the 2025 executive and director compensation services rendered to the committee, Exequity earned professional fees of $219,564. Exequity did not provide other consulting services to the Human Resources and Compensation Committee, to Valero, or to any senior executives of Valero. Exequity is an independent adviser as determined under the SEC’s rules and the NYSE’s listing standards.
During 2025, Exequity’s executive and director compensation consulting services included:
•assistance with establishing our overall executive compensation philosophy in light of our business strategies;
•assistance with selecting peer and comparator companies for benchmarking executive pay and monitoring Valero’s performance;
•assessment of competitive pay for our executives, with separate analyses of base salary, annual incentive compensation, long-term incentive compensation, and the relationship between company performance and executive pay;
•assessment of, and recommendations for, our annual incentive bonus plan/program;
•assessment of, and recommendation of enhancements to, our long-term incentive program strategy, including (i) the design of an appropriate mix of equity incentive vehicles; (ii) determination of performance measures and measurement techniques; and (iii) determination of competitive equity grant guidelines consistent with our overall pay philosophy;
•updates on trends and developments in executive compensation, new regulatory issues, and best practices;
•assessment of competitive pay for our directors; and
•assistance with our say-on-pay engagement and response, and with proxy statement disclosures.

52	2026 PROXY STATEMENT

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information regarding our equity compensation plan as of December 31, 2025.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(#)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)($) (1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)(#) (2)
Approved by stockholders:
2020 Omnibus Stock Incentive Plan	339,801 (3)	—	10,512,602
Not approved by stockholders:
none	—	—	—
Total	339,801	—	10,512,602
Footnotes:
(1)With respect to our 2020 OSIP, the weighted-average exercise price cannot be calculated because all of the applicable outstanding awards under the plan are performance shares and stock units, neither of which has an exercise price. Valero had no outstanding stock option awards (vested or unvested) as of December 31, 2025.
(2)On April 30, 2020, our stockholders approved our 2020 OSIP and, as a result, effective as of such date no further awards were permitted to be made under our 2011 Omnibus Stock Incentive Plan (“2011 OSIP”). Securities available for future issuance under our 2020 OSIP can be issued in various forms, including but not limited to, restricted stock, performance shares, stock unit awards, and stock options. The total number of securities remaining available for issuance under our 2020 OSIP as of December 31, 2025, includes shares of Common Stock previously subject to awards under our 2011 OSIP that, between April 30, 2020, and December 31, 2025, were forfeited, terminated, canceled or rescinded, settled in cash in lieu of Common Stock, exchanged for awards not involving Common Stock, or expired unexercised. As of December 31, 2025, there were no awards issued under the 2011 OSIP that remained outstanding.
(3)Represents the gross number of shares of Common Stock subject to awards under our 2020 OSIP outstanding as of December 31, 2025, which consists of 28,625 shares of Common Stock associated with outstanding stock units, and 311,176 shares of Common Stock associated with outstanding performance shares at target.
Our equity compensation plan and arrangements are further described in Note 14 of Notes to Consolidated Financial Statements in our annual report on Form 10-K for the year ended December 31, 2025.

2026 PROXY STATEMENT	53

EXECUTIVE COMPENSATION

The following tables disclose compensation paid to or earned by our named executive officers for 2025. We use captions and headings in these tables that correspond to the SEC regulations requiring these disclosures. The footnotes to these tables provide important information to explain the values presented in the tables.

Summary Compensation Table
This table summarizes the compensation paid to our named executive officers in fiscal years 2025, 2024, and 2023. The elements of compensation listed in the table are described in the “Compensation Discussion and Analysis” section of this proxy statement and in the table’s footnotes. The principal position listed below for each named executive officer reflects his current role.

Name and Principal Position (1)	Year	Salary ($)	Stock Awards ($) (2)(3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)	Total ($)	Total Excluding Change in Pension Value ($) (7)
R. Lane Riggs, Chairman, Chief Executive Officer and President	2025	1,720,000	15,760,536	5,482,810	10,839,917	425,260	34,228,523	23,388,606
	2024	1,650,000	10,820,463	3,710,520	5,917,094	314,215	22,412,292	16,495,198
	2023	1,250,000	8,635,908	3,352,046	6,723,177	179,801	20,140,932	13,417,755
Jason W. Fraser, Retired EVP and Chief Financial Officer	2025	988,490	5,897,165	1,969,369	2,278,894	132,963	11,266,881	8,987,987
	2024	957,375	4,791,778	1,345,591	528,398	121,823	7,744,965	7,216,567
	2023	925,000	5,294,801	1,790,985	2,430,036	168,900	10,609,722	8,179,686
Gary K. Simmons, EVP and Chief Operating Officer	2025	988,490	5,989,147	2,166,306	3,375,999	166,930	12,686,872	9,310,873
	2024	931,500	4,171,238	1,309,223	1,478,054	153,917	8,043,932	6,565,878
	2023	818,333	3,842,061	1,599,785	4,365,732	129,908	10,755,819	6,390,087
Richard J. Walsh, EVP and General Counsel	2025	816,200	3,309,268	1,626,116	2,035,184	140,212	7,926,980	5,891,796
	2024	770,000	2,196,693	919,900	856,773	134,151	4,877,517	4,020,744
	2023	675,000	2,191,857	1,110,895	1,838,871	99,666	5,916,289	4,077,418
Eric A. Fisher, SVP Product Supply, Trading and Wholesale	2025	740,540	2,771,963	1,254,072	1,335,475	142,676	6,244,726	4,909,251
	2024	698,625	2,029,759	834,630	418,962	116,691	4,098,667	3,679,705
	(8)
Footnotes to Summary Compensation Table:
(1)The persons listed in this table are Valero’s “named executive officers” per Item 402(a)(3) of SEC Regulation S-K. Mr. Fraser retired as EVP and Chief Financial Officer effective as of the close of business on December 31, 2025, and as an employee in early February 2026.
(2)This column represents the “grant date fair value” of stock awards (restricted stock and performance shares) to our NEOs computed under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation–Stock Compensation (“FASB ASC Topic 718”). Valero did not grant any stock options to our NEOs in 2025, 2024, or 2023, and Valero had no outstanding stock option awards (vested or unvested) as of December 31, 2025. More details about the restricted stock and performance shares granted or modified in 2025 (in the case of certain tranches of performance shares) and the values in this column compared to our NEOs’ target values for such awards are set forth above under “Compensation Discussion and Analysis,” in footnote (3) below, and in the Grants of Plan-Based Awards Table below and related footnotes. See also Note 14 of Notes to Consolidated Financial Statements in our annual report on Form 10-K for the year ended December 31, 2025.
(3)For restricted stock and performance share awards, the grant date fair values disclosed in this column are required under SEC rules to be calculated pursuant to FASB ASC Topic 718, while our NEOs’ target values for such awards as disclosed under “Compensation Discussion and Analysis” above is administered consistent with the practices of many of our peers based on an average historical closing stock price prior to grant.
(footnote (3) continues on the following page)

54	2026 PROXY STATEMENT

EXECUTIVE COMPENSATION

Footnotes to Summary Compensation Table (cont’d):
footnote (3) continued
In 2025, this led to significant differences in the amounts disclosed in this column as required by FASB ASC Topic 718 and the amounts of the target values of stock awards approved by the Human Resources and Compensation Committee and Board (as applicable) as disclosed above under “Compensation Discussion and Analysis” above. Such differences are primarily due to (i) the difference between (A) the stock price used to determine the number of shares granted to achieve the 2025 target value (based on an average historical closing stock price prior to grant), and (B) the grant date fair value of the award as computed under FASB ASC Topic 718; and (ii) the “incremental fair values” attributable to a slight modification made in 2025 to the first tranche of performance shares awarded in 2024 described below in this footnote (3).
For performance shares, the 2025 grant date fair values disclosed in this column include the aggregate grant date fair values of three tranches from three separate award years as required under FASB ASC Topic 718 (i.e., first tranche of the 2025 annual award, second tranche of the 2024 annual award, third tranche of the July 1, 2023, transitional award to Mr. Riggs, third tranche of the July 20, 2023, transitional awards to Mr. Simmons and Mr. Fisher, and third tranche of the 2023 annual award). These are deemed to be five separate grants for determining fair value and each is deemed to have a grant date in 2025 per FASB ASC Topic 718. As a result, the grant date fair values in this column under FASB ASC Topic 718 include the values of certain tranches of unvested (as of December 31, 2025) performance shares that were originally awarded in years prior to the fiscal year shown in the table. Additionally, as described under “Compensation Discussion and Analysis—Elements of Executive Compensation—Long-Term Incentive Awards,” in January 2025, the first tranche of performance share awards previously administered and deemed granted in February 2024 pursuant to FASB ASC Topic 718 was slightly modified. The original 2024 grant date fair values for such tranche of the 2024 performance share awards was previously disclosed as part of each NEO’s 2024 compensation and is reflected above in the 2024 values for this column. While no new performance shares were granted as part of this modification, since the modification occurred in 2025, the 2025 values disclosed in this column are required to include the “incremental fair value” of such award when re-measured as modified on the 2025 modification date and compared the fair value of the award as originally granted in 2024 when re-measured as of the 2025 modification date. Such “incremental fair value” simply reflects a re-valuation of previously granted performance shares and should not be interpreted as an additional, one-time, or special equity award in 2025.
Total 2025 amounts disclosed in this column reflect the following fair values (in dollars) determined under FASB ASC Topic 718:

	Mr. Riggs	Mr. Fraser	Mr. Simmons	Mr. Walsh	Mr. Fisher
2025 Restricted Stock Grants	6,186,078	2,133,311	2,370,783	1,371,039	1,065,344
2025 Performance Share Grants	7,656,169	3,048,328	2,921,932	1,586,459	1,387,462
Total of Stock Awards Granted in 2025	13,842,247	5,181,639	5,292,715	2,957,498	2,452,806
plus
Incremental Fair Value of 2025 Modification to First Tranche of 2024 Performance Share Awards	1,918,289	715,526	696,432	351,770	319,157
Total Included in 2025 “Stock Awards” Column	15,760,536	5,897,165	5,989,147	3,309,268	2,771,963
The 2025 modification discussed above was also applied prospectively to tranches of performance shares that were not yet deemed granted under to FASB ASC Topic 718, but this did not similarly impact 2025 values. Computations for 2025 fair values, including the highest level of possible performance values for performance shares under FASB ASC Topic 718, are set forth in the Grants of Plan-Based Awards Table below and related footnotes. Final value realized depends on future award vestings.
(4)This column represents the amounts earned by our NEOs under our annual incentive bonus plan/program, as described under “Compensation Discussion and Analysis—Elements of Executive Compensation—Annual Incentive Bonus” above.
(5)This column represents the sum of the change in pension value and nonqualified deferred compensation earnings for our NEOs. There are no above-market or preferential earnings on non-tax-qualified deferred compensation amounts included in this table. The NEOs participate in the same pension and nonqualified deferred compensation plans as similarly situated Valero employees. The disclosures under “Post-Employment Compensation” below discuss these plans and the present value assumptions used in these calculations. See also Note 13 of Notes to Consolidated Financial Statements in our annual report on Form 10-K for the year ended December 31, 2025, “Compensation Discussion and Analysis—Elements of Executive Compensation—Post-Employment Benefits” above, “Nonqualified Deferred Compensation” below, and footnote (7) below.
(6)Amounts listed as “All Other Compensation” for 2025 are composed of the below listed items. Any amount in excess of $10,000 (whether or not such amount may be deemed to be a perquisite or other personal benefit) is separately quantified.
(footnote (6) continues on the following page)

2026 PROXY STATEMENT	55

EXECUTIVE COMPENSATION

Footnotes to Summary Compensation Table (cont’d):
footnote (6) continued
For Mr. Riggs: Valero contributions to Thrift Plan ($24,500) • Valero contributions to Excess Thrift Plan ($95,900) • Valero-provided dollars for the purchase of health and welfare benefits ($35,138) • home security ($103,132) • U.S. tax gross-up payment for home security imputed income ($66,913) • personal security protection • reimbursement of club membership dues • executive primary care • U.S. tax gross-up payment for executive primary care imputed income • personal use of corporate aircraft ($61,236) • individual excess liability insurance ($15,168) • individual disability insurance • small gifts in connection with corporate meetings and functions • tax return preparation.
For Mr. Fraser: Valero contributions to Thrift Plan ($24,500) • Valero contributions to Excess Thrift Plan ($44,694) • Valero-provided dollars for the purchase of health and welfare benefits ($32,618) • home security • U.S. tax gross-up payment for home security imputed income • reimbursement of club membership dues • individual excess liability insurance ($15,168) • individual disability insurance • small retirement gift • small gifts in connection with corporate meetings and functions • personal use of corporate facilities • tax return preparation.
For Mr. Simmons: Valero contributions to Thrift Plan ($24,500) • Valero contributions to Excess Thrift Plan ($44,694) • Valero-provided dollars for the purchase of health and welfare benefits ($36,406) • home security • U.S. tax gross-up payment for home security imputed income • reimbursement of club membership dues ($16,087) • executive primary care • U.S. tax gross-up payment for executive primary care imputed income • personal use of corporate aircraft • individual excess liability insurance • individual disability insurance • small gifts in connection with corporate meetings and functions • personal use of corporate facilities • tax return preparation.
For Mr. Walsh: Valero contributions to Thrift Plan ($24,500) • Valero contributions to Excess Thrift Plan ($32,634) • Valero-provided dollars for the purchase of health and welfare benefits ($35,138) • home security ($13,755) • U.S. tax gross-up payment for home security imputed income • executive primary care • U.S. tax gross-up payment for executive primary care imputed income • individual excess liability insurance • individual disability insurance • small gifts in connection with corporate meetings and functions • personal use of corporate facilities.
For Mr. Fisher: Valero contributions to Thrift Plan ($24,500) • Valero contributions to Excess Thrift Plan ($27,338) • Valero-provided dollars for the purchase of health and welfare benefits ($35,069) • home security ($13,581) • U.S. tax gross-up payment for home security imputed income • reimbursement of club membership dues • executive primary care reimbursement • U.S. tax gross-up payment for executive primary care reimbursement imputed income • individual excess liability insurance • individual disability insurance • small gifts in connection with corporate meetings and functions • personal use of corporate facilities • tax return preparation.
We value the cost of the benefits above at the incremental cost to us of providing such benefits with respect to an NEO. The primary purpose of our facilities and corporate aircraft is for business and, as a result, the incremental costs associated with any personal use of such items does not include fixed costs that do not change based on usage, including fixed costs with respect to limited family accompaniment or in connection with an executive’s business use that is integrally and directly related to their duties. To the extent we do not incur any incremental costs, no additional amounts are included as part of the total compensation of our named executive officers. However, any such incremental costs that we do incur for any personal use or that are incidental to such business use of an item are included in such total. In the case of personal use of corporate aircraft, the amount reported is the incremental cost of providing the benefit with respect to such NEO, which primarily includes fuel costs and airport costs (including “deadhead” flights), as well as any incidental costs, such cost related to the crew or limited family accompaniment, and in the case of Mr. Riggs, less any amounts he reimburses us as permitted by FAA regulations under the Aircraft Time Sharing Agreement that he entered into. Reimbursements are allocated with respect to the flight to which they relate, but may be paid in a different year due to administration under the agreement.
(7)The values in this column represent “Total” compensation for our NEOs when subtracting the values reported in the “Change in Pension Value and Non-qualified Deferred Compensation Earnings” column. These amounts are excluded from this column because they are volatile and can change significantly due to the actuarial assumptions used in a given year (primarily the discount rates used to determine the present value of accumulated benefits). This year, these amounts increased significantly year-over-year, primarily due to changes in actuarial assumptions, our NEOs completing an additional year of service, and increases in 2025 pay levels as discussed under “Compensation Discussion and Analysis” above. For Mr. Riggs, such increase was also heavily impacted by his having served in the CEO role for a third year given the increased compensation for such role. Amounts reported in this column differ from, and are not substitutes for, the amounts reported in the “Total” compensation column. See also footnote (5) above, “Post-Employment Compensation” and “Nonqualified Deferred Compensation” below, and “Compensation Discussion and Analysis—Elements of Executive Compensation—Post-Employment Benefits” above.
(8)Mr. Fisher was not a named executive officer for 2023.

56	2026 PROXY STATEMENT

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards
The following table describes plan-based awards for our NEOs in 2025. Footnotes to such table are on the pages that follow.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($) (1)
Name	Grant Date	Approval Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
R. Lane Riggs	n/a	n/a	(2)	–	2,752,000	5,504,000
	2/26/25	2/26/25	(3)							47,150	6,186,078
	n/a	n/a	(4)					47,150
	2/26/25	2/26/25	(5)					15,717	31,434		2,598,649
	2/26/25	2/26/25	(5)					13,763	27,526		2,974,460
	2/26/25	2/26/25	(5)					2,984	5,968		601,903
	2/26/25	2/26/25	(5)					7,343	14,686		1,481,157
	n/a	1/16/25	(6)								1,918,289
Jason W. Fraser	n/a	n/a	(2)	–	988,490	1,976,980
	2/26/25	2/26/25	(3)							16,260	2,133,311
	n/a	n/a	(4)					16,260
	2/26/25	2/26/25	(5)					5,420	10,840		896,143
	2/26/25	2/26/25	(5)					5,133	10,266		1,109,344
	2/26/25	2/26/25	(5)					5,170	10,340		1,042,841
	n/a	1/16/25	(6)								715,526
Gary K. Simmons	n/a	n/a	(2)	–	1,087,339	2,174,678
	2/26/25	2/26/25	(3)							18,070	2,370,783
	n/a	n/a	(4)					18,070
	2/26/25	2/26/25	(5)					6,024	12,048		996,008
	2/26/25	2/26/25	(5)					4,997	9,994		1,079,952
	2/26/25	2/26/25	(5)					1,158	2,316		233,580
	2/26/25	2/26/25	(5)					3,036	6,072		612,392
	n/a	1/16/25	(6)								696,432
Richard J. Walsh	n/a	n/a	(2)	–	816,200	1,632,400
	2/26/25	2/26/25	(3)							10,450	1,371,039
	n/a	n/a	(4)					10,450
	2/26/25	2/26/25	(5)					3,484	6,968		576,045
	2/26/25	2/26/25	(5)					2,523	5,046		545,271
	2/26/25	2/26/25	(5)					2,306	4,612		465,143
	n/a	1/16/25	(6)								351,770
Eric A. Fisher	n/a	n/a	(2)	–	629,459	1,258,918
	2/26/25	2/26/25	(3)							8,120	1,065,344
	n/a	n/a	(4)					8,120
	2/26/25	2/26/25	(5)					2,707	5,414		447,575
	2/26/25	2/26/25	(5)					2,290	4,580		494,915
	2/26/25	2/26/25	(5)					140	280		28,239
	2/26/25	2/26/25	(5)					2,066	4,132		416,733
	n/a	1/16/25	(6)								319,157

2026 PROXY STATEMENT	57

EXECUTIVE COMPENSATION

Footnotes to Grants of Plan-Based Awards Table:
(1)The reported grant date fair value of stock awards is determined in accordance with FASB ASC Topic 718. Valero did not grant any stock options to our NEOs in 2025. For each NEO, the amount stated in this column is included within the amount listed in the “Stock Awards” column of the Summary Compensation Table above. See also footnote (6) below.
(2)Represents potential awards to our NEOs under our annual incentive bonus plan/program. Actual amounts earned by our NEOs for 2025 are reported in the Summary Compensation Table above under the “Non-Equity Incentive Plan Compensation” column. The target amounts listed above are computed as described under “Compensation Discussion and Analysis—Elements of Executive Compensation—Annual Incentive Bonus” above.
(3)Represents restricted stock awards under our 2020 OSIP to our NEOs on February 26, 2025. Dividends on restricted shares are paid as and when dividends are declared and paid on our Common Stock. The terms of the award agreements provide for three-year ratable vesting (where such shares become nonforfeitable). See also “Elements of Executive Compensation—Long-Term Incentive Awards—Restricted Stock” and “Accounting and Tax Treatment” under “Compensation Discussion and Analysis” above, and our 2020 OSIP, which is filed as an exhibit to our annual report on Form 10-K for the year ended December 31, 2025. See also footnote (3) to the Summary Compensation Table above.
(4)Represents the number of performance shares awarded under our 2020 OSIP to our NEOs on February 26, 2025 as part of our LTI compensation program described in “Compensation Discussion and Analysis—Elements of Executive Compensation—Long-Term Incentive Awards—Performance Shares.” Per the awards’ terms, on a normal vesting date executives can earn, in shares of Common Stock, from 0% to 200% of the number of performance shares that are vesting based on Valero’s achievement of objective performance measures during the performance periods set by the Human Resources and Compensation Committee. Performance shares do not have an exercise price. See also “Outstanding Equity Awards at December 31, 2025” and “Potential Payments Upon Termination or Change of Control” below and footnote (3) to the Summary Compensation Table above. The performance shares vest annually in one-third increments (tranches). The first tranche of performance shares vested in January 2026, and the remaining two tranches are scheduled to vest annually in January 2027 and January 2028, with such vestings and any resulting payout at those times conditioned upon Valero’s performance during the pertinent performance periods and the NEO’s performance under the other terms of the applicable award agreements and the 2020 OSIP. Only the first tranche of these performance shares is deemed to have a “grant date” in 2025, as explained in footnote (5) below. Our disclosures in this footnote are for information purposes only, and tie to the applicable disclosures made by our NEOs in February 2025 in compliance with Section 16 of the Exchange Act. Our disclosures in footnote (5) below are intended to comply with the requirements of Item 402 of SEC Regulation S-K with respect to “grants” of performance shares.
(5)Item 402(d)(2)(viii) of SEC Regulation S-K requires us to disclose the “grant date fair value” of equity awards “computed in accordance with FASB ASC Topic 718.” Our performance shares are awarded in three tranches, with the tranches having measurement periods (the performance period) of differing lengths. The first tranche of an award has a performance period of 12 months, the second tranche of an award has a performance period of 24 months, and the third tranche of an award has a performance period of 36 months. The amounts referenced by footnote (5) in this table represent three tranches from three separate award years—namely, the first tranche of performance shares awarded in 2025 (awarded on February 26, 2025), the second tranche of performance shares awarded on February 22, 2024, and the third tranche of performance shares awarded in 2023 (awarded on February 23, 2023 as part of the annual grant cycle; and on July 1, 2023, to Mr. Riggs, and on July 20, 2023, to Mr. Simmons and Mr. Fisher, respectively, as part of their promotions to CEO, COO, and SVP Product Supply, Trading and Wholesale, respectively). Under FASB ASC Topic 718, each of these tranches is deemed to be a separate “grant” for fair value purposes, and each is deemed to have a “grant date” in 2025, that is, the date when the Human Resources and Compensation Committee approved/established the peer group of companies for such tranches of these awards. The amounts referenced by footnote (5) in this table represent the grant date fair values from the tranches that are deemed to have a grant date in 2025 and are computed under FASB ASC Topic 718.

	shares		grant date fair value ($)	lowest possible performance ($)	highest level of performance ($)
Riggs	1st tranche of 2025 award	15,717	2,598,649	0	4,233,531
	2nd tranche of 2024 award	13,763	2,974,460	0	3,825,013
	3rd tranche of July 1, 2023 award	2,984	601,903	0	853,663
	3rd tranche of Feb. 2023 award	7,343	1,481,157	0	2,100,685
	total	39,807	7,656,169	0	11,012,892
(footnote (5) continues on the following page)

58	2026 PROXY STATEMENT

EXECUTIVE COMPENSATION

Footnotes to Grants of Plan-Based Awards Table (cont’d):
footnote (5) continued

	shares		grant date fair value ($)	lowest possible performance ($)	highest level of performance ($)
Fraser	1st tranche of 2025 award	5,420	896,143	—	1,459,931
	2nd tranche of 2024 award	5,133	1,109,344	—	1,426,563
	3rd tranche of Feb. 2023 award	5,170	1,042,841	—	1,479,034
	total	15,723	3,048,328	—	4,365,528
Simmons	1st tranche of 2025 award	6,024	996,008	—	1,622,625
	2nd tranche of 2024 award	4,997	1,079,952	—	1,388,766
	3rd tranche of July 20, 2023 award	1,158	233,580	—	331,281
	3rd tranche of Feb. 2023 award	3,036	612,392	—	868,539
	total	15,215	2,921,932	—	4,211,211
Walsh	1st tranche of 2025 award	3,484	576,045	—	938,450
	2nd tranche of 2024 award	2,523	545,271	—	701,192
	3rd tranche of Feb. 2023 award	2,306	465,143	—	659,700
	total	8,313	1,586,459	—	2,299,342
Fisher	1st tranche of 2025 award	2,707	447,575	—	729,158
	2nd tranche of 2024 award	2,290	494,915	—	636,437
	3rd tranche of July 20, 2023 award	140	28,239	—	40,051
	3rd tranche of Feb. 2023 award	2,066	416,733	—	591,041
	total	7,203	1,387,462	—	1,996,687
(6)Represents the “incremental fair values” that are required to be reported for 2025 under SEC disclosure rules and FASB ASC Topic 718 in connection with a slight modification made in January 2025 to the first tranche of 2024 performance share awards originally deemed granted under FASB ASC Topic 718 in February 2024. See footnote (3) to the Summary Compensation Table above for more information. As explained and referenced in such footnote, no new performance shares were granted as part of this modification, and these amounts and should not be interpreted as an additional, one-time, or special equity award in 2025.

2026 PROXY STATEMENT	59

EXECUTIVE COMPENSATION

Outstanding Equity Awards at December 31, 2025
This table describes unvested shares of restricted stock and unvested performance shares held by our named executive officers as of December 31, 2025. Valero had no outstanding stock option awards (vested or unvested) as of December 31, 2025.

	Stock Awards
	Restricted Stock			Performance Shares
	Number of Shares or Units of Stock That Have Not Vested (#) (1)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (1)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
R. Lane Riggs	4,453	(2)	724,904	7,343	(7)	2,092,014
	16,694	(3)	2,717,616	27,526	(8)	8,961,915
	28,596	(4)	4,655,143	47,150	(9)	14,071,893
	1,809	(5)	294,487	2,984	(10)	850,089
Jason W. Fraser	3,135	(2)	510,347	5,170	(7)	1,472,924
	6,226	(3)	1,013,531	10,266	(8)	3,342,404
	9,861	(4)	1,605,272	16,260	(9)	4,852,770
Gary K. Simmons	1,842	(2)	299,859	3,036	(7)	864,903
	6,060	(3)	986,507	9,993	(8)	3,253,521
	10,959	(4)	1,784,016	18,070	(9)	5,392,907
	702	(6)	114,279	1,158	(10)	329,975
Richard J. Walsh	1,399	(2)	227,743	2,306	(7)	657,020
	3,060	(3)	498,137	5,046	(8)	1,642,877
	6,337	(4)	1,031,600	10,450	(9)	3,118,731
Eric A. Fisher	1,253	(2)	203,976	2,066	(7)	588,649
	2,777	(3)	452,068	4,580	(8)	1,491,156
	4,924	(4)	801,578	8,120	(9)	2,423,455
	84	(6)	13,674	140	(10)	39,884
Footnotes to Outstanding Equity Awards at December 31, 2025 Table:
(1)The assumed market values were determined using the closing market price of our Common Stock on December 31, 2025 ($162.79 per share). For a further discussion of the vesting of restricted stock and performance share awards, see “Elements of Executive Compensation—Long-Term Incentive Awards” and “Accounting and Tax Treatment” under “Compensation Discussion and Analysis” section above and “Option Exercises and Stock Vested” below. See also “Potential Payments Upon Termination or Change of Control” below. Under our performance share award agreements, until performance shares are actually settled following vesting, holders have not obtained any rights as a stockholder with respect to such shares.
(2)These shares vested on February 23, 2026.
(3)Of the shares listed as outstanding at year end, one-half vested on February 22, 2026, and the remaining half is scheduled to vest on February 22, 2027.
(4)One-third of these shares vested on February 26, 2026; the remaining two-thirds are scheduled to vest in equal installments on February 26, 2027 and February 26, 2028.
(5)Represents the remaining outstanding tranche of restricted stock awarded to Mr. Riggs on July 1, 2023, in connection with his promotion to CEO. These shares are scheduled to vest on July 1, 2026.
(6)Represents the remaining outstanding tranche of restricted stock awarded to Mr. Simmons and Mr. Fisher, respectively, on July 20, 2023, in connection with their promotions to COO and SVP Product Supply, Trading and Wholesale, respectively. These shares are scheduled to vest on July 20, 2026.
(footnotes continue on the following page)

60	2026 PROXY STATEMENT

EXECUTIVE COMPENSATION

Footnotes to Outstanding Equity Awards at December 31, 2025 Table (cont’d):
(7)These performance shares vested on January 21, 2026 at 175% of target. The value shown in the column “Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested,” represents the market value of 175% (actual payout) of the performance shares at the closing price of our Common Stock on December 31, 2025 ($162.79 per share).
(8)One-half of these performance shares vested on January 21, 2026 at 200% of target, and the other half is scheduled to vest in January 2027. The value shown in the column “Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested,” represents, for the performance shares that vested on January 21, 2026, the market value of 200% (actual payout) of the performance shares at the closing price of our Common Stock on December 31, 2025 ($162.79 per share), and for the remaining half, the market value of 200% (max) of the performance shares at the closing price of our Common Stock on December 31, 2025 ($162.79 per share).
(9)One-third of these performance shares vested on January 21, 2026 at 150% of target; an additional one-third is scheduled to vest in January 2027; and the final one-third is schedule to vest in January 2028. The value shown in the column “Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested,” represents, for the performance shares that vested on January 21, 2026, the market value of 150% (actual payout) of the performance shares at the closing price of our Common Stock on December 31, 2025 ($162.79 per share), and for the remaining two-thirds, the market value of 200% (max) of the performance shares at the closing price of our Common Stock on December 31, 2025 ($162.79 per share).
(10)Represents the remaining outstanding tranche of performance shares awarded on July 1, 2023, to Mr. Riggs, and July 20, 2023, to Mr. Simmons and Mr. Fisher, respectively, in connection with their promotions to CEO, COO, and SVP Product Supply, Trading and Wholesale, respectively. These performance shares vested on January 21, 2026 at 175% of target. The value shown in the column “Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested,” represents, the market value of 175% (actual payout) of the performance shares at the closing price of our Common Stock on December 31, 2025 ($162.79 per share).

2026 PROXY STATEMENT	61

EXECUTIVE COMPENSATION

Option Exercises and Stock Vested
The following table provides information regarding (i) any stock option exercises by our named executive officers in 2025; and (ii) the vesting of restricted stock and performance shares held by our named executive officers during 2025 on an aggregate basis.

	Option Awards		Stock Awards (1)
Name	Number of Shares Acquired on Exercise (#) (2)	Value Realized on Exercise ($) (3)	Number of Shares Acquired on Vesting (#) (2)	Value Realized on Vesting ($) (4)
R. Lane Riggs	—	—
(5)			38,715	4,858,482
(6)			67,726	9,361,765
Jason W. Fraser	—	—
(5)			16,929	2,145,493
(6)			35,005	4,838,741
Gary K. Simmons	—	—
(5)			15,397	1,911,059
(6)			27,727	3,832,703
Richard J. Walsh	—	—
(5)			8,656	1,073,941
(6)			15,175	2,097,640
Eric A. Fisher	—	—
(5)			7,465	973,317
(6)			14,251	1,969,916
Footnotes to Option Exercises and Stock Vested Table:
(1)Represents shares of Common Stock from the vesting of restricted stock and performance shares in 2025. For a further discussion of the vesting of restricted stock and performance share awards, see “Elements of Executive Compensation—Long-Term Incentive Awards” and “Accounting and Tax Treatment” under “Compensation Discussion and Analysis” above. See also the Summary Compensation Table and the Grants of Plan-Based Awards Table above, and related footnotes, as well as “Potential Payments Upon Termination or Change of Control” below for additional information on restricted stock and performance share awards.
(2)Represents the gross number of shares received by the named executive officer before deducting any shares withheld (i) from an option’s exercise to pay the exercise price; and/or (ii) to pay applicable taxes.
(3)None of our named executive officers exercised any stock options in 2025 and we had no outstanding stock option awards (vested or unvested) as of December 31, 2025.
(4)The reported value is determined by multiplying number of vested shares by the market value of the shares on the date they became nonforfeitable or were otherwise received. The value is stated before deducting payment of applicable taxes.
(5)Represents number of shares of Common Stock and value related to restricted stock.
(6)Represents number of shares of Common Stock and value related to performance shares.

62	2026 PROXY STATEMENT

EXECUTIVE COMPENSATION

Post-Employment Compensation

PENSION BENEFITS
The following table describes the accumulated benefits of our named executive officers under Valero’s tax-qualified defined benefit Pension Plan, Excess Pension Plan, and SERP (collectively with the Pension Plan and the Excess Pension Plan, the “Retirement Plans”) as of December 31, 2025.

Name	Plan Name	No. of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
R. Lane Riggs	Pension Plan	36.92	1,500,963	—
	Excess Pension Plan	36.92	5,999,745	—
	SERP	36.92	30,073,805	—
Jason W. Fraser	Pension Plan	26.96	967,570	—
	Excess Pension Plan	26.96	2,211,318	—
	SERP	26.96	9,035,272	—
Gary K. Simmons	Pension Plan	38.52	1,654,518	—
	Excess Pension Plan	38.52	4,481,701	—
	SERP	38.52	13,565,936	—
Richard J. Walsh	Pension Plan	26.13	1,029,719	—
	Excess Pension Plan	26.13	1,707,261	—
	SERP	26.13	6,399,502	—
Eric A. Fisher	Pension Plan	28.54	1,043,699	—
	Excess Pension Plan	28.54	2,496,968	—
	SERP	28.54	4,179,267	—
Footnote to Pension Benefits Table:
(1)The years of credited service for our NEOs include 11 years of service (12.5 years for Mr. Fraser) in our Retirement Plans’ “Cash Balance Provision” starting on January 1, 2015 (Mr. Fraser’s participation in the Cash Balance Provision commenced July 1, 2013). The remainder of the NEO’s years of service is in the “Formula Provision” of our Retirement Plans. The Formula Provision and the Cash Balance Provision are described in the narrative disclosures that follow this table. See also “Executive Compensation in Summary—Recent Chief Financial Officer Transition” under “Compensation Discussion and Analysis” above.
The present values stated above were calculated using the same interest rates and mortality tables we use for our financial reporting. Present values at December 31, 2025 were determined using plan specific discount rates (5.62 percent for the Pension Plan, 5.28 percent for the Excess Pension Plan, 5.66 percent for the SERP) and the plans’ earliest unreduced retirement age (i.e., age 62). The present values reflect postretirement mortality rates based on the Pri-2012 mortality table projected generationally using scale MP-2021. No decrements were included for pre-retirement termination, mortality, or disability. When applicable, lump sums were determined using the minimum present value segment rates prescribed by the Internal Revenue Service (“IRS”) in Notice 2026-02 (projected to the assumed retirement date for each NEO) and the mortality table prescribed by the IRS in Notice 2025-40 for distributions in 2026.
Pension Plan. Under our Pension Plan, an eligible employee who is at least 55 years old may elect to retire prior to the normal retirement age of 65, provided the employee has completed at least five years of vesting service. Under the plan’s early retirement provisions, an employee may elect to commence a benefit upon retirement or delay payments to a later date. Pension payments from the Formula Provision (defined below) that begin after age 55 and before age 62 are reduced by four percent for each full year between the benefit start date and the employee’s 62nd birthday. The four percent reduction is prorated for a partial year. The formula used to calculate the benefit and the optional forms of payment are otherwise the same as for normal retirement. As of December 31, 2025, Mr. Riggs, Mr. Fraser, Mr. Simmons, Mr. Walsh, and Mr. Fisher were eligible for early retirement benefits.

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EXECUTIVE COMPENSATION

For employees hired prior to January 1, 2010, the Pension Plan (supplemented, as necessary, by the Excess Pension Plan) provides a monthly pension at normal retirement equal to 1.6 percent of the participant’s average monthly compensation (based upon earnings during the three consecutive calendar years during the last 10 years of the participant’s credited service affording the highest such average) times the participant’s years of credited service. This is known as the “Formula Provision.” Each of our NEOs was hired prior to January 1, 2010.
For employees hired on or after January 1, 2010, the Pension Plan (supplemented, as necessary, by the Excess Pension Plan) is a cash balance benefit that provides a monthly pension at normal retirement based on annual employer contributions that are based on years of service, age, eligible compensation, and pay credits. This is known as the “Cash Balance Provision.” After a one-year waiting period, pay credits are retroactive to the participant’s date of hire and are based on years of service, age, and eligible compensation.

points (age and vesting service)	annual pay credit percentage
under 35	6.0% of eligible pay
35–49	7.5% of eligible pay
50–64	9.0% of eligible pay
65–79	10.5% of eligible pay
80+	12.0% of eligible pay
In addition to pay credits, participants will also be eligible for monthly interest credits based on the 10-year U.S. treasury note rate with a minimum of three percent.
In 2013, we began to implement changes to certain of our U.S. qualified pension plans that cover the majority of our U.S. employees. Benefits under our primary pension plan changed from a final average pay formula (the Formula Provision) to the Cash Balance Provision with staged effective dates from July 1, 2013 through January 1, 2015, depending on the age and service of the affected employees. All final average pay benefits under the Formula Provision were frozen as of December 31, 2014. On July 1, 2013 or January 1, 2015 (as applicable), participants formerly under the Formula Provision in the Pension Plan transitioned to the Cash Balance Provision, with all future Pension Plan benefits to be earned under the new Cash Balance Provision.
Excess Pension Plan. Our Excess Pension Plan provides benefits to those employees whose pension benefits under our defined benefit Pension Plan are subject to limitations under the Code, or are otherwise indirectly constrained by the Code from realizing the maximum benefit available to them under the terms of the Pension Plan. The Excess Pension Plan is designed as an “excess benefit plan” as defined under Section 3(36) of ERISA, for those benefits provided in excess of Section 415 of the Code. The Excess Pension Plan is not intended to be either a qualified plan under the provisions of Section 401(a) of the Code, or a funded plan subject to the funding requirements of ERISA.
Subject to other terms of the Excess Pension Plan, the benefit payable under the plan in the Formula Provision is generally an amount equal to “x” minus “y”, where “x” is equal to 1.6 percent of a participant’s final average monthly earnings (as determined under the Excess Pension Plan) multiplied by the participant’s number of years of credited service, and “y” is equal to the participant’s benefit that is payable under the Pension Plan. The benefit payable under the Excess Pension Plan in the Cash Balance Provision is generally an amount equal to “x” minus “y”, where “x” is equal to the accumulated account balance that the participant would be entitled to receive without regard to the limitations, and “y” is equal to the participant’s accumulated account balance that is payable under the Pension Plan. A participant’s benefits under the Excess Pension Plan will vest concurrently with the vesting of the participant’s benefits under the Pension Plan (which all NEOs are vested in). The Excess Pension Plan benefit is paid in a lump sum (minus applicable withholding for taxes). The Excess Pension Plan benefit is subject to forfeiture in the event the participant is terminated for cause or acts of willful malfeasance or gross negligence as set forth in the plan, or if the participant violates the non-competition provisions of the plan, which generally are applicable for two years following separation of service.
SERP. An executive will become a participant in the SERP as of the date he or she is selected and named in the minutes of the Human Resources and Compensation Committee meeting for inclusion as a SERP participant. The SERP provides a benefit equal to 1.6 percent of eligible pay plus 0.35 percent times the product of the participant’s years of credited service (maximum 35 years) multiplied by the excess of the participant’s average monthly compensation over the lesser of 1.25 times the monthly average (without indexing) of the social security wage bases for the 35-year period ending with the year the participant attains social security retirement age, or the monthly average of the social security wage base in effect for the year that the participant retires. The participant’s most highly compensated consecutive 36 months of service are considered. The SERP benefit is calculated using all years of service (a participant’s service did not freeze when the Formula Benefit described above was frozen).

64	2026 PROXY STATEMENT

EXECUTIVE COMPENSATION

The SERP benefit is reduced by the amount of the participant’s qualified pension benefit. A participant in the SERP will vest upon death, disability, or retirement (age 55 with at least five years of service at separation). Upon a separation from service, if vested, the participant will receive the greater of the SERP benefit or the Excess Pension Plan benefit. The SERP benefit is also reduced by 50 percent upon death prior to retirement. The SERP benefit is paid in a lump sum (minus applicable withholding for taxes). As previously disclosed, effective for retirements on or after July 1, 2023, the interest rate that is used to calculate the lump-sum benefit under the SERP is based on the average of IRS lump-sum interest rates for the 60-month period ending with the fifth month prior to the participant’s retirement. The SERP benefit is subject to forfeiture in the event of any separation of service prior to full vesting. In addition, the SERP benefit (even if previously vested) is subject to forfeiture if the participant is discharged for cause or if the participant violates the non-competition provisions of the plan, which generally are applicable for two years following separation of service. Cause means, generally, that the participant was discharged for illegal or gross misconduct.
Compensation for purposes of the Pension Plan, Excess Pension Plan, and SERP includes salary and bonus. No extra years of credited service have been granted to any of our NEOs.

Nonqualified Deferred Compensation
The following table describes any contributions by Valero and each NEO under our nonqualified defined contribution and other deferred compensation plans during 2025, each NEO’s earnings (loss) and withdrawals/distributions, if any, with respect to these plans during 2025, and year-end balances as of December 31, 2025, in these plans.

		Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($) (1)	Aggregate Earnings in Last FY ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (3)
R. Lane Riggs	Excess Thrift Plan	—	95,900	198,751	—	1,199,252
	UDS Nonqualified 401(k) Plan (4)	—	—	4,401	—	53,958
Jason W. Fraser	Excess Thrift Plan	—	44,694	140,603	—	606,716
Gary K. Simmons	Excess Thrift Plan	—	44,694	154,987	—	827,833
	UDS Nonqualified 401(k) Plan (4)	—	—	61,867	—	255,509
Richard J. Walsh	Excess Thrift Plan	—	32,634	71,323	—	359,728
Eric A. Fisher	Excess Thrift Plan	—	27,338	165,154	—	887,343
Footnotes to Nonqualified Deferred Compensation Table:
(1)All of the amounts included in this column are also included within the amounts reported as “All Other Compensation” for 2025 in the Summary Compensation Table above.
(2)There were no earnings for our NEOs in 2025 in our nonqualified defined contribution and other deferred compensation plans that were preferential or above market under SEC rules and therefore no such amounts are included in the Summary Compensation Table.
(3)Amounts reported in this column include registrant contributions previously reported in our Summary Compensation Table for previous years when earned if such NEO’s compensation was required to be disclosed in a previous year.
(4)Valero assumed this plan when it acquired Ultramar Diamond Shamrock Corporation (“UDS”) in 2001.
Our DC Plan and Excess Thrift Plan are described under “Compensation Discussion and Analysis—Elements of Executive Compensation—Post-Employment Benefits” above. The following terms also apply to such plans.
Under the DC Plan, participants may elect when and over what period of time their deferrals will be distributed based on plan provisions. Participants may elect to have their accounts distributed in a lump sum on a specified date, at least three years after the year of the deferral election. Participants may, at the time of their deferral elections, choose to have their accounts distributed as soon as reasonably practical following retirement or other termination, or on the first day of January following the date of retirement or termination. Participants may also elect to have their accounts distributed in one lump-sum payment or in two- to 15-year installments upon retirement or in one lump-sum payment or five-year installments upon other termination.

2026 PROXY STATEMENT	65

EXECUTIVE COMPENSATION

Upon a participant’s death, the participant’s beneficiary will receive the participant’s DC Plan balance in one lump-sum payment within 90 days following the participant’s death. Upon a change of control of Valero, all DC Plan accounts are immediately vested in full, and distributions are thereafter made in accordance with the plan’s normal distribution provisions. None of our NEOs participated in our DC Plan during 2025 or had any aggregate balance under such plan as of December 31, 2025.
The Excess Thrift Plan provides benefits to participants of our qualified Thrift Plan whose accounts would not otherwise be credited with company matching contributions due to certain U.S. IRS limits on contributions and/or compensation. The Excess Thrift Plan is neither a qualified plan for federal tax purposes nor a funded plan subject to ERISA. The Excess Thrift Plan is: (i) an “excess benefit plan” as defined under Section 3(36) of ERISA; and (ii) a plan that is unfunded and maintained primarily for the purpose of providing benefits for a select group of management or highly compensated employees.
The UDS Nonqualified 401(k) Plan has been frozen to any new participation since March 31, 2002, but offered benefits and had terms and conditions much like those of the Excess Thrift Plan.

Potential Payments Upon Termination or Change of Control
Our named executive officers have change of control severance agreements with Valero. The agreements seek to assure the continued availability of the executives in the event of a change of control of Valero. When a change of control occurs, the agreements become operative for a fixed three-year period. The agreements provide that the executive’s terms of employment will not be changed materially during the three years following a change of control. Each agreement subjects the executive to certain obligations of confidentiality, both during the term and after termination, for information related to Valero that the individual acquired during his or her employment. When determining the amounts and benefits payable under the agreements, the Human Resources and Compensation Committee and Valero sought to secure compensation that is competitive in our market to recruit and retain executive talent. Consideration was given to the principal economic terms found in change of control severance agreements of other publicly traded companies.
Our Board has adopted a policy regarding the vesting of performance shares in a change-of-control context. The policy provides that performance shares will not vest automatically upon the date of a change of control of Valero. Instead, as contemplated by the policy, the performance share agreements approved by the Human Resources and Compensation Committee for outstanding performance shares contain a double trigger feature, so that accelerated vesting of performance shares will not occur until the executive’s employment is terminated for certain specified reasons following a change of control. At that time, any unvested performance shares held by the executive will vest on a partial, pro-rata basis, commensurate with the executive’s months of service during the applicable performance period. Our change of control severance agreements do not contain tax gross-up benefits. In 2013, all agreements in effect at that time were amended to eliminate the gross-up benefit that formerly entitled the executives to receive a payment to make them whole for any excise tax on excess parachute payments imposed under Section 4999 of the Code. Valero has adopted a policy that this benefit may not be included in any future change of control agreements.
For purposes of the agreements, “change of control” means any of the following (subject to additional particulars as stated in the agreements):
•acquisition by an individual, entity, or group of beneficial ownership of 20 percent or more of our outstanding Common Stock;
•ouster from the Board of a majority of the incumbent directors;
•consummation of certain business combinations or transactions (e.g., merger, share exchange) involving a sale or other disposition of all or substantially all of the assets of Valero.
In the agreements, “cause” is defined to mean, generally, the willful and continued failure of the executive to perform substantially the executive’s duties or illegal or gross misconduct by the executive that is materially and demonstrably injurious to Valero. “Good reason” is defined to mean, generally:
•a diminution in the executive’s position, authority, duties, or responsibilities;
•relocation of the executive (or increased travel requirements); or
•failure of Valero’s successor to assume and perform under the agreement.
The following tables disclose potential payments (calculated per SEC regulations) to our named executive officers in connection with a change of control of Valero, and the notes thereto (where applicable) also contain or reference certain other termination scenarios and amounts.

66	2026 PROXY STATEMENT

EXECUTIVE COMPENSATION

If an NEO’s employment is terminated for “cause,” the NEO will not receive any benefits or compensation other than accrued salary or vacation pay that was unpaid as of the date of termination; therefore, there is no presentation of termination for “cause” below. We do not have separate employment with our NEOs. Such values are hypothetical assume that a change of control occurred on December 31, 2025, and that the NEO’s employment was terminated on that date.
Mr. Fisher has a grandfathered form of change of control severance agreement that was entered into in 2007. The form of agreement for Mr. Riggs, Mr. Fraser, Mr. Simmons, and Mr. Walsh (entered into in 2016 and thereafter) represents the current form of agreement approved by our Human Resources and Compensation Committee. The current form of agreement requires termination of employment following a change of control (double trigger), for accelerated vesting of stock options and restricted stock, so long as the termination is (i) other than for “cause," in the case of involuntary termination; or (ii) for “good reason,” in the case of voluntary termination (the grandfathered form of agreement for Mr. Fisher permits accelerated vesting of stock options and restricted stock upon occurrence of the change of control). For each of our NEOs, the acceleration of performance shares requires a double trigger. We had no outstanding stock option awards (vested or unvested) as of December 31, 2025. Other differences in amounts payable under Mr. Fisher’s grandfathered form of agreement and the current form of agreement are described below.
A.Termination of Employment (i) by Valero other than for “Cause”; or (ii) by the Executive for “Good Reason” (1) ($)

Component of Payment	Riggs	Fraser	Simmons	Walsh	Fisher
Salary (2)	3,440,000	1,976,980	1,976,980	1,632,400	1,481,080
Bonus (2)	5,504,000	1,976,980	2,174,678	1,632,400	2,508,144
Pension, Excess Pension, and SERP	—	—	—	—	2,879,338
Contributions Under Defined Contribution Plans	—	—	—	—	103,676
Health & Welfare Benefits (3)	70,276	65,236	72,812	70,276	70,138
Outplacement Services	25,000	25,000	25,000	25,000	25,000
Accelerated Vesting of Restricted Stock (4)	8,392,150	3,129,150	3,184,661	1,757,480	1,471,296
Accelerated Vesting of Performance Shares (5)	3,889,216	1,386,645	1,458,110	821,438	660,602
B.Continued Employment Following Change of Control (6) ($)

Component of Payment	Riggs	Fraser	Simmons	Walsh	Fisher
Salary, Bonus, Pension, Excess Pension, SERP, Contributions under Defined Contribution Plans, Health & Welfare Benefits	(6)	(6)	(6)	(6)	(6)
Accelerated Vesting of Restricted Stock (4)	—	—	—	—	1,471,296
Footnotes:
(1)If the executive’s employment is terminated by Valero other than for “cause,” or if the executive terminates his or her employment for “good reason,” the executive is generally entitled to receive the following:
(a)a lump sum cash payment equal to the sum of:
(i)accrued and unpaid compensation through the date of termination, including a pro-rata annual bonus (for this table, we assumed that the executive’s bonus for the year of termination was paid at year end);
(ii)two times the sum of (A) the executive’s annual base salary plus (B) the executive’s eligible bonus amount;
(iii)for Mr. Fisher, the actuarial present value of the pension benefits (qualified and nonqualified) he would have received for an additional two years of service due to his grandfathered form of agreement that was entered into in 2007 (Mr. Riggs, Mr. Fraser, Mr. Simmons, and Mr. Walsh do not participate in this element); and
(iv)for Mr. Fisher, the equivalent of two years of employer contributions under Valero’s tax-qualified and supplemental defined contribution plans due to his grandfathered form of agreement that was entered into in 2007 (Mr. Riggs, Mr. Fraser, Mr. Simmons, and Mr. Walsh do not participate in this element);
(b)continued health and welfare benefits for two years; and
(c)up to $25,000 of outplacement services at stated nominal value.
If employment is terminated by reason of death or disability, the executive’s estate will be entitled to receive a lump sum cash payment equal to any accrued and unpaid salary and vacation pay plus a prorated bonus amount earned per the terms of the agreement.

2026 PROXY STATEMENT	67

EXECUTIVE COMPENSATION

In the case of disability, the executive would be entitled to disability and related benefits at least as favorable as those provided by Valero under its programs during the 120 days prior to the executive’s termination of employment. If the executive voluntarily terminates employment other than for “good reason,” he or she will be entitled to a lump sum cash payment equal to any accrued and unpaid salary and vacation pay plus a prorated bonus amount earned per the terms of the agreement. See also the captions “Long-Term Incentive Awards,” “Post-Employment Benefits,” “Accounting and Tax Treatment,” and “Recent Chief Financial Officer Transition” under “Compensation Discussion and Analysis” above, and “Post-Employment Compensation,” “Nonqualified Deferred Compensation,” and “Outstanding Equity Awards at December 31, 2025” below. Our Executive Compensation Clawback Policy described under “Compensation Discussion and Analysis” above, could also impact payments.
(2)We assumed each executive’s compensation at the time of the triggering event to be as stated below. The listed salary is equal to 12 times the NEO’s highest monthly base salary paid in the 12 months preceding the triggering event (i.e., the highest annualized salary during 2025). The listed bonus amount for Mr. Fisher represents the highest bonus amount he earned in any of fiscal years 2025, 2024, and 2023 (the three years prior to the assumed change of control triggering event). The listed bonus amounts for Mr. Riggs, Mr. Fraser, Mr. Simmons, and Mr. Walsh, represent the target bonus percentage in effect prior to the assumed change of control triggering event, multiplied by the base salary shown in the table below.

Name	Salary ($)	Bonus ($)
R. Lane Riggs	1,720,000	2,752,000
Jason W. Fraser	988,490	988,490
Gary K. Simmons	988,490	1,087,339
Richard J. Walsh	816,200	816,200
Eric A. Fisher	740,540	1,254,072
(3)Under the change of control severance agreement, the executive is entitled to health and welfare benefits for two years following the date of termination.
(4)For Mr. Fisher, upon a change of control of Valero, the vesting periods on any outstanding stock options and shares of restricted stock are automatically accelerated to the date of the change of control. For Mr. Riggs, Mr. Fraser, Mr. Simmons, and Mr. Walsh, the vesting periods on any outstanding stock options and shares of restricted stock are accelerated following a change of control only upon the executive’s termination of employment (double trigger) so long as the termination is (i) other than for “cause,” in the case of involuntary termination; or (ii) for “good reason,” in the case of voluntary termination. Valero had no outstanding stock option awards (vested or unvested) as of December 31, 2025. For shares of restricted stock, the amounts stated in the table represent the product of (a) the number of shares for which vesting is accelerated, and (b) $162.79 (the closing price of our Common Stock on December 31, 2025).
(5)Outstanding performance shares do not vest automatically upon a change of control of Valero. Instead, accelerated vesting of performance shares occurs when the executive’s employment with Valero is terminated for certain specified reasons following a change of control (double trigger). In that event, the unvested performance shares held by the executive will vest on a partial, pro-rata basis (depending on length of service during the performance period) on the date of the executive’s termination of employment. The amounts disclosed in the table assume that a change of control occurred December 31, 2025. Upon termination through qualified retirement, any performance shares that (i) have not yet vested or been forfeited; and (ii) were granted at least one year prior to the date of retirement, continue to remain outstanding and vest according to their original vesting schedule. Any outstanding performance shares that were granted within one year of the effective date of a qualified retirement are prorated based on the number of months worked from the grant date to retirement, and the prorated number of performance shares thereafter vest according to their original vesting schedule. Upon (i) a voluntary termination by the employee other than a qualified retirement; or (ii) termination by Valero for “cause” (generally, illegal or gross misconduct), unvested performance shares will be forfeited. Upon termination (i) through death or disability; or (ii) by Valero other than for “cause,” the performance periods for any performance shares that have not yet vested or been forfeited are terminated as of such date, and vesting levels are determined based on the performance for each shortened performance period, if any. For outstanding performance shares previously awarded, the amount included in the table represents, where applicable, a prorated payout of shares of Common Stock based upon the executive’s months of service during any shortened performance period ending December 31, 2025 (pro-rata shares times $162.79, the closing price of our Common Stock on December 31, 2025), assuming a payout at 100%.
(6)The change of control severance agreements provide for a three-year term of employment following a change of control, and generally provide that the executive will continue to enjoy compensation and benefits per the terms in effect prior to the change of control. In addition, for Mr. Fisher, all outstanding stock options and shares of restricted stock will vest on the date of the change of control (see footnote (4) above).

68	2026 PROXY STATEMENT

DIRECTOR COMPENSATION

The following table summarizes compensation earned by our directors in 2025.

	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Fred M. Diaz	130,000	200,082	330,082
H. Paulett Eberhart	205,000	200,082	405,082
Marie A. Ffolkes	130,000	200,082	330,082
Kimberly S. Greene	155,000	200,082	355,082
Deborah P. Majoras	155,000	200,082	355,082
Eric D. Mullins	130,000	200,082	330,082
Robert A. Profusek (retired at the 2025 annual meeting)	115,000	—	115,000
Robert L. Reymond	43,333	150,011	193,344
R. Lane Riggs (2)	—	—	—
Randall J. Weisenburger	130,000	200,082	330,082
Rayford Wilkins, Jr.	155,000	200,082	355,082
Footnotes to Director Compensation Table:
(1)The amounts shown represent the grant date fair value of stock unit awards granted in 2025, calculated pursuant to FASB ASC Topic 718. In 2025, each non-employee director who was re-elected at our annual meeting of stockholders held on May 6, 2025, received an equity grant in the form of 1,909 stock units (described below) valued at $200,000 calculated pursuant to FASB ASC Topic 718 (with the number of units rounded up to avoid fractional units), and each such director elected the one-year holding period option with respect to such units (described below). In addition, Mr. Reymond received a pro-rata grant of 924 stock units upon his initial election to the Board on September 18, 2025. Additional information about the components of our stock-based compensation program is set forth in Note 14 of Notes to Consolidated Financial Statements in our annual report on Form 10-K for the year ended December 31, 2025 and in “Compensation Discussion and Analysis” above. See also our 2020 OSIP. Valero did not grant stock options to any director in 2025.
The following table presents for each non-employee director serving in 2025 the number of outstanding stock units as of December 31, 2025. Valero had no outstanding stock option awards (vested or unvested) as of December 31, 2025.

Name	Outstanding Stock Units (#)*
Fred M. Diaz	3,290
H. Paulett Eberhart	3,290
Marie A. Ffolkes	3,290
Kimberly S. Greene	3,290
Deborah P. Majoras	3,290
Eric D. Mullins	3,290
Robert A. Profusek (retired at the 2025 annual meeting)	1,381
Robert L. Reymond	924
Randall J. Weisenburger	3,290
Rayford Wilkins, Jr.	3,290
*For all directors listed in the table above (other than Mr. Reymond, who was elected after the 2025 annual meeting), this amount includes 1,381 stock units that vested at the 2025 annual meeting, subject to a one-year holding period.

(2)Mr. Riggs did not receive any compensation as a director of Valero in 2025. Mr. Riggs’ 2025 compensation as Chief Executive Officer and President is presented in this proxy statement in the compensation tables for our named executive officers under “Executive Compensation” above. See also “Compensation Discussion and Analysis” above. Directors who are employees of Valero do not receive compensation for serving as directors.

2026 PROXY STATEMENT	69

DIRECTOR COMPENSATION

Our non-employee directors earn an annual cash retainer of $130,000. Valero pays an annual retainer in lieu of separate meeting fees. In addition to the retainer, in 2025 directors who chaired the Audit Committee, Human Resources and Compensation Committee, Nominating and Corporate Governance Committee, and Sustainability and Public Policy Committee earned an additional $25,000 cash payment for their service as chair, and an additional $50,000 cash payment was made for serving as Lead Director. Non-employee directors are reimbursed for expenses of meeting attendance, if any. No non-employee director received perquisites or other personal benefits in 2025 having a total value of $10,000 or more, or had a different compensation arrangement than as described herein. See footnote (6) to the Summary Compensation Table above for information regarding the valuation of perquisites and other personal benefits. In addition to annual cash payments, in 2025 each non-employee director who was re-elected on the date of our 2025 annual meeting of stockholders received an equity grant in the form of stock units (described below) valued at $200,000 (calculated pursuant to FASB ASC Topic 718). Grants of equity awards supplement the cash compensation paid to our non-employee directors and serve to increase their identification with the interests of our stockholders through equity ownership. Non-employee directors are expected to hold shares of Common Stock having a value equal to at least five times the annual cash retainer and have five years from the date of their initial election to the Board to meet this guideline, as described under “Compensation Discussion and Analysis—Compensation-Related Policies—Stock Ownership and Retention Guidelines” above.
Each stock unit represents the right to receive one share of Valero Common Stock, and is scheduled to vest (become nonforfeitable) in full on the date of Valero’s next annual meeting of stockholders for the election of directors. Such stock units do not have voting rights and are not transferable. Non-employee directors may elect to defer receipt of the shares of Common Stock for an additional one year following the vesting date of the stock units (a one-year holding period), although we have historically not permitted such election with respect to a grant upon a director’s initial election to the Board. In 2025, the impact of the election of a one-year holding period under FASB ASC Topic 718 was determined by our independent actuary and applied to the closing price used in determining the number of stock units subject thereto. The stock unit award includes a dividend equivalent award, representing the right to receive, on the vesting date (or, if applicable, the holding period expiration date) of the stock unit award, a payment in cash in an amount equal to the cumulative amount of dividends paid to holders of Common Stock during the period when the stock unit remained outstanding prior to vesting (or, if applicable, the holding period expiration date), calculated as if each stock unit held by the director was an outstanding share of Common Stock. Effective on the vesting of a non-employee director’s stock units (or, if applicable, the holding period expiration date), the director may elect to receive either 22 percent or 37 percent of the fair market value of the aggregate number of shares of Common Stock to be delivered on such date in cash, with the remainder paid in shares of Common Stock. The Board has approved a limitation on the amount of equity compensation that may be paid to our non-employee directors in any year. As provided in our 2020 OSIP, a non-employee director may not receive in any calendar year awards payable in shares of Common Stock that have a fair market value greater than $500,000 in the aggregate. The Board selected $500,000 as the amount of the limitation because it determined that this places a meaningful limit on awards to our non-employee directors. While the amount of equity compensation awarded to our non-employee directors in recent years has been considerably lower than this limit, the Board concluded that setting a limitation at this level provides a reasonable degree of flexibility to make adjustments that may in the future be deemed appropriate or necessary for our director compensation program to remain competitive in the market.
The Human Resources and Compensation Committee reviews our non-employee director compensation program at least annually with assistance and input from the independent compensation consultant. The annual review includes an assessment of the director compensation programs of our peers and of industry trends and developments. In 2023, following the Human Resources and Compensation Committee’s review of our non-employee director compensation program and the programs of our peers, the committee determined that no changes were warranted at such time, other than a modest increase in the additional cash payment to our Lead Director from $35,000 to $50,000 beginning in 2024 to better align with peer median levels. This was the first time the additional cash payment to our Lead Director had been increased since 2020. The non-employee director annual cash retainer, annual equity grant value, and additional cash payment for committee chairs have each stayed flat since 2020, and no changes were approved with respect to any element of our non-employee director compensation program in 2025. Non-employee directors are also not paid extra for sitting on multiple Board committees.

The non-employee director annual cash retainer, annual equity grant value, and additional cash payment for committee chairs have each stayed flat since 2020, and no changes were approved in 2025.

70	2026 PROXY STATEMENT

PAY RATIO DISCLOSURE

The median of the annual total compensation of all employees of Valero for 2025, except our CEO, was $211,035, and the annual total compensation of our CEO, Mr. Riggs, for 2025 was $34,228,523 (as disclosed in the Summary Compensation Table above). As a result, our CEO’s 2025 annual total compensation was approximately 162 times that of the median annual total compensation of all such employees of Valero.
To determine the median of the annual total compensation of all such employees, we first identified the median employee using the sum of base pay, additional earnings, annual bonus, and the grant date fair value of any long-term incentive awards. Once the median employee was identified, we then determined the median employee’s annual total compensation as of December 31, 2025, using the Summary Compensation Table methodology set out in Item 402(c)(2)(x) of SEC Regulation S-K.
The pay ratio is based on a December 31, 2025, total employee population (U.S. and non-U.S.) of 9,811 employees. To determine the median employee for purposes of this disclosure, following the de minimis exemption under Item 402(u)(4)(ii) of SEC Regulation S-K, we excluded all of our employees in Mexico (54 employees) and Peru (116 employees); the excluded employees represented less than 5 percent of our total employees. We did not exclude any employees under the data privacy exemption of Item 402(u)(4)(i) of SEC Regulation S-K.
For 2024, our pay ratio was based on our median employee as of December 31, 2024. Such median employee since left Valero. As a result, our pay ratio for 2025 is based on the median employee as of December 31, 2025. Our pay ratio this year was affected by our use of a different median employee. Our pay ratio in any given year can also increase or decrease due to a number of variables that make this calculation inherently subject to volatility and limit the ability to draw clear trends therefrom. These variables include, among others, (i) the need to use a different median employee at least once every three years under SEC rules; (ii) changes in pension value, which can change significantly from year-to-year due to factors such as the actuarial assumptions used in a given year (primarily the discount rates used to determine the present value of accumulated benefits) and may affect the median employee and the CEO differently depending on plan eligibility and age; and (iii) fluctuations in stock price and company performance, which typically have a larger effect on our CEO’s compensation given the greater percentage of at risk (variable) LTI pay within our CEO’s overall pay mix than other employees.

	Median Employee to CEO Pay Ratio
	Median Employee ($)	Summary Compensation Table - CEO ($)
Salary	140,586	1,720,000
Stock Awards	—	15,760,536
Non-Equity Incentive Plan Compensation	12,991	5,482,810
Change in Pension Value and Non-qualified Deferred Compensation Earnings	32,164	10,839,917
All Other Compensation	25,294	425,260
Total Compensation	211,035	34,228,523
Median Employee to CEO Pay Ratio	1:162

2026 PROXY STATEMENT	71

SEC PAY VERSUS PERFORMANCE

In accordance with SEC rules, we are providing the following disclosure regarding executive compensation for Valero’s principal executive officer (“PEO”) and Non-PEO NEOs and company performance for the fiscal years listed below. These SEC rules require the below disclosures and calculations with respect to executive compensation metrics (such as “Compensation Actually Paid”) and company performance measures that are separate and different from the disclosures and calculations required by the SEC in other areas of this proxy statement. The Human Resources and Compensation Committee did not consider the pay versus performance disclosure or calculations reflected below in making its compensation decisions for any of the years shown.

							Value of Initial Fixed $100 Investment Based On: (4)
Year	Summary Compensation Table Total for Mr. Riggs (1) ($)	Summary Compensation Table Total for Mr. Gorder (1) ($)	Compensation Actually Paid to Mr. Riggs (1)(2)(3) ($)	Compensation Actually Paid to Mr. Gorder (1)(2)(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs (1) ($)	Average Compensation Actually Paid to Non-PEO NEOs (1)(2)(3) ($)	TSR ($)	Peer Group TSR ($)	Net Income (5) ($MM)	Adjusted EPS (5) ($)
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	34,228,523	(1)	31,442,695	(1)	9,531,365	9,911,318	346.01	251.49	2,246	10.61
2024	22,412,292	(1)	18,428,247	(1)	6,191,270	6,336,935	252.46	253.25	3,006	8.48
2023	20,140,932	30,041,532	15,025,453	30,270,251	9,269,079	7,376,951	260.04	278.17	9,149	24.90
2022	(1)	20,145,093	(1)	35,823,343	5,814,701	10,262,307	245.61	256.82	11,879	29.16
2021	(1)	22,691,886	(1)	26,024,576	8,393,358	7,384,101	140.33	153.44	1,288	2.81
Footnotes to SEC Pay Versus Performance Table:
(1)Two individuals served as PEO during 2023. R. Lane Riggs was elected as our CEO and President effective as of the close of business on June 30, 2023. Joseph W. Gorder served as our CEO (i) in 2023 until the close of business on June 30, 2023, the effective date of his retirement as CEO; and (ii) for each of the years prior to 2023 shown in the table above. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2021	2022	2023	2024	2025
Jason W. Fraser	Jason W. Fraser	Jason W. Fraser	Jason W. Fraser	Jason W. Fraser
R. Lane Riggs	R. Lane Riggs	Gary K. Simmons	Gary K. Simmons	Gary K. Simmons
Gary K. Simmons	Gary K. Simmons	Richard J. Walsh	Richard J. Walsh	Richard J. Walsh
Cheryl L. Thomas	Cheryl L. Thomas	Cheryl L. Thomas	Eric A. Fisher	Eric A. Fisher
(2)The amounts shown for Compensation Actually Paid are calculated in accordance with Item 402(v) of SEC Regulation S-K and do not reflect compensation actually earned, realized, or received. These amounts reflect the Summary Compensation Table Total with certain adjustments in accordance with Item 402(v) of SEC Regulation S-K as described in footnote (3) below.
(3)Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for each PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718 and Item 402(v) of SEC Regulation S-K. Amounts in the Exclusion of Stock Awards and the Exclusion of Change in Pension Value columns, respectively, are the totals from the “Stock Awards” and “Change in Pension Value and Non-qualified Deferred Compensation Earnings” columns in the Summary Compensation Table. The amounts in Inclusion of Pension Service Cost and Prior Service Cost are based on the service cost for services rendered during the listed year and prior service cost, calculated as the entire cost of benefits granted (or credit for benefits reduced) in a plan amendment (or initiation) during the listed year that are attributed by the benefit formula to services rendered in periods prior to the amendment.

Year	Summary Compensation Table Total for Mr. Riggs ($)	Exclusion of Change in Pension Value for Mr. Riggs ($)	Exclusion of Stock Awards for Mr. Riggs ($)	Inclusion of Pension Service Cost and Prior Service Cost for Mr. Riggs ($)	Inclusion of Equity Values for Mr. Riggs ($)	Compensation Actually Paid to Mr. Riggs ($)
2025	34,228,523	(10,839,917)	(15,760,536)	752,500	23,062,125	31,442,695
(footnote (3) to SEC Pay Versus Performance Table continues on the following page)

72	2026 PROXY STATEMENT

SEC PAY VERSUS PERFORMANCE

Footnotes to SEC Pay Versus Performance Table (cont’d):
footnote (3) continued

Year	Average Summary Compensation Table Total for Non- PEO NEOs ($)	Average Exclusion of Change in Pension Value for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Pension Service Cost and Prior Service Cost for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2025	9,531,365	(2,256,388)	(4,491,886)	458,188	6,670,039	9,911,318
The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Mr. Riggs ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Mr. Riggs ($)	Vesting-Date Fair Value of Equity Awards Granted and Vested During Year for Mr. Riggs ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Mr. Riggs ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Mr. Riggs ($)	Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Included for Mr. Riggs ($)	Total - Inclusion of Equity Values for Mr. Riggs ($)
2025	16,497,551	922,831	2,414,989	3,001,226	—	225,528	23,062,125

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non- PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted and Vested During Year Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non- PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Included for Non- PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2025	4,760,555	266,707	677,450	900,123	—	65,204	6,670,039
(4)The Peer Group TSR set forth in this table utilizes a custom group of peers, which we also utilize in the stock performance graph required by Item 201(e) of SEC Regulation S-K included in our annual report on Form 10-K for the year ended December 31, 2025. The comparison assumes $100 was invested for the period starting December 31, 2020, through the end of the listed year in Valero and in the custom group of peer issuers used in our performance graph, respectively. Historical stock performance is not necessarily indicative of future stock performance. Our selected peer group comprises the following eleven members: ConocoPhillips; CVR Energy, Inc.; Delek US Holdings, Inc.; the Energy Select Sector SPDR Fund (XLE); EOG Resources, Inc.; HF Sinclair Corporation; Marathon Petroleum Corporation; Occidental Petroleum Corporation; PBF Energy Inc.; Phillips 66; and LyondellBassell Industries N.V. (the “Peer Group”). The returns of each component issuer of the group have been weighted according to their stock market capitalization at the beginning of each period. The Energy Select Sector SPDR Fund (XLE) serves as a proxy for stock price performance of the energy sector and includes energy companies with which we compete for capital. We believe that the Peer Group represents a group of issuers for making head-to-head performance comparisons in a competitive operating environment that is primarily characterized by U.S.-based companies that have business models predominantly consisting of downstream refining operations, together with similarly sized energy companies that share operating similarities to us, and that are in adjacent segments of the oil and gas industry.
(5)Net income reflects net income as reported in Valero’s audited financial statements. We determined adjusted EPS to be the most important financial performance measure used to link company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2025, and also in 2024, 2023, and 2022 (the first year we were required to disclose such measure). We may determine a different financial performance measure to be the most important financial performance measure in future years. Adjusted EPS is not defined under GAAP and is considered a non-GAAP financial measure. See “Compensation Discussion and Analysis—Elements of Executive Compensation—Annual Incentive Bonus” above for adjustments and a description of how 2025 adjusted EPS is calculated from our audited financial statements. Adjusted EPS amounts in this column reflect the amounts actually used by the Human Resources and Compensation Committee for compensation determinations in such year, and does not reflect any out-of-period adjustments that did not impact Valero’s EPS as reported in Valero’s audited financial statements.
(footnote (5) to SEC Pay Versus Performance Table continues on the following page)

2026 PROXY STATEMENT	73

SEC PAY VERSUS PERFORMANCE

Footnotes to SEC Pay Versus Performance Table (cont’d):
footnote (5) continued
For prior years, adjustments from EPS attributable to Valero stockholders – assuming dilution consist of: for 2024, project liability adjustment and second-generation biofuel tax credit; for 2023, gain on early retirement of debt; for 2022, gain on sale of an ethanol plant, gain on early redemption and retirement of debt, adjustment for renewable volume obligations modification, adjustment for an environmental reserve associated with a non-operating site, adjustment for a pension settlement charge, adjustment for foreign withholding tax, and adjustment for asset impairment loss; and for 2021, gain on sale of a portion of our interest in the MVP joint venture, impairment charge for cancellation of the Diamond Pipeline extension, loss on early redemption and retirement of debt, adjustment for changes in certain statutory tax rates, and adjustment for change in estimated useful life of two ethanol plants. Adjusted EPS amounts for years presented prior to 2025, and a further reconciliation and discussion of how such amounts are calculated from our audited financial statements, can be found in the “Compensation Discussion and Analysis—Elements of Executive Compensation—Annual Incentive Bonus” sections of our proxy statements filed with the SEC on March 18, 2025, March 26, 2024, March 22, 2023, and March 17, 2022, respectively.

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Valero TSR
The following graph sets forth the relationship between Compensation Actually Paid to our PEO(s), the average of Compensation Actually Paid to our non-PEO NEOs, and Valero’s cumulative TSR over the five most recently completed fiscal years.

74	2026 PROXY STATEMENT

SEC PAY VERSUS PERFORMANCE

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Valero Net Income
The following graph sets forth the relationship between Compensation Actually Paid to our PEO(s), the average of Compensation Actually Paid to our non-PEO NEOs, and our Net Income during the five most recently completed fiscal years.

Tabular List of Most Important Financial Performance Measures
The following table presents the financial performance measures that Valero considers to have been the most important in linking Compensation Actually Paid to our PEO and other NEOs for 2025 to company performance. The measures in this table are not ranked.

Financial Performance Measures
Adjusted EPS
Relative TSR

2026 PROXY STATEMENT	75

SEC PAY VERSUS PERFORMANCE

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Valero Adjusted EPS
The following graph sets forth the relationship between Compensation Actually Paid to our PEO(s), the average of Compensation Actually Paid to our non-PEO NEOs, and our adjusted EPS during the five most recently completed fiscal years.

Description of Relationship Between Company TSR and Peer Group TSR
The following graph compares our cumulative TSR over the five most recently completed fiscal years to that of the Peer Group as discussed in footnote (4) above.

76	2026 PROXY STATEMENT

PROPOSAL NO. 2—Advisory vote to approve compensation of named executive officers

(ITEM 2 ON THE PROXY CARD)

☑	The Board recommends that Valero’s stockholders vote “FOR” this proposal
Our Board and our stockholders have determined to hold an advisory vote on executive compensation (“say-on-pay”), as required pursuant to Section 14A of the Exchange Act, every year. Accordingly, stockholders are being asked to vote to approve the 2025 compensation of our named executive officers as such compensation is disclosed pursuant to Item 402 of SEC Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and other narrative compensation disclosures required by Item 402. This proxy statement contains all of these required disclosures.
The Board requests that Valero’s stockholders approve the following resolution:
“RESOLVED, that the compensation paid to Valero’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby approved.”

Voting Standard, General Effect of the Vote, and Proxies. Proxies submitted will be voted for approval of the proposal unless otherwise specified. Approval of this proposal requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote. Because the vote on this proposal is advisory, it will not affect compensation already paid or awarded to any named executive officer and will not be binding on Valero, the Board, or the Human Resources and Compensation Committee. The Board and the Human Resources and Compensation Committee, however, will review the voting results and take into account the outcome in determining future annual compensation for the named executive officers. See “2026 Annual Meeting of Stockholders—Important Voting and Meeting Information” below for additional information, including with respect to the voting standard, the general effect of the vote, and proxies.
2025 Say-on-Pay. For more information related to our 2025 say-on-pay vote see “Key Adjustments and Changes Made to Our 2025 Executive Compensation Program” and “2025 Say-on-Pay Engagement Efforts and Response” under “Compensation Discussion and Analysis—Executive Compensation in Summary” above.

2026 PROXY STATEMENT	77

PROPOSAL NO. 3—Ratify appointment of KPMG LLP as independent auditor

(ITEM 3 ON THE PROXY CARD)

☑	The Board recommends that Valero’s stockholders vote “FOR” this proposal
The Audit Committee determined on February 25, 2026, to engage KPMG LLP (“KPMG”) as Valero’s independent registered public accounting firm for the fiscal year ending December 31, 2026. KPMG has served as Valero’s independent registered public accounting firm since 2004.
The Audit Committee is directly responsible for the appointment, compensation determination, retention, and oversight of the independent auditor retained to audit Valero’s financial statements. The Audit Committee is responsible for the audit fee negotiations and fee approval associated with Valero’s retention of the independent auditing firm.
The Audit Committee annually reviews and evaluates the qualifications, performance, and independence of Valero’s independent auditing firm, and reviews and evaluates the lead engagement partner of the independent auditor team. In conjunction with the mandated rotation of the audit firm’s lead engagement partner, the Audit Committee is involved in the selection of the audit firm’s new lead engagement partner. To monitor auditor independence and continued audit effectiveness, the Audit Committee periodically considers whether there should be a rotation of the independent auditing firm.
The members of the Audit Committee and the Board have determined that the continued retention of KPMG to serve as Valero’s independent registered public accounting firm for the fiscal year ending December 31, 2026, is in the best interests of Valero and its stockholders. Accordingly, the Board requests that Valero’s stockholders approve the following resolution:
“RESOLVED, that the appointment of the firm of KPMG LLP as Valero’s independent registered public accounting firm for the purpose of conducting an audit of the consolidated financial statements and the effectiveness of internal control over financial reporting of Valero and its subsidiaries for the fiscal year ending December 31, 2026, is hereby approved and ratified.”

KPMG Annual Meeting Attendance. One or more representatives of KPMG are expected to be present at the Annual Meeting to respond to appropriate questions raised at the Annual Meeting or make appropriate statements at the Annual Meeting.
Voting Standard, General Effect of the Vote, and Proxies. The affirmative vote of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote is required for adoption of this proposal. If the appointment is not approved, the adverse vote will be considered as an indication to the Audit Committee that it should select another independent registered public accounting firm for the following year. Because of the difficulty and expense of making any substitution of public accountants so long after the beginning of the current year, it is contemplated that the appointment for 2026 will be permitted to stand unless the Audit Committee finds other good reason for making a change. See “2026 Annual Meeting of Stockholders—Important Voting and Meeting Information” below for additional information, including with respect to the voting standard, the general effect of the vote, and proxies.

78	2026 PROXY STATEMENT

KPMG LLP FEES

The following table presents fees for services provided to us by KPMG for the years shown ($ in millions).

	2025	2024
Audit Fees (1)	10.2	11.2
Audit-Related Fees (2)	0.9	0.5
Tax Fees (3)	0.5	0.5
All Other Fees (4)	—	—
total	11.6	12.2
Footnotes:
(1)Represents fees for professional services rendered for the audit of the annual financial statements included in Valero’s annual report on Form 10-K, review of Valero’s interim financial statements included in Valero’s quarterly reports Form 10-Q, the audit of the effectiveness of Valero’s internal control over financial reporting, and services that are normally provided by the principal auditor (e.g., comfort letters, statutory audits, attest services, consents, and assistance with and review of documents filed with the SEC).
(2)Represents fees for assurance and related services that are reasonably related to the performance of the audit or review of Valero’s financial statements and not reported under the caption for Audit Fees. For 2025, the fees relate primarily to the audit of Valero’s benefit plans and other regulatory audits and real-time system implementation assessment services related to a systems upgrade. For 2024 the fees relate primarily to the audit of Valero’s benefit plans and other regulatory audits.
(3)For 2025, the fees relate primarily to property tax, sales and use tax, and other general tax consulting and compliance services. For 2024, the fees relate primarily to property tax consulting and compliance services.
(4)Category represents fees for professional services, if any, other than the services reported under the preceding captions.

Audit Committee Pre-Approval Policy
The Audit Committee has adopted a pre-approval policy to address the pre-approval of certain services rendered to Valero by its independent auditor. The pre-approval policy requires that the Audit Committee review and pre-approve services performed by the independent auditor either (i) on a case-by-case basis; or (ii) by the adoption of a policy detailing the particular types of services that may be provided without case-by-case consideration. The policy-based pre-approval is available for certain audit, audit-related, tax, and other services. Separate pre-approval is required to authorize the annual financial statement audit and annual audit of Valero’s internal control over financial reporting. The Audit Committee has delegated to its chair the authority to grant separate pre-approvals of services and fees in accordance with the pre-approval policy.
All of the services rendered by KPMG to Valero for 2025 and 2024 were pre-approved specifically by the Audit Committee or pursuant to our pre-approval policy. None of the services provided by KPMG were approved by the Audit Committee under the pre-approval waiver provisions of paragraph (c)(7)(i)(C) of Rule 2-01 of SEC Regulation S-X.

2026 PROXY STATEMENT	79

REPORT OF THE AUDIT COMMITTEE FOR FISCAL YEAR 2025

Management is responsible for Valero’s internal control over its financial reporting process. KPMG, Valero’s independent registered public accounting firm for the fiscal year ended December 31, 2025, is responsible for performing an independent audit of Valero’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”), and an audit of the effectiveness of Valero’s internal control over financial reporting in accordance with the standards of the PCAOB, and to issue KPMG’s reports thereon. The Audit Committee monitors and oversees these processes. The Audit Committee approves the selection and appointment of Valero’s independent registered public accounting firm and recommends the ratification of its selection and appointment to our Board.
The Audit Committee has reviewed and discussed Valero’s audited financial statements with management and KPMG. The committee has discussed with KPMG the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The committee has received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with KPMG that firm’s independence.
Based on the foregoing review, discussions, and other matters the Audit Committee determined to be relevant and appropriate, the Audit Committee recommended to the Board that the audited financial statements of Valero be included in its annual report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.
Audit Committee:
H. Paulett Eberhart, Chair
Fred M. Diaz
Eric D. Mullins
The material in this Report of the Audit Committee is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference in any of Valero’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, respectively, whether made before or after the date of this proxy statement and irrespective of any general incorporation language therein, unless specifically identified in such filing as being incorporated by reference in such filing.

80	2026 PROXY STATEMENT

ADDITIONAL INFORMATION—BOARD INDEPENDENCE, RELATED PARTY MATTERS, AND BENEFICIAL OWNERSHIP

Independence of Our Directors
Independent Directors. Our Corporate Governance Guidelines require a majority of the Board to be independent. The Board presently has nine non-management directors who are independent and one member who is not independent. R. Lane Riggs (our Chairman, CEO and President) is an employee of Valero and is not an independent director under NYSE listing standards and Valero’s Corporate Governance Guidelines.
The Board determined that all of our non-management directors who served on the Board at any time in 2025, and all who currently serve on the Board, satisfy the Board’s independence requirements. Those independent directors are/were:

Fred M. Diaz	Deborah P. Majoras	Robert L. Reymond
H. Paulett Eberhart	Eric D. Mullins	Randall J. Weisenburger
Marie A. Ffolkes	Robert A. Profusek*	Rayford Wilkins, Jr.
Kimberly S. Greene
*Mr. Profusek retired from the Board at the 2025 annual meeting of stockholders.
Independent Committees. The Board’s Audit Committee, Human Resources and Compensation Committee, Nominating and Corporate Governance Committee, and Sustainability and Public Policy Committee are each composed entirely of directors who satisfy the applicable independence standards of the SEC and NYSE. Each member of the Audit Committee also meets the additional independence standards for Audit Committee members required by the SEC.
Independence Standards and Determination. The Board determines independence on the basis of the standards specified by the NYSE, the standards listed in our Corporate Governance Guidelines, SEC rules, and other facts and circumstances the Board may consider relevant. Under the NYSE’s listing standards, a director is not deemed independent unless the Board affirmatively determines that the director has no material relationship with Valero. While the Board considers all relevant facts and circumstances in making its independence determinations with respect to each director, our Corporate Governance Guidelines set forth certain categorical standards or guidelines to assist the Board in making such determinations. A director’s relationship with Valero falls within the guidelines adopted by the Board if it (as applicable):
•is not a relationship that would preclude a determination of independence under Section 303A.02(b) of the NYSE Listed Company Manual;
•consists of charitable contributions by Valero to an organization in which a director is an executive officer that do not exceed the greater of $1 million or two percent of the organization’s gross revenue in any of the last three years;
•consists of charitable contributions to any organization with which a director, or any member of a director’s immediate family, is affiliated as an officer, director, or trustee pursuant to a matching gift program of Valero and made on terms applicable to employees and directors generally, or is in amounts that do not exceed $1 million per year; and
•is not a relationship required to be disclosed by Valero under Item 404 of SEC Regulation S-K (regarding related-party transactions).
The Board and the Nominating and Corporate Governance Committee have reviewed pertinent information concerning the background, employment, and affiliations (including applicable commercial, legal, accounting, and charitable affiliations, and familial and personal relationships) of our directors, including the matters discussed under “Certain Relationships and Transactions with Related Persons” below, and the fact that some of our directors are directors of, or otherwise affiliated with, other companies or organizations that we do business with or make contributions to in the ordinary course of our business, in light of the categorical standards or guidelines noted above and our Related Party Transactions Policy discussed below. Following this review, the Board (upon recommendation from the Nominating and Corporate Governance Committee) determined that each of our non-management directors and each member of the Audit Committee, Human Resources and Compensation Committee, Nominating and Corporate Governance Committee, and Sustainability and Public Policy Committee has no material relationship with Valero, and is therefore independent. Other than Mr. Riggs, the principal occupation and employment of our director nominees as set forth in their respective biographies in “Proposal No. 1—Election of directors—Nominees” above was not with Valero, or a subsidiary or affiliate thereof.

2026 PROXY STATEMENT	81

ADDITIONAL INFORMATION—BOARD INDEPENDENCE, RELATED PARTY MATTERS, AND BENEFICIAL OWNERSHIP

Certain Relationships and Transactions with Related Persons
Our Board has adopted a Related Party Transactions Policy to establish procedures for the notification, review, approval, ratification, and disclosure of related-party transactions. Under the policy, a related-party transaction is a transaction, arrangement, or relationship in which (i) Valero (including any of its subsidiaries) was, is, or will be a participant; (ii) the amount involved exceeds $120,000; and (iii) any “related person” (generally, those who meet this definition under Item 404 of SEC Regulation S-K) had, has, or will have a direct or indirect material interest. Related persons are required provide prompt notice of proposed or potential related-party transactions, and those that our General Counsel determines would constitute a related-party transaction under the policy are submitted to the Nominating and Corporate Governance Committee for its review and approval (or ratification, if necessary) based on relevant facts and circumstances. Such review and approval is not required for the following transactions or interests: generally, those (i) that meet any of the categorical standards or guidelines for director independence noted above; (ii) where the related person is not involved in negotiating terms, does not receive any special benefits, and does not own more than five percent of the equity of another party thereto; and (iii) involving certain Board approved indemnification or advancement of expenses. See also “Director Overboarding Policy” under “How Our Board is Structured, Governed, and Operates” above. We also have a Conflicts of Interest Policy to address instances where an employee’s or a director’s private interests may conflict with Valero’s interests, which is provided on our intranet website. A conflicts of interest committee (composed of Valero employees) helps administer the policy and determine whether any employee’s or director’s private interests may interfere with Valero’s interests. Conflicts of interest are also addressed in our Code of Business Conduct and Ethics. Any waiver of any provision of this code for executive officers or directors may only be made by the Board. See “Miscellaneous—Governance Documents and Codes of Ethics” below. As noted in “Compensation Discussion and Analysis” above, for security and efficiency reasons, Mr. Riggs is required to use the corporate aircraft for all business and personal travel whenever it is feasible. Mr. Riggs is party to an Aircraft Time Sharing Agreement pursuant to which he reimburses us for certain personal travel within amounts permitted under U.S. FAA regulations. A copy of the form of such agreement is filed as an exhibit to our annual report on Form 10-K for the year ended December 31, 2025. Since the beginning of Valero’s last fiscal year, transactions thereunder have not involved amounts exceeding $120,000 and have not constituted related-party transactions. Nonetheless, such transactions and this relationship are reviewed at least annually by the Nominating and Corporate Governance Committee.

Beneficial Ownership of Valero Securities

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
This table describes each person or group of affiliated persons known to be a beneficial owner of more than 5 percent of our Common Stock. The information is based on the latest reports filed by such persons with the SEC.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	38,880,432 (1)	12.36% (1)
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	22,969,760 (2)	7.30% (2)
State Street Corporation State Street Financial Center One Congress Street, Suite 1 Boston, MA 02114-2016	22,758,725 (3)	6.68% (3)
(1)The Vanguard Group filed with the SEC Amendment No. 12 to its Schedule 13G on April 30, 2025, reporting that it or certain of its affiliates beneficially owned in the aggregate 38,880,432 shares as of March 31, 2025, for which it had no sole voting power, shared voting power for 401,512 shares, sole dispositive power for 37,375,413 shares, and shared dispositive power for 1,505,019 shares.
(2)BlackRock, Inc. filed with the SEC Amendment No. 15 to its Schedule 13G on April 24, 2025, reporting that it or certain of its affiliates beneficially owned in the aggregate 22,969,760 shares as of March 31, 2025, for which it had sole voting power for 21,157,747 shares, no shared voting power, sole dispositive power for 22,969,760 shares, and no shared dispositive power.
(3)State Street Corporation filed with the SEC an amended Schedule 13G on January 30, 2024, reporting that it or certain of its affiliates beneficially owned in the aggregate 22,758,725 shares as of December 31, 2023, for which it had no sole voting power, shared voting power for 16,569,879 shares, no sole dispositive power, and shared dispositive power for 22,740,815 shares.

82	2026 PROXY STATEMENT

ADDITIONAL INFORMATION—BOARD INDEPENDENCE, RELATED PARTY MATTERS, AND BENEFICIAL OWNERSHIP

SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS
This table lists the beneficial ownership of our Common Stock as of February 27, 2026, by all directors and nominees, the named executive officers named in the Summary Compensation Table, and the directors and current executive officers of Valero as a group. No executive officer, director, or nominee for director owns any class of equity securities of Valero other than Common Stock. None of the shares listed below are pledged as security. The address for each person is One Valero Way, San Antonio, Texas 78249.

Name of Beneficial Owner	Shares Held (1)	Shares Under Options (2)	Total Shares	Percent of Class
Fred M. Diaz	3,782	—	3,782	*
H. Paulett Eberhart	14,794	—	14,794	*
Marie A. Ffolkes	1,944	—	1,944	*
Eric A. Fisher	52,037	—	52,037	*
Jason W. Fraser (retired)	142,887	—	142,887	*
Kimberly S. Greene	14,599	—	14,599	*
Deborah P. Majoras	29,221	—	29,221	*
Eric D. Mullins	10,290	—	10,290	*
Robert L. Reymond	451	—	451	*
R. Lane Riggs	389,126	—	389,126	*
Gary K. Simmons	247,490	—	247,490	*
Richard J. Walsh	119,215	—	119,215	*
Randall J. Weisenburger	111,758	—	111,758	*
Rayford Wilkins, Jr.	42,002	—	42,002	*
Directors and current executive officers as a group (14 persons)	1,065,308	—	1,065,308	*
*Indicates that the percentage of beneficial ownership does not exceed 1% of the class.
Footnotes:
(1)These amounts reflect the total shares of Common Stock held by our directors and nominees, named executive officers, and directors and current executive officers as a group, including shares allocated under Valero’s Thrift Plan and shares of restricted stock, and, based on our knowledge and the effect of company policies/practices, sole voting and investment power. Any fractional shares are rounded up to the nearest whole number of shares.
(2)See “Director Compensation” above for more information on the outstanding stock units held by our non-management directors.

2026 PROXY STATEMENT	83

2026 ANNUAL MEETING OF STOCKHOLDERS—IMPORTANT VOTING AND MEETING INFORMATION

General Information
Our Board is soliciting proxies to be voted at our Annual Meeting to be held on May 7, 2026. The accompanying notice describes the time, place, and purpose of the Annual Meeting. Action may be taken at the Annual Meeting or on any date to which the meeting may be adjourned. Stockholders representing a majority of voting power present in person or represented by proxy at the Annual Meeting and entitled to vote will constitute a quorum. Our proxy materials are first being sent or made available on or about March 19, 2026, to stockholders entitled to vote at the Annual Meeting.

Notice of Internet Availability of Proxy Materials
We are furnishing our proxy materials to our stockholders primarily through notice-and-access delivery pursuant to SEC rules. As a result, on March 19, 2026, we began mailing our Notice of Internet Availability of Proxy Materials (the “Notice”) to many holders of shares of our Common Stock as of the Record Date, rather than a full paper set of our proxy materials. Using the notice-and-access method helps us to expedite stockholder access to our proxy materials and reduces the costs of printing and mailing a full paper set of our proxy materials to all stockholders.
The Notice provides instructions on how stockholders can access our proxy materials over the Internet and sets forth instructions on how shares can be voted. As more fully described in the Notice, stockholders may choose to access our proxy materials at www.proxyvote.com or may request a paper set of our proxy materials. In addition, the Notice and the website referenced therein provide information regarding how stockholders may request to receive our proxy materials in paper form by mail or by electronic delivery on an ongoing basis. Your choice for ongoing delivery will remain in effect unless you change it. Stockholders who previously affirmatively requested ongoing electronic delivery will receive instructions via email regarding how to access these materials electronically. Stockholders who previously affirmatively requested ongoing delivery of a paper set of our proxy materials will receive a full paper set by mail. Unless you have affirmatively requested ongoing electronic delivery, you should monitor your mail for delivery of a Notice or full paper set of proxy materials. If you receive a full paper set by mail, these proxy materials also include the proxy card or voting instruction form for the Annual Meeting. You may receive more than one Notice, proxy card, voting instruction form, email with instructions, and/or control number. See the disclosures under the caption “Shares Registered Differently and Held in More Than One Account” below for more information. A single Notice or single copy of annual reports, proxy statements, prospectuses, and other disclosure documents may be sent to two or more stockholders sharing the same address. See the disclosures under “Miscellaneous—Householding” below for more information.

Proxies and Proxy Statement
What is a proxy? A proxy is your legal designation of one or more persons to vote the shares you own. The persons you designate are each called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. By submitting your proxy (by voting electronically on the Internet, by telephone, or by signing and returning a proxy card or voting instruction form), you authorize the designated persons to represent you and vote your shares at the Annual Meeting in accordance with your instructions. Such designees may, to the extent permissible, also vote your shares to adjourn the meeting and will be authorized to vote your shares at any postponements or adjournments of the meeting.
What is a proxy statement? A proxy statement is a document that includes, among other disclosures, specified information that SEC rules require us to provide when the Board asks you to submit a proxy.

Record Date, Shares Outstanding, and Quorum
Holders of record of shares of our Common Stock at the close of business on the Record Date (March 11, 2026) are entitled to vote on the matters presented at the Annual Meeting. On the Record Date, 298,953,671 shares of Valero Common Stock were issued and outstanding, and entitled to one vote per share. Stockholders representing a majority of the voting power present in person or represented by proxy at the Annual Meeting and entitled to vote will constitute a quorum.

Virtual Meeting Format
This year’s Annual Meeting will be held exclusively online, with no stockholder option to attend in person, at the following site:
meeting site: www.virtualshareholdermeeting.com/VLO2026

84	2026 PROXY STATEMENT

2026 ANNUAL MEETING OF STOCKHOLDERS— IMPORTANT VOTING AND MEETING INFORMATION

If you plan to attend the virtual Annual Meeting, you will need to visit www.virtualshareholdermeeting.com/VLO2026 and use the 16-digit control number provided in the Notice, proxy card, voting instruction form, or email with instructions in order to log into the meeting. Depending on the number of accounts through which you hold your shares, and how such shares are held, it is possible that you may receive multiple Notices, sets of proxy materials, emails with instructions, and/or control numbers. See “Shares Registered Differently and Held in More Than One Account” below. Your vote is important! We encourage you to log into the website and access the webcast early, beginning approximately 15 minutes before the Annual Meeting’s 11:00 a.m. (Central Time) start time. If you experience technical difficulties, you may contact the technical support telephone number posted on the meeting website. Additional information regarding the rules and procedures for participating in and voting at the virtual Annual Meeting will be provided in the meeting rules of conduct, which stockholders can view during the meeting on the meeting website. At this time, we have determined that the virtual meeting format most effectively facilitates stockholder participation, although we will continue to evaluate the most effective format based on changes in facts and circumstances.

Asking Questions and Participating in the Virtual Meeting
Stockholders who provide a valid 16-digit control number will be able to participate in the virtual Annual Meeting by asking questions and voting their shares as outlined below. We intend to offer the same participation opportunities to stockholders as would be provided at an in-person meeting. Questions may be submitted during the meeting by logging into the virtual Annual Meeting website using a valid 16-digit control number, and following the instructions on the website. Only stockholders with a valid control number will be allowed to ask questions. Questions pertinent to meeting matters will be answered during the meeting as time allows. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition and allow time for additional discussion topics. If we are unable to respond to a stockholder’s properly submitted question, we intend to post the question or its substance and our response on our website (under Investors). Questions will be addressed in accordance with the meeting’s rules of conduct posted on the meeting’s website.

Stockholders of Record vs. Beneficial Owners of Shares Held in Street Name
Stockholders of Record. You are the stockholder of record for any shares of Common Stock that you own directly in your name in an account with Valero’s stock transfer agent, Computershare Investor Services, LLC (“Computershare”). See the disclosures under the caption “Transfer Agent” below for more information on Computershare.
Beneficial Owners. You are a beneficial owner of shares held in “street name” if your shares of Common Stock are held in an account with a broker, bank, or other holder of record as custodian on your behalf. The broker, bank, or other holder of record is considered the stockholder of record of these shares. As the beneficial owner, you have the right to instruct the broker, bank, or other holder of record how to vote your shares. If your shares of Common Stock are held by a broker, bank, or other holder of record, the Notice, proxy materials, or email with instructions are being forwarded to you by or on behalf of the broker, bank, or other holder of record, which is required to vote such shares in accordance with your instructions.

Common Stock Held by Certain Valero Benefit Plans
Plan Participants’ Voting Rights. If you are a participant in (i) Valero’s Thrift Plan; (ii) the Premcor Retirement Savings Plan (the “Premcor Plan”); or (iii) the Valero U.K. Share Incentive Plan, the Valero Energy Inc. Savings Plan (Canadian Plan - DPSP-RRSP-NREG), the Valero Equity Services Share Incentive Plan, or the Valero Ireland Share Participation Scheme (the “Other Plans” and, collectively with the Thrift Plan and the Premcor Plan, the “Plans” and each individually, a “Plan”), you are the beneficial owner of the shares of Common Stock that are allocated to your account in such Plans, and you have the right to instruct the voting of any such shares owned as of the Record Date. If you own shares of Valero Common Stock through a Plan, the Notice, proxy materials, or email with instructions are being forwarded to you by or on behalf of the applicable trustee or fiduciary for such Plan, which is required to vote such shares in accordance with your instructions.
Uninstructed Thrift Plan Shares. If you do not timely or properly vote the shares of Common Stock allocated to your Thrift Plan account as of the Record Date, the BPAC will instruct the trustee of the Thrift Plan with respect to the voting of such uninstructed shares in accordance with its established procedures, unless otherwise required by law.
Uninstructed Premcor Plan and Other Plan Shares. If you do not timely or properly vote the shares of Common Stock allocated to your account in the Premcor Plan or any Other Plan as of the Record Date, those shares may be voted as permitted under the applicable Plan documentation and the laws governing such Plan.

2026 PROXY STATEMENT	85

2026 ANNUAL MEETING OF STOCKHOLDERS— IMPORTANT VOTING AND MEETING INFORMATION

Voting Deadline and Shares Represented. Shares held through a Plan should be voted by 11:59 p.m. Eastern Time on May 4, 2026, in order to be timely processed and counted. For participants in a Plan, the proxy card and control number with respect to such shares will represent (in addition to any shares held individually of record by the participant) the shares allocated to the participant’s account in any Plan as of the Record Date. For shares held through a Plan, the proxy card or proxy votes submitted by Internet or telephone using the control number with respect to such shares will, if timely submitted, constitute an instruction to the applicable trustee or fiduciary for such Plan on how to vote those shares, and will also vote by proxy any shares of Valero Common Stock registered in your name with Computershare (and vice versa).

Shares Registered Differently and Held in More Than One Account
If you receive more than one Notice, proxy card, voting instruction form, or email with instructions, that means your shares of Valero Common Stock are likely registered differently, and are held in more than one account. For example, you may own some shares of Valero Common Stock directly in your name in an account with Computershare (as in the case of unvested restricted shares) and/or may be the beneficial owner of shares of Valero Common Stock held in street name, such as shares held in a brokerage account. Additionally, the shares of Valero Common Stock that you beneficially own may be held in multiple accounts that are in turn held with one, or potentially multiple, brokers, banks, or other holders of record. Depending on the number of accounts through which you hold your shares, and how such shares are held, it is possible that you may receive multiple Notices, sets of proxy materials, emails with instructions, and/or control numbers. To ensure that all of your shares of Common Stock are voted, please vote at least once for each control number you receive. You can vote electronically by visiting www.proxyvote.com and following the instructions on that website, or through the other methods listed under “Voting by Proxy” below.

Difficulty Locating or Obtaining One or More Control Numbers
The control number for each applicable account through which you hold shares of Valero Common Stock is 16 digits, in the xxxx xxxx xxxx xxxx format, and can be found on the respective Notice, proxy card, voting instruction form, or email with instructions with respect to such account and shares. As discussed above under “Shares Registered Differently and Held in More Than One Account,” you may have more than one control number depending on the number of accounts through which you hold your shares, and how such shares are held.
Stockholders of Record and Plan Participants. Beginning approximately four weeks prior to the Annual Meeting, and through the close of the Annual Meeting, if you need assistance in locating a 16-digit control number for shares for which you are a stockholder of record, or for shares held through a Plan, please call Broadridge Financial Solutions, Inc. at (844) 983-0876 (U.S. toll-free) or (303) 562-9303 (international toll-free) for assistance.
Beneficial Owners. If you are a beneficial owner of shares held in street name, other than those beneficially owned through a Plan, you will need to contact the stockholder of record (e.g., your broker, bank, or other holder of record) for assistance with your 16-digit control number for any shares you hold in street name.
See “Stockholders of Record vs. Beneficial Owners of Shares Held in Street Name” above for more information.

Voting by Proxy
We encourage you to submit your proxy early prior to the virtual Annual Meeting, even if you plan to attend the virtual Annual Meeting, in order to ensure that all of your shares are properly and timely voted. To vote your shares, please follow the instructions in the Notice, proxy card, voting instruction form, or email with instructions. If you are a beneficial owner or a participant in any Plan, please carefully read the materials forwarded to you by or on behalf of the applicable Plan trustee or fiduciary (in the case of Plan participants), or your broker, bank, or other holder of record (in the case of other beneficial owners).
Stockholders can vote by proxy in three ways:
•By Internet – You can vote via the Internet by following the instructions in the Notice, proxy card, voting instruction form, or email with instructions, or by visiting www.proxyvote.com and following the instructions on that website.
•By Telephone – You can vote by telephone by following the instructions in the Notice, proxy card, voting instruction form, or email with instructions, or by calling (800) 690-6903 (toll-free) and following the instructions.
•By Mail – You can vote by mail by requesting (which includes any previous ongoing election for full-set mail delivery) a full set of proxy materials be sent to your home address, and you may complete the enclosed proxy card or voting instruction form and return it per the instructions on or included with the proxy card or voting instruction form.

86	2026 PROXY STATEMENT

2026 ANNUAL MEETING OF STOCKHOLDERS— IMPORTANT VOTING AND MEETING INFORMATION

If you vote by proxy, your shares will be voted at the Annual Meeting as you direct. If you execute your proxy but do not specify how you want your shares to be voted for a proposal, they will, to the extent permissible, be voted by the persons named as proxies in our proxy materials as the Board recommends for such proposal. See “Common Stock Held by Certain Valero Benefit Plans” above and “Broker Non-Votes” below for information on how uninstructed beneficially owned shares may be voted.
If you are a participant in any Plan, your proxy votes must be received by no later than 11:59 p.m. Eastern Time on May 4, 2026, in order to be timely processed and counted with respect to your Plan shares. If you are a stockholder of record, the control number you receive for your shares of Valero Common Stock held through any Plan will also represent the shares of Valero Common Stock registered in your name with Computershare as of the Record Date. While you may vote such registered shares up until 11:59 p.m. Eastern Time on May 6, 2026, or by attending and voting at the virtual Annual Meeting, any votes received after 11:59 p.m. Eastern Time on May 4, 2026, will not be timely with respect to shares held through any Plan, and may only apply to the shares of Valero Common Stock registered in your name with Computershare.

Changing and Revoking Proxies
Stockholders of record may change or revoke their proxy at any time before the Annual Meeting by Internet, phone, or mail if received prior to 11:59 p.m. Eastern Time on May 6, 2026, or by attending the Annual Meeting and following the voting instructions provided on the meeting website. If, however, you are a beneficial owner of shares held in street name, you must follow the instructions provided by or on behalf of your broker, bank, or other holder of record for changing or revoking your proxy. If your shares are held in any Plan, please refer to the voting instructions and relevant details in the materials provided to you by or on behalf of the applicable trustee or fiduciary for such Plan. If you are a stockholder of record, the proxy card and control number you receive for your shares of Common Stock held through any Plan will also represent the shares registered in your name with Computershare. See “Common Stock Held by Certain Valero Benefit Plans” and “Voting by Proxy” above and “Broker Non-Votes” below for information on how uninstructed beneficially owned shares may be voted and the Plan voting deadline.

Voting During the Annual Meeting
You must have the control number associated with each applicable account through which you hold shares of Valero Common Stock in order to vote the shares associated with such account. Depending on the number of accounts through which you hold your shares, and how such shares are held, it is possible that you may receive multiple Notices, sets of proxy materials, emails with instructions, and/or control numbers. See the disclosures under the caption “Shares Registered Differently and Held in More Than One Account” above for more information. Control numbers change each year and are not reusable from year to year. The control number for each applicable account through which you hold shares of Valero Common Stock is 16 digits, in the xxxx xxxx xxxx xxxx format, and can be found on the respective Notice, proxy card, voting instruction form, or email with instructions with respect to such account and shares. As discussed above, if you are a stockholder of record, the control number you receive for your shares held through any Plan will also represent the shares registered in your name with Computershare.
Stockholders of record and beneficial owners of shares held in street name (other than Plan participants with respect to shares held through any Plan) may vote shares held in a particular account during the virtual Annual Meeting by logging into the meeting website using the 16-digit control number associated with such shares and following the instructions provided on the website. If you are a beneficial owner or a participant in any Plan, please carefully read the materials forwarded to you by or on behalf of the applicable Plan trustee or fiduciary (in the case of Plan participants), or your broker, bank, or other holder of record (in the case of other beneficial owners). In order to vote all of your shares, you may need to log into the meeting website multiple times to vote the shares associated with each control number you receive. Participants in any Plan will not be able to vote the shares of Valero Common Stock held through such Plans at the Annual Meeting. However, stockholders of record will still be able to vote the shares registered in their name with Computershare at the Annual Meeting, even if the deadline for voting shares held through a Plan has passed. See “Difficulty Locating or Obtaining One or More Control Numbers” above for more information.

Required Votes
For Proposal No. 1, as required by Valero’s bylaws, each director is to be elected by a majority of votes cast with respect to that director’s election. Any director nominee who does not receive a majority of the votes cast is required to submit an irrevocable resignation to the Board, and the Nominating and Corporate Governance Committee will make a recommendation to the Board as to whether to accept or reject the resignation or take other action. The Board will, within 90 days following certification of the election results, publicly disclose its decision regarding any such resignation and the rationale behind the decision. Proposals Nos. 2 and 3 require approval by the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote.

2026 PROXY STATEMENT	87

2026 ANNUAL MEETING OF STOCKHOLDERS— IMPORTANT VOTING AND MEETING INFORMATION

Effect of Abstentions
Shares voted to abstain are treated as “present” for purposes of determining a quorum. In the election of directors (Proposal No. 1), pursuant to our bylaws, shares voted to abstain are not deemed “votes cast,” and are accordingly disregarded. When approval for a proposal requires (i) the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote (Proposals Nos. 2 and 3); or (ii) the affirmative vote of a majority of the voting power of the issued and outstanding Common Stock, then shares voted to abstain have the effect of a negative vote (a vote “against”).

Broker Non-Votes
Brokers holding shares must vote according to the specific instructions they receive from the beneficial owners of the stock. If your broker does not receive specific voting instructions from you, in certain cases the broker may vote the shares in the broker’s discretion. The NYSE does not allow brokers to vote on certain proposals without specific instructions from the beneficial owner. This results in a “broker non-vote” on the proposal. A broker non-vote (i) is treated as “present” for purposes of determining a quorum; (ii) has the effect of a negative vote when a majority of the voting power of the issued and outstanding shares is required for approval of a particular proposal; and (iii) has no effect when a majority of the voting power of the shares present in person or represented by proxy and entitled to vote or a plurality or majority of the votes cast is required for approval.
Proposal No. 3 is deemed to be a routine matter under NYSE rules. A broker or other nominee generally may vote uninstructed shares on routine matters, and therefore no broker non-votes are expected to occur for Proposal No. 3. Proposals Nos. 1 and 2 are considered non-routine matters under NYSE rules. Because a broker or other nominee cannot vote without instructions on non-routine matters, we expect a number of broker non-votes to occur on these proposals.

Solicitation of Proxies
Valero pays the cost for soliciting proxies and conducting the Annual Meeting. In addition to solicitation by mail, proxies may be solicited by personal interview, telephone, email, other electronic sources, and similar means by directors, officers, and employees of Valero, none of whom will be specially compensated for such activities. Valero also intends to request that brokers, banks, other holders of record, nominees, custodians, and fiduciaries, forward our proxy materials to beneficial owners, and will reimburse such brokers, banks, other holders of record, nominees, custodians, and fiduciaries for certain expenses incurred by them for such activities. Valero has also retained Innisfree M&A Incorporated, a proxy soliciting firm, to assist in the solicitation of proxies for a fee of $30,000, plus reimbursement of certain out-of-pocket expenses and variable amounts for any additional proxy solicitation services.

88	2026 PROXY STATEMENT

MISCELLANEOUS

Governance Documents and Codes of Ethics
Our Code of Ethics for Senior Financial Officers applies to our principal executive officer, principal financial officer, and controller and charges these officers with responsibilities regarding honest and ethical conduct, the preparation and quality of the disclosures in documents and reports we file with the SEC, and compliance with applicable laws, rules, and regulations. We have also adopted a Code of Business Conduct and Ethics which applies to all of our employees and directors and covers topics such as, among others, conflicts of interests, competition and fair dealing, discrimination and harassment, and ethics helpline reporting. We intend to disclose any future amendment to, or waiver from, either of these codes by posting such information on our website.
In addition to such codes, we post the following documents, among others, on our website (under Investors > Governance & Engagement). A printed copy of these documents is available to any stockholder upon written request directed to Valero’s Corporate Secretary at the address indicated below under “Stockholder Communications, Nominations, and Proposals.”
•Restated Certificate of Incorporation
•Bylaws
•Code of Business Conduct and Ethics
•Code of Ethics for Senior Financial Officers
•Corporate Governance Guidelines
•Conduct Guidelines for Business Partners
•Audit Committee Charter
•Human Resources and Compensation Committee Charter
•Nominating and Corporate Governance Committee Charter
•Sustainability and Public Policy Committee Charter
•Related Party Transactions Policy
•Compensation Consultant Disclosure Policy
•Executive Compensation Clawback Policy
•Political Contributions, Lobbying and Trade Associations Policy
•Policy on Vesting of Performance Shares Upon a Change of Control of Valero
•Health, Safety and Environmental Policy Statement
•Stock Ownership and Retention Guidelines for Directors and Officers

Stockholder Communications, Nominations, and Proposals
Stockholders and other interested parties may communicate with the Board, its non-management directors, and/or the Lead Director by sending a written communication addressed to “Board of Directors,” “Non-Management Directors,” or “Lead Director” in care of Valero’s Corporate Secretary at the address indicated in the following paragraph with respect to stockholder proposals pursuant to Rule 14a-8 of the Exchange Act. Such correspondence will be forwarded as appropriate, except for personal grievances, business or personal solicitations/advertisements, or matters unrelated to the Board’s functions or that are hostile, threatening, or profane.
In order to submit a stockholder proposal for inclusion in our proxy statement for the 2027 annual meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act, our Corporate Secretary must receive your written proposal by November 19, 2026, at our principal executive office at the following address: Valero Energy Corporation, Attn: Corporate Secretary, One Valero Way, San Antonio, Texas 78249. Such proposal must comply with Rule 14a-8 of the Exchange Act and otherwise be proper under applicable law, rules, and regulations, as well as our charter and bylaws. To present a stockholder proposal at the 2027 annual meeting of stockholders other than pursuant to Rule 14a-8 of the Exchange Act, or to nominate a person for election to our Board, you must follow the procedures stated in Article I, Section 9 of our bylaws (and any related provisions therein), including the requirement that your proposal be delivered in writing to Valero’s Corporate Secretary not later than the close of business on the 90th day or earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. If the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, your notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day we first publicly announce the date of the 2027 annual meeting of stockholders. Stockholders who intend to solicit proxies in support of any of their own director nominees must also comply with the additional requirements of Rule 14a-19(b) of the Exchange Act by March 8, 2027.

2026 PROXY STATEMENT	89

MISCELLANEOUS

An eligible stockholder, or eligible group of stockholders, that wants to nominate a candidate for election to the Board pursuant to the proxy access provisions of our bylaws must follow the procedures stated in Article I, Section 9A of our bylaws (and any related provisions therein). These procedures include the requirement that your nomination must be delivered in writing to Valero’s Corporate Secretary not later than the close of business on the 120th day or earlier than the close of business on the 150th day prior to the first anniversary of the preceding year’s annual meeting. If the date of the 2027 annual meeting of stockholders is more than 30 days before or more than 60 days after such anniversary date, your notice must be delivered not later than the 120th day prior to such annual meeting or, if later, the 10th day following the day we first publicly announce the date of such annual meeting. Stockholders are urged to review all applicable rules and consult legal counsel before submitting a nomination or proposal to Valero.

Other Business
If any matters not referred to in the proxy materials properly come before the Annual Meeting or any adjournments or postponements thereof, executed proxies solicited hereunder will, to the extent permissible, confer discretionary authority on the individuals named as proxies in our proxy materials to vote such shares represented by proxy on such matters in accordance with their best judgments. The Board is not currently aware of any other matters that may be presented for action at the Annual Meeting.

Financial Statements
Financial statements and related information for Valero, including audited financial statements for the fiscal year ended December 31, 2025, are contained in our annual report on Form 10-K for such year and filed with the SEC. You may review this report on the Internet as indicated in the Notice and through our website (under Investors > Financials > SEC Filings).

Householding
The SEC’s rules allow companies to send a single Notice or single copy of annual reports, proxy statements, prospectuses, and other disclosure documents to two or more stockholders sharing the same address, subject to certain conditions. These “householding” rules, which we have adopted, are intended to provide greater convenience for stockholders, and cost savings for companies, by reducing the number of duplicate documents that stockholders receive. If your shares are held by an intermediary broker, dealer, or bank in “street name,” your consent to householding may be sought, or may already have been sought, by or on behalf of the intermediary. If you prefer to receive your own set of proxy materials now or in future years, you may request a duplicate set by (i) visiting www.proxyvote.com; (ii) calling (800) 579-1639; or (iii) emailing sendmaterial@proxyvote.com (if emailing, include your control number), or you may contact your broker, and we will promptly deliver such materials.
If you and another stockholder of record with whom you share an address are receiving multiple copies of our proxy materials, you can request to participate in householding and receive a single copy of our proxy materials in the future by calling Broadridge Financial Solutions, Inc. at (866) 540-7095 or by writing to Broadridge Financial Solutions, Inc., Attn: Householding Dept., 51 Mercedes Way, Edgewood, NY 11717. If a broker or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing stockholders to consent to such elimination, or through implied consent if a stockholder does not request continuation of duplicate mailings. Because not all brokers and nominees may offer stockholders the opportunity to request eliminating duplicate mailings, you may need to contact your broker or nominee directly to discontinue duplicate mailings to your household.

Transfer Agent
Computershare Investor Services serves as our transfer agent, registrar, and dividend paying agent with respect to our Common Stock. Correspondence related to any stock accounts, dividends, or transfers of stock certificates should be addressed to: Computershare Investor Services Shareholder Communications at either P.O. Box 43078, Providence, RI, 02940-3078 (if by regular mail); or 150 Royall Street, Suite 101, Canton, MA, 02021 (if by overnight delivery). Computershare Investor Services can also be reached by telephone at (888) 470-2938 or (312) 360-5261 and on the Internet at www.computershare.com.

90	2026 PROXY STATEMENT

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 6, 2026 for shares held directly. Vote by 11:59 p.m. Eastern Time on May 4, 2026 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/VLO2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 6, 2026 for shares held directly. Vote by 11:59 p.m. Eastern Time on May 4, 2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V85163-P41756 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VALERO ENERGY CORPORATION

The Board of Directors recommends you vote "FOR" the following action:

1. Elect directors to serve until the 2027 Annual Meeting of Stockholders.

Nominees:	For	Against	Abstain
1a. Fred M. Diaz	☐	☐	☐
1b. H. Paulett Eberhart	☐	☐	☐
1c. Marie A. Ffolkes	☐	☐	☐
1d. Kimberly S. Greene	☐	☐	☐
1e. Deborah P. Majoras	☐	☐	☐
1f. Eric D. Mullins	☐	☐	☐
1g. Robert L. Reymond	☐	☐	☐
1h. R. Lane Riggs	☐	☐	☐
1i. Randall J. Weisenburger	☐	☐	☐
1j. Rayford Wilkins, Jr.	☐	☐	☐

The Board of Directors recommends you vote "FOR" Proposals 2 and 3.	For	Against	Abstain
2. Advisory vote to approve the 2025 compensation of named executive officers.	☐	☐	☐
3. Ratify the appointment of KPMG LLP as Valero's independent registered public accounting firm for 2026.	☐	☐	☐

NOTE: To act upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

V85164-P41756

VALERO ENERGY CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
May 7, 2026
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby revoke(s) all previous proxies and appoint(s) R. Lane Riggs, Richard J. Walsh, and Jude A. Dworaczyk, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Valero Energy Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on Thursday, May 7, 2026 at 11:00 a.m., Central Time, at www.virtualshareholdermeeting.com/VLO2026, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES FOR DIRECTOR, AND "FOR" PROPOSALS 2 AND 3. IF ANY OTHER MATTERS ARE VOTED ON AT THE MEETING, THIS PROXY WILL BE VOTED BY THE NAMED PROXIES ON SUCH MATTERS IN THEIR SOLE DISCRETION.

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE THE SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

Continued and to be signed on reverse side